Exhibit 10.2

EXECUTION VERSION

Prudential plc	Jackson Financial Inc.
1 Angel Court	1 Corporate Way
London EC2R 7AG	Lansing, MI 48951
UK	USA

August 6, 2021

Athene Co-Invest Reinsurance Affiliate 1A Ltd.

Second Floor, Washington House

16 Church Street

Hamilton, HM 11

Bermuda

Re: Tag-Along Right and Demerger Matters

Ladies and Gentlemen:

Reference is made to the Investment Agreement (the “Investment Agreement”), dated as June 18, 2020, by and between Athene Life Re Ltd., a Bermuda Class E insurer under the Bermuda Insurance Act 1978 (“Athene Life Re”), and Jackson Financial Inc. (f/k/a Brooke (Holdco1) Inc.), a Delaware corporation (the “Company”), pursuant to which Athene Life Re purchased eighty-seven (87) shares of Class A Common Stock and thirteen (13) shares of Class B Common Stock.

WHEREAS, in connection with the consummation of the transactions contemplated by the Investment Agreement, Athene Life Re entered into that certain (i) Stockholders Agreement (the “Stockholders Agreement”), dated as of July 17, 2020, with the Company and Prudential (US Holdco 1) Limited, a UK limited company (“PUSH”), and (ii) Registration Rights Agreement (the “Original Athene Registration Rights Agreement”), dated as of July 17, 2020, with the Company.

WHEREAS, on July 17, 2020, Athene Life Re and the Company entered into that certain Joinder Agreement with Athene Co-Invest Reinsurance Affiliate 1A Ltd. (the “Investor”), pursuant to which the Investor purchased 100% of the shares of the Company owned by Athene Life Re and agreed to have all of the rights, and be bound by all of the covenants and agreements, of Athene Life Re under the Investment Agreement, the Stockholders Agreement and the Original Athene Registration Rights Agreement.

WHEREAS, it is contemplated that the Company will file a Form 10 in connection with the demerger by Prudential plc (“Prudential”) of the Company (the “Demerger”) and that, in connection with the consummation of the Demerger, (i) PUSH will transfer its Equity Securities to Prudential Corporation Asia Limited (“PCAL”), which in turn will transfer such Equity Securities to Prudential, (ii) the Company, Prudential and the Investor will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), and, pursuant to the terms thereof, the Original Athene Registration Rights Agreement will terminate, and (iii) certain rights of the Investor under the Stockholders Agreement, including its tag-along rights, will terminate.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Prudential and the Investor hereby agree as follows, and the Company is joined to this letter agreement (this “Agreement”) solely for purposes of Sections 2-13:

1. Tag-Along Right.

a. General. In the event of a proposed Transfer of Equity Securities by Prudential or any of its Affiliates (the “Transferring Stockholder”) to any Person (other than Transfers (i) to Affiliates, (ii) in connection with an SEC-registered offering or (iii) to the public through a broker, dealer or market maker pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act)), each of the Investor and its Permitted Transferees (each, a “Tag-Along Participant”) shall have the right to participate in such proposed Transfer in the manner set forth in this Section 1 (a “Tag-Along Transaction”).

b. Required Tag-Along Notice. Prior to any such Transfer described in Section 1(a), the Transferring Stockholder shall deliver to the potential Tag-Along Participants written notice (the “Transfer Notice”), which notice shall state (i) the name of the proposed Transferee, (ii) the number and form of Equity Securities proposed to be Transferred (the “Tag-Along Securities”) (including a calculation of the number of shares of Common Stock underlying any Tag-Along Securities to the extent not shares of Common Stock), (iii) the proposed purchase price therefor, including a description of any non-cash consideration, and (iv) a summary of the other material terms and conditions of the proposed Transfer, including the proposed Transfer date (which date may not be less than thirty (30) days after delivery of the Transfer Notice).

c. Exercise of Tag-Along Right. The Tag-Along Participants may, subject to the limitations set forth in this Section 1(c), in the aggregate Transfer to the proposed Transferee identified in the Transfer Notice up to a percentage (the “Tag-Along Percentage”) of the Tag-Along Participants’ aggregate beneficial ownership of Equity Securities equal to the percentage of the Equity Securities beneficially owned by the Transferring Stockholder represented by the number of Tag-Along Securities set forth in the Transfer Notice by giving written notice (the “Tag-Along Acceptance Notice”) to the Transferring Stockholder within fifteen (15) Business Days after receipt of the Transfer Notice, stating that such Tag-Along Participant elects to exercise its tag-along right under this Section 1 and stating the maximum number of Equity Securities sought to be Transferred by such Tag-Along Participant; provided that, in the event the Tag-Along Participants in the aggregate seek to sell more Equity Securities than are permitted by this Section 1(c), then the amount to be sold shall be allocated among the Tag-Along Participants on a pro rata basis based upon the number of Equity Securities beneficially owned by each or in such other manner as may be mutually agreed by the participating Tag-Along Participants. Each Tag-Along Participant shall be deemed to have waived its tag-along right hereunder if it fails to give the Tag-Along Acceptance Notice within the prescribed time period. The proposed Transferee of Tag-Along Securities will not be obligated to purchase a number of Equity Securities exceeding that set forth in the Transfer Notice and, in the event such Transferee elects to purchase less than all of the additional Equity Securities sought to be Transferred by the Tag-Along Participants, the number of Equity Securities to be Transferred by the Transferring Stockholder shall be reduced to the Transferring Stockholder’s Pro Rata Portion and the number of Equity Securities to be Transferred by the Tag-Along Participants in the aggregate shall be reduced to the Tag-Along Participants’ aggregate Pro Rata Portion.

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d. Delivery of Securities. A Tag-Along Participant, in exercising its tag-along right hereunder, shall deliver to the Transferring Stockholder at the closing of the Transfer of the Transferring Stockholder’s Tag-Along Securities to the Transferee certificates representing the Tag-Along Securities to be Transferred by such holder (free and clear of any liens or encumbrances other than those existing under applicable securities Laws and pursuant to this Agreement and the Registration Rights Agreement), duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds. The shares of Class B Common Stock held by Investor or its Permitted Transferees subject to the Tag-Along Transaction shall convert into Class A Common Stock on a 1:1 basis immediately prior to such Tag-Along Transaction.

e. Consideration; Representations; No Liability. In connection with any Tag-Along Transaction, all Tag-Along Participants who participate in such transaction shall be obligated, if applicable, to vote (or consent in writing, as the case may be) all Equity Securities with voting rights held by them in favor of any Tag-Along Transaction and shall execute all documents, including a sale or purchase agreement, reasonably requested by the Transferring Stockholder containing the terms and conditions of the Tag-Along Transaction; provided that each Tag-Along Participant shall agree to make customary representations, and shall agree to customary covenants, indemnities and agreements so long as they are made severally and not jointly; provided, further, that (i) any general indemnity given by the Transferring Stockholder to the Transferee in connection with such sale that is applicable to liabilities not specific to the Transferring Stockholder shall be apportioned among the Tag-Along Participants and the Transferring Stockholder on a pro rata basis, based on the consideration received by each such Stockholder in respect of its Equity Securities to be Transferred and shall not exceed such Stockholder’s net proceeds from the sale, (ii) any representation relating specifically to a Stockholder or its ownership of the Equity Securities to be Transferred shall be made only by such Stockholder and (iii) in no event shall any Tag-Along Participant be obligated to agree to any non-competition covenant, employee non-solicit covenant or other similar agreement restricting the business operations of such Tag-Along Participant or its Affiliates as a condition to participating in such Tag-Along Transaction. Each Tag-Along Participant and the Transferring Stockholder shall receive consideration in the same form and per share amount (on a per Common Stock equivalent basis) after deduction of such Stockholder’s proportionate share of the related expenses (to the extent such expenses are not borne by the Transferee); provided, however, that if the Transferring Stockholder is given an option as to the form and amount of consideration to be received, all Tag-Along Participants shall be given the same option. The proposed closing of the Tag-Along Transaction may be extended beyond the date described in the Transfer Notice to the extent necessary to obtain required governmental approvals and other required third-party approvals and the Transferring Stockholder shall use its reasonable best efforts to obtain such approvals. The Transferring Stockholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Tag-Along Transaction subject to this Section 1 and the terms and conditions thereof. No Stockholder or Affiliate of a Stockholder shall have any liability to any other Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and

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conditions of any proposed Tag-Along Transaction subject to this Section 1, except to the extent such Stockholder shall have failed to comply with the provisions of this Section 1. In addition, no Tag-Along Participant participating in a Tag-Along Transaction shall exercise any rights of appraisal or dissenters rights that such Tag-Along Participant may have (whether under applicable Law or otherwise) in connection with any proposed Tag-Along Transaction.

f. Fees and Expenses. The fees and expenses incurred in connection with a Tag-Along Transaction and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Transferee, shall be shared by all Tag-Along Participants and the Transferring Stockholder on a pro rata basis, based on the consideration received by each such Stockholder in respect of its Equity Securities to be Transferred; provided that no such Tag-Along Participant shall be obligated to make any out-of-pocket expenditure in respect of such fees or expenses prior to the consummation of the such Tag-Along Transaction (excluding de minimis expenditures).

g. Satisfaction of Tag-Along Obligations After Sale. Notwithstanding the foregoing requirements of this Section 1, the Transferring Stockholder may satisfy its obligations under this Section 1 by proceeding with the Transfer of the Tag-Along Securities and, after the closing of such Transfer, acquiring (or causing the proposed Transferee to acquire) the Equity Securities that each electing Tag-Along Participant was otherwise entitled to sell under this Section 1 on the same terms and conditions as the Transfer by the Transferring Stockholder of such Tag-Along Securities (for the avoidance of doubt, including with respect to indemnification, but for the benefit of the Transferring Stockholder, such as to put each of the Transferring Stockholder and Tag-Along Participants in substantially the same position as if the sale had been made by the Tag-Along Participants directly to the Transferee).

2. Demerger Matters.

a. Demerger Consent. Subject to Sections 2(b), 2(c) and 2(d) of this Agreement, the Investor hereby provides its written consent, pursuant to Section 2.4 of the Stockholders Agreement, to the following actions to be taken by the Company and Prudential in connection with the Demerger: (i) the amendment and restatement of the Company’s certificate of incorporation in substantially the form attached hereto as Exhibit 1, (ii) the entry by the Company into the Demerger Agreement in substantially the form attached hereto as Exhibit 2, (iii) the entry by the Company into the Registration Rights Agreement with Prudential and the Investor in substantially the form attached hereto as Exhibit 3 and (iv) the entry by the Company into the Deed relating to the residual liabilities of Furnival Insurance Company PCC Limited with Prudential and Furnival Insurance Company PCC Limited in substantially the form attached hereto as Exhibit 4. The Investor also hereby agrees that, in connection with PUSH’s transfer of its Equity Securities to PCAL and PCAL’s transfer of such Equity Securities to Prudential in connection with the preparation for the Demerger distribution by Prudential to its shareholders, PCAL will not have to execute and deliver a joinder agreement pursuant to Section 3.1(c) of the Stockholders Agreement, it being understood that Prudential will execute and deliver such a joinder agreement in accordance with Section 3.1(c) of the Stockholders Agreement at the time of the transfer of such Equity Securities by PCAL to Prudential.

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b. Investor Consents. The parties hereto acknowledge and agree that, notwithstanding anything contained in this Agreement or the Demerger Agreement to the contrary, the Investor’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) shall be required for (i) any agreement between the Company and Prudential, pursuant to Clause 5.3 of the Demerger Agreement, to exclude any amounts outstanding at Completion between any Prudential Group Company and any Jackson Group Company from the settlement and payoff provisions of Clause 5.3 of the Demerger Agreement, (ii) any consent, agreement or other action under the Demerger Agreement that would result in the Company being responsible for any matter relating to the Prudential Business in contravention of Clause 7.1 of the Demerger Agreement, (iii) any sharing arrangement with respect to agreements or contractual arrangements with third parties that relate to both the Prudential Business and the Jackson Business that is entered into between any Prudential Group Company and any Jackson Group Company pursuant to Clause 9.4 of the Demerger Agreement, (iv) any allocation to any Jackson Group Company or any Prudential Group Company, pursuant to Clause 16 of the Demerger Agreement, of any property, business or other assets or rights not exclusively used in the Jackson Business or the Prudential Business, (v) any agreement between the Company and Prudential to include any obligation, claims, liabilities or expenses of or incurred by any Jackson Group Company as an Excluded Prudential Business Liability, (vi) any written agreement between the Company and Prudential that would result in the Company being responsible for any Costs incurred by Prudential pursuant to Clause 18.2 of the Demerger Agreement or (vii) any amendment to any material provision of the Demerger Agreement and any waiver by the Company of any material rights or obligations under the Demerger Agreement.

c. Company Common Stock Value. The parties hereto acknowledge and agree that the Company shall have no obligation pursuant to Schedule 2 of the Demerger Agreement to indemnify or pay any Prudential Group Company in respect of any losses, Costs, damages or expenses suffered or arising directly or indirectly from or in consequence of any claims relating to the value of the Company’s Common Stock.

d. Separation Committee Reports. The Company and Prudential shall deliver or cause to be delivered to the Investor (i) written reports summarizing any activities, meetings or actions taken by the Separation Committee as soon as reasonably practicable following the occurrence thereof and (ii) such other information and data with respect to the implementation of the Demerger and the Demerger Agreement as the Investor reasonably requests.

3. Registered Offerings of Company Securities. Prudential shall promptly notify the Investor in writing upon submitting any request to the Company for a Demand Registration pursuant to Section 2.2 of the Registration Rights Agreement. If the Investor notifies Prudential in writing within two (2) Business Days following its receipt of such notice from Prudential that the Investor desires to include Registrable Securities held by any member of the Athene Affiliated Group in such registered offering, then Prudential agrees to consider in good faith whether to allow the applicable members of the Athene Affiliated Group to participate in such Demand Registration; provided, however, that Prudential shall have no obligation to allow any member of the Athene Affiliated Group to participate in such Demand Registration to the extent that Prudential reasonably believes that the inclusion of the Registrable Securities requested by the Investor to be included in the registered offering would have an adverse effect on the price, timing or distribution of the securities offered by a member of the Prudential Affiliated Group or

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the market for the securities offered by a member of the Prudential Affiliated Group. If Prudential agrees to allow the applicable members of the Athene Affiliated Group to participate in such Demand Registration, then the Company and Prudential shall use reasonable best efforts and cooperate in good faith to include in such Demand Registration the number of Registrable Securities requested by the Investor to be registered and agreed by the Company and Prudential to be so included. Inclusion of any such Registrable Securities held by any member of the Athene Affiliated Group shall not count as a request for a Demand Registration by a member of the Athene Affiliated Group pursuant to the Registration Rights Agreement.

4. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Demerger Agreement or the Registration Rights Agreement, as applicable. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person; provided that in no event shall (i) any pooled investment vehicle, fund, managed account or other client to which Apollo Global Management, Inc. or any of its respective Affiliates or Subsidiaries provides investment advice or otherwise serves in a fiduciary capacity or (ii) any portfolio company in which the entities described in clause (i) directly or indirectly hold investments be deemed an Affiliate of the Investor.

“beneficial owner” or “beneficially own” has the meaning assigned such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Common Stock or other Equity Securities of the Company shall be calculated in accordance with the provisions of such Rule, but without taking into account any contractual restrictions or limitations on voting or other rights; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Lansing, Michigan or New York, New York are required or authorized by Law to remain closed.

“Common Stock” means the Company’s common stock, par value $0.01 per share, including the Class A Common Stock and the Class B Common Stock.

“control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled,” “controlled by,” “under common control with” and “controlling” shall have correlative meanings.

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“Equity Securities” means (i) any and all shares of Common Stock or other equity securities of the Company and (ii) any and all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) such shares or other equity securities of the Company (including any notes or other debt securities convertible into or exchangeable for such shares or other equity securities of the Company).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Body” means any domestic or foreign government, including any foreign, federal, state, provincial, local, territorial or municipal government or any governmental division, agency or authority thereof, court or judicial authority, tribunal or commission.

“Investment Vehicle” means any investment fund, investment vehicle or holding company in which Athene Holding Ltd. or any of its Subsidiaries holds an economic interest and which investment fund, investment vehicle or holding company is primarily invested in insurance-related businesses.

“Law” means any foreign, federal, state or local law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Body.

“Permitted Transferee” means, with respect to the Investor and its Permitted Transferees, (i) any Affiliate of the Investor and (ii) any Investment Vehicle; provided that in no event shall the Company or any of its Subsidiaries constitute a “Permitted Transferee” of the Investor or its Permitted Transferees.

“Person” means any natural person, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, group, association or unincorporated organization or any other form of business or professional entity, but does not include a Governmental Body.

“Pro Rata Portion” means, with respect to the Tag-Along Participants in the aggregate or the Transferring Stockholder, the number of Equity Securities equal to the product of (A) the total number of Equity Securities to be Transferred to the proposed Transferee that the proposed Transferee has elected to purchase and (B) the fraction determined by dividing (x) the total number of shares of Common Stock proposed to be Transferred by all of the Tag-Along Participants in the aggregate (up to the number of shares of Common Stock representing such Tag-Along Participants’ Tag-Along Percentage) or the Transferring Stockholder, as applicable, by (y) the total number of shares of Common Stock proposed to be Transferred by (1) all of the Tag-Along Participants who have delivered Tag-Along Acceptance Notices with respect to such shares of Common Stock in response to the particular Transfer Notice (up to the number of shares of Common Stock representing such Tag-Along Participants’ Tag-Along Percentage), (2) the Transferring Stockholder and (3) any employees of the Company or its Subsidiaries who are entitled to tag-along rights pursuant to the terms of any applicable equity award grant, management incentive plan or any management stockholder agreement with the Company, in each case that is approved by the Board, to which such employee is a party and who have elected to participate in such Transfer.

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“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than fifty percent (50%) of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than fifty percent (50%) of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person. The noun “Transfer” has a meaning correlative to the foregoing.

“Transferee” means any Person to whom any Stockholder Transfers Equity Securities in accordance with the terms hereof.

5. Termination. The rights and obligations of the parties pursuant to Section 1 of this Agreement shall automatically terminate upon the earlier of such time as (i) the Investor and its Permitted Transferees no longer beneficially own any Equity Securities and (ii) Prudential and its Affiliates no longer beneficially own any Equity Securities. The rights and obligations of the parties pursuant to Section 2(b), Section 2(c) and Section 2(d) of this Agreement shall automatically terminate upon the earlier of such time as (i) the fifth anniversary of the completion of the Demerger and (ii) the Investor and the other members of the Athene Affiliated Group collectively no longer beneficially own at least five percent (5%) of the outstanding Common Stock. The rights and obligations of the parties pursuant to Section 3 of this Agreement shall automatically terminate upon the termination of the Registration Rights Agreement with respect to either party pursuant to Section 4.1 of the Registration Rights Agreement.

6. Amendments. This Agreement may be changed, modified or amended, and the provisions and terms hereof may be waived, or the time for its performance extended, only by instrument in writing signed by each of the parties hereto, or, in the case of a waiver, by the party waiving compliance with such provision or term. Any change or modification to this Agreement shall be null and void, unless made by written amendment to this Agreement and signed by each of the parties hereto.

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7. Entire Agreement; Third Party Beneficiaries. Except as otherwise expressly set forth herein (or in the Registration Rights Agreement), this Agreement, together with the Registration Rights Agreement, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way (other than, for the avoidance of doubt, the Investment Agreement and the Stockholders Agreement). This Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision thereof.

8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

9. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

a. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (i) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement.

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b. Each party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9(b).

10. Specific Performance. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, each non-breaching party may in its sole discretion apply to any court of Law or equity of competent jurisdiction for, and have the right to, specific performance and/or injunctive relief (without posting a bond or other security) in order to prevent any violation of the provisions of this Agreement and enforce specifically the terms and provisions hereof, and if any action should be brought in equity to enforce any of the provisions of this Agreement none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

13. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission in “pdf” or equivalent format will be deemed to be original signatures.

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If you agree that this Agreement accurately describes our mutual intentions and agreements, kindly so indicate by signing this letter agreement in the space provided below and returning it to the undersigned.

Very truly yours,

PRUDENTIAL PLC

By:	/s/ Mark FitzPatrick
	Name:	Mark FitzPatrick
	Title:	Group CFO & COO

Solely for purposes of Sections 2-13:

JACKSON FINANCIAL INC.

By:	/s/ Marcia Wadsten
	Name:	Marcia Wadsten
	Title:	Executive Vice President and
Chief Financial Officer

Acknowledged and agreed as of the date first set forth above:

ATHENE CO-INVEST REINSURANCE AFFILIATE 1A LTD.

By:	/s/ Bradley Molitor
Name: Bradley Molitor
Title: Chief Financial Officer

[Signature Page to Side Letter Agreement]

EXHIBIT 1

Form of Second Amended and Restated Certificate of Incorporation

[See attached]

Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JACKSON FINANCIAL INC.

Jackson Financial Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Jackson Financial Inc.

2. The Corporation was incorporated under the name Brooke (Holdco1) Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 28, 2006, as amended by the filing of that certain Certificate of Amendment to Certificate of Incorporation of Brooke (Holdco1) Inc. on May 3, 2011, and as further amended and restated by the filing of that certain Amended and Restated Certificate of Incorporation of Brooke (Holdco1) Inc. on July 17, 2020.

3. This Second Amended and Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation (herein called the “Corporation”) is Jackson Financial Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,100,000,000, consisting of: (x) 1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), issuable in two classes as hereinafter provided, and (y) 100,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided in paragraph 11 of this Article Fourth. The Common Stock shall be issuable in classes as follows:

a.	900,000,000 shares of Common Stock shall be of a class designated as “Class A Common Stock” (the “Class A Common Stock”); and

b.	100,000,000 shares of Common Stock shall be of a class designated as “Class B Common Stock” (the “Class B Common Stock”).

c.

Reclassification of Common Stock. Upon this Second Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), and without any further action of the Corporation or any stockholder, each share of Class A Common Stock (the “Existing Class A Common Stock”) issued and outstanding or held as treasury stock, in each case, immediately prior to the Effective Time shall be automatically reclassified as and converted into (the “Class A Reclassification”) 104,960.3836276 shares of Class A Common Stock, par value $0.01 per share, of the Corporation (the “New Class A Common Stock”) and each share of Class B Common Stock (the “Existing Class B Common Stock”) issued and outstanding or held as treasury stock, in each case, immediately prior to the Effective Time shall be automatically reclassified as and converted into (the “Class B Reclassification” and, together the Class A Reclassification, the “Reclassification”) 104,960.3836276 shares of Class B Common Stock, par value $0.01 per share, of the Corporation (the “New Class B Common Stock” and, together with the New Class A Common Stock, the “New Common Stock”), as applicable. No fractional shares of New Common Stock shall be issued upon the Reclassification. If any fraction of a share of New Common Stock would otherwise be issuable upon the Reclassification, the Corporation shall, in lieu of issuing any fractional shares of New Common Stock, pay to each stockholder who would otherwise be entitled to receive a fractional share an amount in cash equal to such fraction multiplied by the fair market value per share of the New Common Stock, as determined by the board of directors of the Corporation, computed to the nearest whole cent. Each stock certificate and book-entry position that, immediately prior to the Effective Time, represented shares of Existing Class A Common Stock or Existing Class B Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Class A Common Stock or New Class B Common Stock, respectively, into which the shares formerly represented by such certificate or book-entry position have been automatically reclassified and converted pursuant to the Reclassification.

The description of the Common Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter set forth in this Article Fourth. Each share of Class A Common Stock and each share of Class B Common Stock shall, except as otherwise provided in this Article Fourth, be identical in all respects and shall have equal rights, powers and privileges.

1.	Definitions. The following words and expressions shall have the following meanings, respectively:

“9.9% Stockholder” means a Person who, together with its Affiliates and Permitted Transferees, beneficially owns shares of Common Stock that entitle such Persons in the aggregate to at least nine and nine-tenths percent (9.9%) of the voting rights associated with the issued and outstanding shares of Common Stock.

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided, that in no event shall (i) any pooled investment vehicle, fund, managed account or other client to which Apollo Global Management, Inc. or any of its respective Affiliates or Subsidiaries provides investment advice or otherwise serves in a fiduciary capacity or (ii) any portfolio company in which the entities described in clause (i) directly or indirectly hold investments be deemed an Affiliate of Kate Investor.

“Change of Control Transaction” means (i) the sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the board of directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation, taken as a whole); provided that any sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition of property or assets exclusively between or among the Corporation and any wholly owned direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination or other similar transaction of the Corporation with or into any other entity, other than a merger, consolidation, business combination or other similar transaction that would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent that constitute Equivalent Securities) more than fifty percent (50%) of the total voting power represented by the Voting Securities, as outstanding immediately after such merger, consolidation, business combination or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination or other similar transaction owning Voting Securities or voting securities of the surviving entity or its parent immediately following the merger, consolidation, business combination or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities immediately prior to the transaction; or (iii) a recapitalization, liquidation, dissolution or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution or other similar transaction that would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent that constitute Equivalent Securities) more than fifty percent (50%) of the total combined voting power represented by the Voting Securities, as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction owning Voting Securities or voting securities of the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities immediately prior to the transaction.

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“Class A Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Common Stock.

“Class B Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Common Stock.

“Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise. Control shall be presumed to exist if any Person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing ten percent (10%) or more of the voting securities of any other Person. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings.

“Convertible Securities” means (i) any securities of the Corporation (other than Class A Common Stock or Class B Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (ii) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

“Equivalent Securities” has the meaning set forth in Article Fourth, Section 5(b).

“Kate Investor” has the meaning set forth in the Stockholders Agreement.

“Permitted Transferee” has the meaning set forth in the Stockholders Agreement.

“Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

“Share Distribution” means a dividend or distribution (including a dividend or distribution made in connection with any stock-split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person.

“Stockholders Agreement” means the Stockholders Agreement, dated as of July 17, 2020, by and among the Corporation, Prudential (US Holdco 1) Limited, Athene Life Re Ltd. and any Person who becomes a party thereto pursuant to Section 3.1(c) thereof.

“Underlying Securities” means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

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“Voting Securities” means the Class A Common Stock and Class B Common Stock.

2.

Voting Rights. Except as otherwise expressly provided herein or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders of the Corporation, each holder of shares of Class A Common Stock shall be entitled to one vote for each such share, and each holder of shares of Class B Common Stock shall be entitled to one-tenth of one vote for each such share. Except as otherwise expressly provided herein or in a Preferred Stock Certificate of Designation (as defined herein), the number of authorized shares of Common Stock or Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted, and no vote of the holders of shares of Common Stock or shares of Preferred Stock voting separately as a class shall be required therefor. Except as may be required by the DGCL or as provided in herein or in a Preferred Stock Certificate of Designation, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and the holders of shares of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

3.	Conversion of Class B Common Stock.

(a) Automatic Conversion. At any time that a holder of shares of Class B Common Stock is not a 9.9% Stockholder, all of such holder’s shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on a one-to-one basis; provided that, if following such conversion, such holder would be a 9.9% Stockholder, the number of shares of Class B Common Stock that shall automatically convert into shares of Class A Common Stock shall equal the number that, when added to the number of shares of Class A Common Stock owned by such holder and its Affiliates and Permitted Transferees prior to such conversion and the number of shares of Class B Common Stock owned by such holder and its Affiliates and Permitted Transferees following such conversion, equals nine and nine-tenths percent (9.9%) of the total voting power of the issued and outstanding shares of Common Stock following such conversion (rounded down to the nearest whole share).

(b) Conversion Upon Transfer. Shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on a one-to-one basis upon any Person other than Kate Investor or its Affiliates or Permitted Transferees becoming the owner of such shares.

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(c)Effect of Conversion. Any shares of Class B Common Stock converted pursuant to this Certificate of Incorporation shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

4.

Dividends. Whenever a dividend other than a Share Distribution is paid to the holders of any class of Common Stock then outstanding, the Corporation shall also pay to the holders of each other class of Common Stock then outstanding an equal dividend per share on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. Dividends shall be payable only as and when declared by the board of directors of the Corporation out of assets of the Corporation legally available therefor.

5.

Share Distribution. If at any time a Share Distribution is to be made with respect to shares of Class A Common Stock or Class B Common Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of shares of the other class of Common Stock then outstanding, and in all events, only as follows (unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class):

(a) a Share Distribution may be declared and paid on an equal per share basis among the shares of Class A Common Stock and shares of Class B Common Stock consisting of (i) shares of Class A Common Stock or Class A Convertible Securities that are Equivalent Securities declared and paid to holders of shares of Class A Common Stock and (ii) shares of Class B Common Stock or Class B Convertible Securities that are Equivalent Securities declared and paid to holders of shares of Class B Common Stock (for the avoidance of doubt, shares of Class A Common Stock or Class A Convertible Securities may not be issued, paid or otherwise distributed to holders of Class B Common Stock or Class B Convertible Securities unless approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon);

(b) a Share Distribution consisting of shares of any class or series of securities of the Corporation or any other Person, other than shares of Class A Common Stock or Class B Common Stock (or Class A Convertible Securities or Class B Convertible Securities) may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of shares of Class A Common Stock and Class B Common Stock or (ii) a separate class or series of securities to the holders of shares of Class A Common Stock and a different class or series of securities to the holders of shares of Class B Common Stock, on an equal per share basis to such holders of the

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shares of Class A Common Stock and Class B Common Stock; provided that, in connection with a Share Distribution pursuant to clause (ii), such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any other differences between the Class A Common Stock and Class B Common Stock set forth in this Certificate of Incorporation, mutatis mutandis, and any other related differences in designations, conversion and share distribution provisions, as applicable), with holders of shares of Class B Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights and the holders of shares of Class A Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) greater relative voting rights; provided that the highest relative voting rights are no more than ten (10) times greater than the lesser relative voting rights (such securities, “Equivalent Securities”); provided further that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, the class or series of securities received by the holders of Class A Common Stock shall provide for one (1) vote per share; or

(c) in the case of a Share Distribution consisting of shares of any class or series of securities of any other Person, such other Person shall have a certificate of incorporation or other constituent document with provisions substantially similar in all material respects to the provisions set forth in this Certificate of Incorporation (including provisions providing for the distribution of voting securities to holders of Class A Common Stock that have 10 times the voting power of any securities distributed to holders of Class B Common Stock), unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class).

6.	Treatment in a Change of Control or any Merger Transaction.

(a) Subject to subsection (c) of this Article Fourth, Section 6, in connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such Change of Control Transaction shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class.

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(b) Subject to subsection (c) of this Article Fourth, Section 6, any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such merger or consolidation are treated equally, identically and ratably, on a per share basis, including whether such shares remain outstanding and with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in respect thereof; or (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its parent in such transaction having identical rights, powers and privileges to the shares of Class A Common Stock and Class B Common Stock in effect immediately prior to such merger or consolidation, respectively; provided that if the voting power of the Class A Common Stock, including the voting power of the Class A Common Stock relative to the voting power of the Class B Common Stock, would be adversely affected by such merger or consolidation, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock shall be required.

(c) Notwithstanding anything to the contrary contained in this Certificate of Incorporation, (i) for the avoidance of doubt, consideration to be paid to or received by a holder of shares of Class A Common Stock or Class B Common Stock in connection with any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, pursuant to any employment, consulting, severance or similar services arrangement shall be deemed not to be “paid or otherwise distributed to stockholders” or consideration in respect of shares of the capital stock of the Corporation for purposes of this Article Fourth, Section 6, and (ii) to the extent all or part of the consideration into which shares of Class A Common Stock or Class B Common Stock are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, is in the form of securities of another corporation or other entity, then such securities shall be Equivalent Securities and the holders of shares of Class A Common Stock shall have their shares of Class A Common Stock converted into, or may otherwise be paid or distributed, such securities with a greater number of votes per share (but in no event greater than ten (10) times; provided that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, the class or series of securities received by the holders of Class A Common Stock shall provide for one (1) vote per share) than such securities into which shares of Class B Common Stock are converted, or which are otherwise paid or distributed to the holders of shares of Class B Common Stock (and the provisions governing the securities payable or otherwise distributable to the holders of shares of Class B Common Stock may also differ from the provision governing the securities payable or otherwise distributable to the holders of shares of Class A Common Stock in the same relative manner as the Class A Common Stock and Class B Common Stock differ from each other as set forth in this Certificate of Incorporation, mutatis mutandis,

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and any other related differences in designations, conversion and share distribution provisions, as applicable), without any requirement that such different treatment be approved by the holders of shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

7.

Reclassification. The Corporation shall not reclassify, subdivide or combine one class of Common Stock without reclassifying, subdividing or combining each other class of Common Stock in a manner that maintains the same proportionate equity ownership and voting rights between the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock on the record date for such reclassification, split, subdivision or combination, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class; provided that if the voting power of the Class A Common Stock, including the voting power of the Class A Common Stock relative to the voting power of the Class B Common Stock, would be adversely affected by such reclassification, split, subdivision or combination, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock shall be required.

8.

Liquidation and Dissolution. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to the holders of Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. Neither the consolidation or merger of the Corporation with or into any other person or persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Fourth, Section 7.

9.

No Adverse Effect on the Class A Common Stock. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the rights, powers, preferences and privileges of the shares of Class A Common Stock may not be adversely affected in any manner (whether by amendment, or through merger, recapitalization, consolidation or otherwise) without the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon.

10.

Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

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11. Provisions Relating to the Preferred Stock.

(a) The Preferred Stock may be issued at any time and from time to time in one or more series. The board of directors is hereby expressly authorized to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for the issuance of shares of Preferred Stock in one or more series and, by resolution adopted in accordance with law and by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers, full or limited, if any), preferences and the relative participating, optional or other special rights thereof, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Second Amended and Restated Certificate of Incorporation or in such resolution or resolutions.

(b) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws of the Corporation, without the assent or vote of stockholders of the Corporation. In addition to any other vote otherwise required by law, the stockholders of the Corporation may make, amend and repeal the by-laws of the Corporation by the affirmative vote of the holders of a majority of the total combined voting power of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders.

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SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent of the stockholders. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the board of directors, act by written consent.

NINTH: Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chair of the board of directors, pursuant to a resolution of the board of directors adopted by at least a majority of the directors then in office or by the Secretary of the Corporation upon written request of one or more record holders representing ownership of 25% or more of the total combined voting power of the outstanding shares of Common Stock entitled to vote on the business to be brought before the proposed special meeting.

TENTH: The Corporation reserves the right to amend and repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware, and all rights herein are granted subject to this reservation; provided that any amendment or repeal of Article Seventh shall not adversely affect any right or protection of a director existing under this Second Amended and Restated Certificate of Incorporation at the time of such amendment or repeal and shall not increase the liability of a director thereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim arising out of or

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pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Second Amended and Restated Certificate of Incorporation or the by-laws of the Corporation), or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Any person or entity holding, owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eleventh.

*        *        *

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IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation this ____ day of ________, 2021.

JACKSON FINANCIAL INC.

By:

Name:
Title:

EXHIBIT 2

Form of Demerger Agreement

[See attached]

Execution version

Dated 6 August 2021

PRUDENTIAL PLC

and

JACKSON FINANCIAL INC.

DEMERGER AGREEMENT

Slaughter and May

One Bunhill Row

London EC1Y 8YY

(RJYT/NLZC/RQD/OXH)

569641743

25.	Notices	36

26.	Entire Agreement	37

27.	Contracts (Rights of Third Parties) Act 1999	38

28.	Miscellaneous	38

29.	Governing Law and Service of Process	40

Schedule 1 Costs		41

Schedule 2 Mutual Indemnities		42

Schedule 3 Provisions on Claims under the Mutual Indemnities		45

Schedule 4 Access to Personal Data		51

Schedule 5 Employee Share Schemes		64

Schedule 6 Insurance		64

Schedule 7 Tax Matters		70

This Agreement is made as a deed on 6 August 2021:

BETWEEN:

1.	PRUDENTIAL PLC, a company incorporated in England with number 1397169, having its registered office at 1 Angel Court, London EC2R 7AG (“Prudential”); and

2.	JACKSON FINANCIAL INC., a Delaware corporation having its registered office at 1 Corporate Way, Lansing, Michigan, United States (“Jackson”).

WHEREAS:

(A)

Jackson is currently an indirect majority-owned subsidiary of Prudential and the holding company of the Jackson Business and the Jackson Group Companies. PUSH holds 90.1 per cent. of the combined voting power of Jackson’s common stock. Athene holds the remaining 9.9 per cent. of the combined voting power.

(B)

Prudential intends to demerge approximately 69.2 per cent. of Jackson’s total common stock and approximately 70.1 per cent. of the combined voting power of Jackson’s common stock, on a pro rata basis to shareholders of Prudential on the record date for the distribution by way of a direct dividend demerger. Following the completion of the Demerger, Prudential intends to retain outstanding Jackson Shares representing approximately 19.7 per cent. of Jackson’s total common stock and approximately 19.9 per cent. of the combined voting power of Jackson’s common stock.

(C)

Prudential and Jackson have conditionally agreed on the terms of this Agreement that Prudential will, pursuant to the Demerger Resolution, pay the Demerger Dividend to Qualifying Prudential Shareholders. The Demerger is expected to be implemented on 13 September 2021.

(D)

Prudential intends to implement a Pre-Completion Reorganisation whereby all of the shares in Jackson currently held by PUSH will be transferred to PCAL, and then distributed from PCAL to Prudential to ensure that, immediately prior to Completion, Jackson is a direct majority-owned subsidiary of Prudential.

(E)

This Agreement, which is a deed, sets out the terms on which the Demerger is intended to be effected and certain terms on which the relations between Prudential and Jackson will be governed following Completion.

THIS DEED PROVIDES as follows:

1.	INTERPRETATION

1.1	In this Agreement and the schedules:

“Athene”	means Athene Life Re Ltd or its successors or assigns;

“Business Day”	means a day (other than a Saturday or Sunday) on which banks are open for general business in London, UK and New York, United States;

“Business Information”

means all information in whatever form held, including (without limitation) all:

(i) formulas, designs, specifications, drawings, know-how, manuals and instructions;

(ii)  customer lists, sales, marketing and promotional information;

(iii)  business plans and forecasts;

(iv) technical or other expertise; and

(v)   all accounting and Tax records, correspondence, orders and inquiries;

“CDIs”	has the meaning given to that term in clause 5.2;

“Change of Control”	means a change in the direct or indirect ownership of a party which results in a person (and/or its affiliates and/or persons acting in concert with it) acquiring Control of such party;

“Circular”	means the circular to be dated with the Posting Date and to be sent to the shareholders of Prudential in connection with the Demerger, including a notice of general meeting of Prudential;

“Class B Shares”	means the shares of Class B common stock in Jackson of par value $0.01 each in issue immediately prior to Completion;

“CoC Party”	has the meaning given to that term in clause 12.1;

“Completion”	means completion of the Demerger by way of implementation of the Completion Steps;

“Completion Steps”	means the steps set out in clause 5.2;

“Conditions Precedent”	means the conditions set out in clause 2.1;

“Confidential Data”	means any confidential data relating to the Non-CoC Party held by the CoC Party as notified by the Non-CoC Party in a request made pursuant to clause 12.1;

“Control”	means, in relation to a company, the ability of a person to ensure that the activities and business of that company are conducted in accordance with the wishes of that person, and a person shall be deemed to have control of a company if it possesses or is entitled to acquire the majority of the issued share capital or the voting rights in that company, has the right to appoint or remove the majority of the directors of the company or has the right to receive the majority of the income of that company on any distribution by it of all of its income or the majority of its assets on a winding up, and “Controlled” shall be construed accordingly;

“Corporate Data”	means any data under the control of a Providing Party or any of its subsidiaries, other than Corporate Personal Data and Personal Data;

“Corporate Personal Data”

means any:

(i) employee names;

(ii)  corporate email addresses;

(iii)  corporate phone numbers and dial-in details;

(iv) corporate work addresses;

(v)   job titles; or

(vi) Personal Data contained in signature blocks of contracts,

obtained, or to be obtained, by a Requesting Party from a Providing Party solely as a consequence of a request for Corporate Personal Data (or incidentally as a consequence of a request for Corporate Data pursuant to clause 10.1);

“Costs”	means charges and reasonable costs (including legal costs) and expenses, which are properly incurred and of an out-of-pocket nature, together with any amounts in respect of VAT comprised in such charges, costs and expenses but only to the extent not recoverable;

“D&O Policy”	has the meaning given to it in clause 15.2;

“Demerger”	means the proposed demerger of Jackson pursuant to the Demerger Dividend;

“Demerger Dividend”	means the proposed interim in-specie dividend of Jackson Shares representing 70.1 per cent. of the combined voting power of Jackson by Prudential to Qualifying Prudential Shareholders;

“Demerger Record Time”	means 6.00 p.m. London time on 2 September 2021, or such other time and/or date as the Prudential Board may, in its absolute discretion, determine;

“Demerger Resolution”	means the resolution set out in the notice of general meeting of Prudential included in the Circular;

“Excluded Jackson Business Liability”	has the meaning given to that term in Schedule 2 (Mutual Indemnities);

“Excluded Prudential Business Liability”	has the meaning given to that term in Schedule 2 (Mutual Indemnities);

“Face of Prudence Device”	means the device designated as such in Schedule 8 (Face of Prudence Device) in any colour;

“FCA”	means the Financial Conduct Authority acting in its capacity as the competent authority under Part VI of FSMA;

“Form 10”	the registration statement on Form 10 that has been filed with, and declared effective by, the SEC in respect of Jackson Shares;

“FSMA”	means the Financial Services and Markets Act 2000;

“GDPR”	means the UK version of the General Data Protection Regulation (EU) No 2016/679 (“EU GDPR”), which came into effect on 1 January 2021 when the EU GDPR was incorporated into UK domestic law by the European Union (Withdrawal) Act 2018, with certain modifications;

“Group”	means the Prudential Group or the Jackson Group, as the context requires;

“Group Company”	means a Prudential Group Company or a Jackson Group Company, as the context requires;

“Group RemCo Deliverables”	means the financial and reporting deliverables, and related disclosures for the period from 1 January 2021 up to and including the date of the Demerger, that are required by Prudential’s Group Remuneration Committee, as agreed between Prudential and Jackson prior to completion of the Demerger;

“HKEx”	means the Stock Exchange of Hong Kong Limited;

“HMRC”	means HM Revenue & Customs;

“Indemnified Party”	has the meaning given to that term in Schedule 3 (Provisions on Claims under the Mutual Indemnities);

“Indemnifying Party”	has the meaning given to that term in Schedule 3 (Provisions on Claims under the Mutual Indemnities);

“Insurance Date”	has the meaning given to that term in Schedule 3 (Provisions on Claims under the Mutual Indemnities);

“Intellectual Property Rights”	means all patents, trade and service marks, trade and service names, logos, copyrights (including, without limitation, rights in computer software), rights in designs and rights in databases (whether or not any of these is registered and including any applications for registration of any such thing) and all other intellectual property rights or forms of protection of a similar nature or having equivalent or similar effect to any of the foregoing, which subsist anywhere in the world;

“Long Stop Date”	has the meaning given to that term in clause 2.1;

“Jackson Board”	means the board of Jackson Directors and any duly authorised committee of that board, from time to time;

“Jackson Business”	means the business operated from time to time by the Jackson Group, which is described in the Form 10;

“Jackson Business Liabilities”	has the meaning given to that term in Schedule 2 (Mutual Indemnities);

“Jackson Directors”	means the directors of Jackson, from time to time;

“Jackson Group”	means Jackson and its subsidiaries from Completion;

“Jackson Group Companies”	means any member of the Jackson Group from time to time, and “Jackson Group Company” shall be construed accordingly;

“Jackson Group Company Guarantee”	means any guarantee, indemnity, bond, warranty, covenant, security or collateral obligations given by any Jackson Group Company in respect of any Prudential Group Company or any liabilities or obligations of any Prudential Group Company or the Prudential Business;

“Jackson Transfer Agent”	means Equiniti Limited;

“Jackson Shares”	means the shares of Class A common stock in Jackson of par value $0.01 each in issue immediately prior to Completion;

“Jackson Stock Split”	means the recapitalisation of the issued and outstanding shares of common stock in Jackson;

“Marks”	means any trade mark or service mark (whether registered or unregistered);

“Mutual Indemnities”	means the indemnities given byPrudential to Jackson, or by Jackson to Prudential, which are contained in clause 8 (Guarantees and Undertakings) and Schedule 2 (Mutual Indemnities);

“Names”	means any company name, business name, trading name or service name (whether registered or unregistered);

“NYSE”	means the New York Stock Exchange;

“Non-CoC Party”	has the meaning given to that term in clause 12.1;

“Other Group”	means, in relation to a Prudential Group Company, the Jackson Group and, in relation to a Jackson Group Company, the Prudential Group;

“PCAL”	means Prudential Corporation Asia Limited;

“Personal Data”	means any information relating to an identified or identifiable natural person, where an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person and excludes Corporate Personal Data;

“Personal Data Provider”	has the meaning given to that term in clause 11.1;

“Personal Data Requester”	has the meaning given to that term in clause 11.1;

“Posting Date”	means the date of this Agreement (or such other date as may be agreed by Prudential and Jackson as the date for the issue and dispatch of the Circular and the effectiveness of the Form 10);

“Pre-Completion Reorganisation”	has the meaning given to that term in clause 13.1;

“Pre-Demerger Group”	means, together, the Prudential Group and the Jackson Group;

“Providing Party”	has the meaning given to that term in clause 10.1;

“Prudential Board”	means the board of Prudential Directors and any duly authorised committee of that board, from time to time;

“Prudential Business”	means the business operated from time to time by the Prudential Group, which is described in the Circular;

“Prudential Business Liabilities”	has the meaning given to that term in Schedule 2 (Mutual Indemnities);

“Prudential Directors”	means the directors of Prudential from time to time;

“Prudential Group”	means Prudential and its subsidiary companies from Completion;

“Prudential Group Companies”	means any member of the Prudential Group from time to time, and “Prudential Group Company” shall be construed accordingly;

“Prudential Group Company Guarantee”	means any guarantee, indemnity, bond, warranty, covenant, security or collateral obligations given by any Prudential Group Company in respect of any Jackson Group Company or any liabilities or obligations of any Jackson Group Company or the Jackson Business;

“Prudential Incentive Plans”	means any or all of the Prudential Savings-Related Share Option Scheme, the Prudential Group Share Incentive Plan, the PPMA Performance Incentive Award Plan, the Prudential Group Deferred Bonus Plan 2010, the Prudential Deferred Annual Incentive Plan 2013, the Prudential Long-Term Incentive Plan and the Prudential Restricted Stock Plan 2015;

“Prudential JGC Directors”	has the meaning given to it in clause 15.2;

“Prudential Shareholders”	means holders of the Prudential Shares on the register of members of Prudential from time to time;

“Prudential Shares”	means the fully paid ordinary shares in the capital of Prudential;

“Prudential Sponsor’s Agreement”	means the sponsor’s agreement entered into between Goldman Sachs International and Prudential dated on or about the date of this Agreement in connection with the Circular;

“PRUDENTIAL/PRU Names and Marks”	means any Name or Mark consisting of or including the elements “PRUDENTIAL”, “PRUDENCE” and/or “PRU” and the Face of Prudence Device;

“PUSH”	means Prudential (US Holdco 1) Limited;

“Qualifying Prudential Shareholders”	means the Prudential Shareholders on the register of members of Prudential at the Demerger Record Time;

“Relevant Jackson Shares”	means such number of Jackson Shares held by Prudential representing approximately 70.1 per cent. of the total voting interests in Jackson;

“Relief”	means any loss, relief, allowance or credit in respect of any Tax and any deduction in computing income, profits or gains for the purposes of any Tax, and any repayment of Tax;

“Requesting Party”	has the meaning given to that term in clause 10.1;

“SEC”	means the US Securities and Exchange Commission;

“SGX”	means the Singapore Exchange Limited;

“Share Sale Option”	has the meaning given to it in the Circular;

“Small Shareholders”	has the meaning given to it in the Circular;

“Stockholders’ Agreement”	has the meaning given to that term in clause 13.1;

“Tax”	means all taxes, levies, duties and imposts and any charges, deductions or withholdings in the nature of tax, including taxes on gross or net income, profits or gains and taxes on receipts, sales, use, occupation, development, franchise, employment, value added and personal property, whether of the United Kingdom, the United States or elsewhere, together with all penalties, charges and interest relating to any of them or to any failure to file any return required for the purposes of any of them, but not including rates in respect of business premises or utilities, or other items generally treated as revenue expenditure;

“Tax Authority”	means any authority responsible for the collection or management of any Tax;

“Third Party Consents”	means all consents, licences, permits, approvals or any agreements of third party providers as are required for the performance of the obligations of the parties under clause 9 (Contractual Arrangements and Dealings with Third Parties);

“VAT”

means:

(i) any Tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);

(ii)  to the extent not included in paragraph (i) above, any value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and

(iii)  any other Tax of a similar nature to the Taxes referred to in paragraph (i) or paragraph (ii) above, whether imposed in a member state of the EU in substitution for, or levied in addition to, the Taxes referred to in paragraph (i) or paragraph (ii) above or imposed elsewhere; and

“Working Hours”	means 9.00 a.m. to 5.00 p.m. on a Business Day.

1.2	In this Agreement, unless otherwise specified:

(A)	references to clauses, sub-clauses, paragraphs, sub-paragraphs, and schedules are to clauses, sub-clauses, paragraphs, sub-paragraphs of, and schedules to, this Agreement;

(B)	use of any gender includes the other genders;

(C)	references to a “company” shall be construed so as to include any corporation or other body corporate, wherever and however incorporated or established;

(D)

references to a “person” shall be construed so as to include any individual, firm, company, corporation, body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

(E)	references to a “holding company” or a “subsidiary” shall be construed as a holding company or subsidiary (as the case may be) as defined in section 1159 of the Companies Act 2006;

(F)

a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted and shall include any subordinate legislation made from time to time under that statute or statutory provision, except to the extent that any amendment or modification made after the date of this Agreement would increase or alter the liability of Prudential or Jackson under this Agreement;

(G)	any reference to a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight;

(H)

references to “indemnify” and “indemnifying” any person against any circumstance include indemnifying and keeping the person harmless on an after-Tax basis from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

(I)

any indemnity or obligation to pay (the “Payment Obligation”) being given or assumed on an “after-Tax basis” or expressed to be “calculated on an after- Tax basis” means that the amount payable pursuant to such Payment Obligation (the “Payment”) shall be calculated in such a manner as will ensure that, after taking into account:

(i)	any Tax required to be deducted or withheld from the Payment;

(ii)	the amount and timing of any additional Tax which becomes payable as a result of the Payment’s being subject to Tax; and

(iii)	the amount and timing of any Tax benefit which is obtained, to the extent that such Tax benefit is attributable to the matter giving rise to the Payment Obligation,

the recipient of the Payment is in the same position as that in which it would have been if the matter giving rise to the Payment Obligation had not occurred (or, in the case of a Payment Obligation arising by reference to a matter affecting a person other than the recipient of the Payment, the recipient of the Payment and that other person are, taken together, in the same position as that in which they would have been had the matter giving rise to the Payment Obligation not occurred), provided that the amount of the Payment shall not exceed that which it would have been if it had been regarded for all Tax purposes as received solely by the recipient and not any other person;

(J)	the formulation “to the extent that” shall be read as meaning “if, but only to the extent that”; and

(K)	the rule known as the ejusdem generis rule shall not apply and accordingly:

(i)

general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(ii)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.3	In this Agreement, unless otherwise specified:

(A)	all headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Agreement; and

(B)

the schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the schedules.

2.	CONDITIONS PRECEDENT

2.1

The provisions of this Agreement, other than those arising under clause 1 (Interpretation), clause 2 (Conditions Precedent), clause 3 (Pre-Completion Obligations), clause 4 (Transfer of Relevant Jackson Shares), clause 19 (Confidentiality), clause 24 (Further Assurance and Cooperation) and clause 25 (Notices) to clause 29 (Governing Law and Service of Process) (inclusive), shall be conditional upon all of the following:

(A)	the approval of the Demerger Resolution by a majority of Prudential Shareholders at the general meeting of Prudential Shareholders;

(B)	completion of the Pre-Completion Reorganisation, as contemplated in clause 13 (Pre-Completion Reorganisation);

(C)	completion of the Jackson Stock Split;

(D)	the approval of the Demerger Dividend by the Prudential Board;

(E)	the Form 10 being declared effective by the SEC, with no stop order in effect with respect thereto;

(F)	the Prudential Sponsor’s Agreement not having terminated in accordance with its terms;

(G)	acceptance of Jackson’s common stock for listing on the NYSE, subject to official notice of issuance (and such acceptance not having been withdrawn);

(H)

any regulatory approvals that have been obtained and which are required for the implementation of the Demerger not having been withdrawn, revoked or rescinded (and such regulatory approvals not having lapsed); and

(I)	the no-objection confirmation letter issued by the HKEx in relation to the Demerger pursuant to Practice Note 15 of the Hong Kong Listing Rules not having been withdrawn.

Subject to clause 2.2 each of Prudential and Jackson shall use reasonable endeavours to ensure fulfilment of the Conditions Precedent. Prudential may waive in writing in whole or in part the Conditions Precedent in sub-clauses 2.1(A) and 2.1(B).

2.2

If the Conditions Precedent are not satisfied or, where permissible, waived by 8.00 a.m. on 7 February 2022 (or such other time and/or date as Prudential and Jackson may agree) (the “Long Stop Date”), this Agreement shall automatically terminate and neither Prudential nor Jackson shall have any claim of any nature whatsoever against the other under this Agreement. Each of Prudential and Jackson undertakes to the other to disclose anything which will or may prevent or delay any of the Conditions Precedent from being satisfied immediately after it comes to the notice of that party.

2.3

Each of Prudential and Jackson will procure, to the extent it is able, that, between the time of this Agreement and Completion, the Jackson Business will be carried on in the ordinary course subject only to:

(A)	implementation of any remaining steps to be undertaken pursuant to the Demerger or this Agreement, or any further steps required to be taken in consequence of taking such remaining steps;

(B)	actions undertaken in the course of implementing operational separation of the Jackson Business from the Prudential Business in preparation for the Demerger;

(C)

any matter undertaken as a requirement of law or applicable regulation or as a requirement of any contract, arrangement or commitment relating to the Jackson Business in place prior to the date of this Agreement; and

(D)

immediate or prompt steps undertaken to the extent required to prevent (so far as possible) or remedy or limit the consequences of any matter having a material and adverse effect on the ongoing operations of the Jackson Business (which matter shall be promptly notified by the discovering party to the other party if reasonably practicable prior to taking such steps (and if not, as soon as reasonably practicable thereafter)). The discovering party shall consult with and give reasonable consideration to any reasonable corrective or remedial action proposed by the other party in respect of such matter.

3.	PRE-COMPLETION OBLIGATIONS

3.1	On the Posting Date:

(A)

subject to the prior approval of the Circular by the Prudential Board, the FCA and the HKEx, Prudential shall procure the despatch or publication of the Circular to all of the Prudential Shareholders; and

(B)

Jackson shall procure that the Form 10 is declared effective by the SEC, and Prudential shall procure that the Notice of Internet Availability is mailed to all Prudential Shareholders and that the Form 10 is made available to all Prudential Shareholders in accordance with the Notice of Internet Availability.

3.2

Each of Prudential and Jackson undertakes to the other that if, at any time after the Posting Date and before the commencement of regular-way trading in the Jackson Shares, it comes to the notice of either of them that:

(A)	any statement contained in the Circular or the Form 10 has become or been discovered to be untrue, incorrect or misleading in any material respect;

(B)

either the Circular or the Form 10 does not contain a statement that it should contain in order to comply with any applicable law or the rules of any relevant regulatory authority and that omission is or may be material;

(C)

there has been a significant change affecting any matter contained in the Circular or the Form 10 which would have been required to be disclosed in any such document had it occurred before the Posting Date; or

(D)	a significant new matter has arisen, the inclusion of information in respect of which would have been required in the Circular or in the Form 10 had it arisen before the Posting Date,

then that party shall immediately notify the other party of the same in writing, save that no such obligation shall arise where sub-clauses (A) – (D) are true by reason of the release of Prudential’s half-year interim results for the six month period ended 30 June 2021.

3.3	Each of Prudential and Jackson undertakes:

(A)

to procure that, prior to Completion, except as required by law, the FCA, the SEC, the NYSE, the HKEx or the SGX and without prejudice to clause 28.9, no action will be taken by it which is inconsistent with the provisions of this Agreement or Completion;

(B)

that it will comply with applicable legal and regulatory requirements in relation to the Demerger, the Circular and the Form 10 and the matters and transactions contemplated thereby and by this Agreement;

(C)

to consult with the other party before taking any action as a consequence of any matter referred to in clause 3.2, except to the extent that this undertaking to consult with the other party inhibits either party from complying with any of its legal, regulatory or fiduciary obligations;

(D)

that, prior to Completion, it shall take all necessary actions to effect the Jackson Stock Split, including the passing (or procuring the passing) of any required consents of the Jackson Board and the stockholders of Jackson and filing an amendment or amendment and restatement to Jackson’s Certificate of Incorporation; and

(E)	that, at or prior to Completion, it shall take all necessary actions to cause the individuals identified in the Form 10 as Jackson Directors to be appointed to the Jackson Board.

4.	TRANSFER OF RELEVANT JACKSON SHARES

4.1

Subject to the passing of the Demerger Resolution and the Prudential Board determining, in its absolute discretion, that the Demerger continues to be in the best interests of Prudential and the Prudential Shareholders, Prudential agrees to declare the Demerger Dividend in accordance with the Demerger Resolution and resolve to transfer, with full title guarantee and free from all security interests, options, claims, or encumbrances whatsoever, the Relevant Jackson Shares to the Qualifying Prudential Shareholders on the basis of one Jackson Share per 40 Prudential Shares held by such Qualifying Prudential Shareholder.

4.2	Prudential shall make available to Jackson and Equiniti Trust Company the registered names, addresses and shareholdings of the Qualifying Prudential Shareholders.

5.	COMPLETION OBLIGATIONS

5.1

Subject to the satisfaction or waiver of the Conditions Precedent (except for any Condition Precedent which will be satisfied only upon Completion), Completion of this Agreement shall take place on 13 September 2021, or on such other date as Prudential and Jackson shall agree.

5.2	At Completion, the following business shall be transacted:

(A)	Prudential shall deliver to the Jackson Transfer Agent duly executed transfers of the Relevant Jackson Shares in favour of the Qualifying Prudential Shareholders; and

(B)

Jackson shall procure that, except for Relevant Jackson Shares in respect of which Qualifying Prudential Shareholders elected to exercise the Share Sale Option, the names of the Qualifying Prudential Shareholders or Cede & Co, for delivery in DTCC to the relevant Euroclear UK & Ireland DTC account delivery of CREST Depository Interests (“CDIs”) to CREST shareholders and relevant eligible holders who are to have their entitlement to Jackson shares held through Equiniti Corporate Nominees Limited in such form, to whom the Relevant Jackson Shares have been transferred are recorded in the register of stockholders of Jackson as the holders of such Relevant Jackson Shares.

5.3

Any amounts outstanding at Completion between any Prudential Group Company and any Jackson Group Company shall, to the extent not already settled (and unless otherwise agreed between Prudential and Jackson):

(A)

be settled by payment to the relevant Prudential Group Company or Jackson Group Company (as appropriate) in the normal course in accordance with this Agreement or any other pre-existing arrangements; or

(B)

in the case of amounts which relate to intra-group financing or similar arrangements, or in respect of which no payment terms have previously been agreed, be repaid or settled on or as soon as reasonably practicable after Completion or on such date as the parties may agree, and each of Prudential and Jackson agree to procure compliance by members of their respective Groups with the provisions of this clause 5.

5.4	Prudential undertakes with effect from Completion:

(A)	to hold the Relevant Jackson Shares upon trust for the Qualifying Prudential Shareholders as beneficial owners;

(B)

to account to the Qualifying Prudential Shareholders for any dividends, interest, bonuses, in specie or other distributions or payments of whatever nature paid or made to Prudential in respect of the Relevant Jackson Shares;

(C)

not to exercise any rights, powers or privileges attaching to the Relevant Jackson Shares or exercisable in the capacity of registered holder of the Relevant Jackson Shares without the prior written consent of the relevant Qualifying Prudential Shareholders; and

(D)

promptly on receipt to deliver to the Qualifying Prudential Shareholders any notice, letter or other document of any nature relating to the Relevant Jackson Shares which Prudential receives after the date of this Agreement.

5.5

The undertakings given in clause 5.4 above shall be irrevocable but shall automatically terminate on the date on which the Qualifying Prudential Shareholders are entered in the register of stockholders of Jackson as the holder of the Relevant Jackson Shares.

5.6

Following Completion, Prudential and Jackson each undertake to co-operate and use, and to procure that each Group Company shall use, reasonable endeavours to obtain or renew (as the case may be) any regulatory approvals or consents required in respect of any disposal, sale or transfer of Jackson Shares by any Prudential Group Company in connection with the Demerger Dividend, including without limitation promptly making all necessary applications, notifications, submissions and filings required, promptly informing the other of the status thereof.

6.	SEPARATION COMMITTEE

6.1

Prudential and Jackson shall establish a separation committee to review and assist in the implementation of this Agreement after Completion, to consider any additional issues arising from the implementation of the Demerger and to determine any disputes which may arise between members of the Prudential Group and of the Jackson Group (“Separation Committee”).

6.2	The Separation Committee shall meet from time to time as agreed by Prudential and Jackson.

6.3

The members of the Separation Committee shall be the Chief Financial Officer and Chief Operating Officer of Prudential and the Chief Financial Officer of Jackson and any other person of senior management of each of Prudential and Jackson as their respective Chief Financial Officer and Chief Financial Officer and Chief Operating Officer (as the case may be) shall nominate. The members of the Separation Committee shall be entitled to invite such other persons as they may determine to attend particular meetings of the Separation Committee.

6.4	Subject to clause 17.2, the Separation Committee shall determine its own remit and procedures.

7.	SEPARATION OF BUSINESSES

7.1

It is the intention of Prudential and Jackson that, as between Prudential and Jackson, and save as specifically provided in this Agreement, Prudential shall be responsible for all matters relating to the Prudential Business and Jackson shall be responsible for all matters relating to the Jackson Business. Accordingly, without prejudice to the specific provisions of this Agreement, Prudential and Jackson have agreed to the undertakings set out in Schedule 2 (Mutual Indemnities).

7.2	The provisions of Schedule 3 (Provisions on Claims under the Mutual Indemnities) shall apply in relation to the making of any claim under Schedule 2 (Mutual Indemnities).

8.	GUARANTEES AND UNDERTAKINGS

8.1

Jackson undertakes to Prudential at any time and from time to time on or after Completion to execute and deliver (or procure the execution and delivery by another Jackson Group Company of) all such instruments of assumption and acknowledgement or take such other action as Prudential may reasonably request in order to effect the release and discharge in full of each Prudential Group Company from any Prudential Group Company Guarantee to which it is a party.

8.2	For so long as and to the extent that any release from a Prudential Group Company Guarantee has not been obtained, Jackson shall:

(A)

ensure that no Jackson Group Company shall enter into any further commitment or obligation, other than in respect of existing contractual arrangements or pursuant to applicable law, which would increase any Prudential Group Company’s actual or contingent liability under any such Prudential Group Company Guarantee without the consent of Prudential;

(B)	use all reasonable endeavours to ensure that no third party or Jackson Group Company shall have recourse to any such Prudential Group Company Guarantee; and

(C)

indemnify any Prudential Group Company on an after-Tax basis from and against any and all liabilities and Costs arising in respect of any event or circumstance either before, on or after Completion under or by reason of that Prudential Group Company Guarantee (whether as a result of any breach by any Jackson Group Company of its obligations to which such Prudential Group Company Guarantee relates or otherwise).

8.3

Prudential undertakes to Jackson at any time and from time to time on or after Completion to execute and deliver (or procure the execution and delivery by another Prudential Group Company of) all such instruments of assumption and acknowledgement or take such other action as Jackson may reasonably request in order to effect the release and discharge in full of each Jackson Group Company from any Jackson Group Company Guarantee to which it is a party.

8.4	For so long as and to the extent that any release from a Jackson Group Company Guarantee has not been obtained, Prudential shall:

(A)

ensure that no Prudential Group Company shall enter into any further commitment or obligation, other than in respect of existing contractual arrangements or pursuant to applicable law, which would increase any Jackson Group Company’s actual or contingent liability under any such Jackson Group Company Guarantee without the consent of Jackson;

(B)	use all reasonable endeavours to ensure that no third party or Prudential Group Company shall have recourse to any such Jackson Group Company Guarantee; and

(C)

indemnify any Jackson Group Company on an after-Tax basis from and against any and all liabilities and Costs arising in respect of any event or circumstance either before, on or after Completion under or by reason of that Jackson Group Company Guarantee (whether as a result of any breach by any Prudential Group Company of its obligations to which such Jackson Group Company Guarantee relates or otherwise).

8.5	The provisions of Schedule 3 (Provisions on Claims under the Mutual Indemnities) shall apply in relation to the making of any claim under clause 8.2(C) and clause 8.4(C).

9.	CONTRACTUAL ARRANGEMENTS AND DEALINGS WITH THIRD PARTIES

9.1

In relation to any existing intra-group agreement between any Prudential Group Company and any Jackson Group Company which has not been taken into account within the provisions of this Agreement (including pursuant to clause 23.3) or otherwise prior to Completion, Prudential and Jackson agree to use the Separation Committee to consult one another about the relevant actions to take in relation to such agreements.

9.2

If, following Completion, there are any agreements or contractual arrangements with third parties which, prior to the Demerger, have been entered into: (i) by any Prudential Group Company in relation to matters exclusively relating to the Jackson Business or the business of any Jackson Group Company; or (ii) by any Jackson Group Company in relation to matters exclusively relating to the Prudential Business or the business of any Prudential Group Company, and which in either case remain wholly or partly unperformed (“Outstanding Agreements”), Prudential and Jackson will use all reasonable endeavours to procure the entering into of a novation agreement on terms to be agreed with the relevant third party in relation to each of the Outstanding

Agreements, and each of Prudential and Jackson shall procure that any of their respective Group Companies which is a party to any such Outstanding Agreement will join the relevant novation agreement, provided that such reasonable endeavours:

(A)	on the part of the transferring company, shall in no event require it to do more than:

(i)	agreeing (acting reasonably) and entering into the novation agreement;

(ii)	procuring that any relevant Group Company does likewise; and

(iii)	bearing its own Costs and the Costs of any Group Company in connection with such novation; and

(B)	on the part of the receiving company, shall in no event require it to do more than:

(i)	paying or performing any accrued liability or obligation which is properly required to be paid or performed as a condition of such novation / under the Outstanding Agreement;

(ii)	agreeing (acting reasonably) and entering into the novation agreement (including giving any new guarantee reasonably required in respect thereof);

(iii)	procuring that any relevant Group Company does likewise; and

(iv)	bearing its own Costs and the Costs of any Group Company, and the reasonable Costs of any relevant third party, in connection with such novation.

9.3	In relation to each Outstanding Agreement, pending the entering into of a novation agreement in respect of it:

(A)

the transferring company shall hold the benefit of such Outstanding Agreement (excluding Outstanding Agreements relating to Intellectual Property Rights or know-how) on trust for the receiving company absolutely;

(B)	the transferring company shall, if so required by the receiving company in writing, assign the benefit of the Outstanding Agreement to the receiving company in so far as it is able to do so;

(C)

to the extent the transferring company is not able to assign the benefit of an Outstanding Agreement under clause 9.3(B) and such Outstanding Agreement is a licence of Intellectual Property Rights or know-how pursuant to which the transferring company is entitled to sub-license to the receiving company, the transferring company shall, if so required by the receiving company in writing, sub-license to the receiving company under that Outstanding Agreement to the extent it is able so to do;

(D)

unless and until any assignment or sub-licence pursuant to clause 9.3(B) or clause 9.3(C) above has taken place, the transferring company shall take such action as the receiving company may reasonably require in writing to enforce for the benefit of the receiving company such Outstanding Agreement against the other parties to it or to defend or settle for the benefit of the receiving company any action or claim brought or made by any person entitled to the benefit of such Outstanding Agreement; and

(E)

save as is otherwise specifically provided in this Agreement in relation to Costs, Prudential or Jackson (as the case may be, being either itself, or the parent of, the receiving company) covenants to pay the other party or the relevant member of that party’s Group on an after-Tax basis an amount equal to any losses, liabilities and Costs suffered or incurred by the transferring company or any other member of that party’s Group in pursuance of this clause 9.3 or otherwise in relation to such Outstanding Agreement.

9.4

If following Completion there are any agreements or contractual arrangements with third parties which have been entered into by any Prudential Group Company or by any Jackson Group Company in relation to matters which relate to both the Prudential Business and the Jackson Business, then Prudential and Jackson shall use all reasonable endeavours to procure, so far as is practicable or desirable to both, either that:

(A)

subject to clause 15 (Insurance), such agreements or contractual arrangements are terminated as soon as possible and replaced by such separate agreements or contractual arrangements as may be considered necessary or appropriate between such third parties on the one hand and the relevant Prudential Group Company and Jackson Group Company on the other hand; or

(B)

to the extent possible, appropriate sharing arrangements are entered into between the relevant Prudential Group Company and the relevant Jackson Group Company in relation to such agreements or contractual arrangements.

9.5

Save as is otherwise specifically provided in this Agreement in relation to Costs, each of Prudential and Jackson (as the case may be) shall pay to and indemnify the other, on an after-Tax basis, against all claims, demands, actions, losses, Costs and liabilities which that other company or any Prudential Group Company or Jackson Group Company (as the case may be) suffers or incurs in relation to those agreements or contractual arrangements referred to in clause 9.4 which properly relate to the business of the other company or to any other Prudential Group Company or Jackson Group Company (as the case may be). Pending the replacement of any such agreements or contractual arrangements by separate agreements or contractual arrangements, the relevant Prudential Group Company or Jackson Group Company (as the case may be) shall hold the benefit of such agreements or contractual arrangements on trust for itself (and any other Prudential Group Company or any other Jackson Group Company as the case may be) and (except to the extent that such benefit comprises a licence of any Intellectual Property Rights or know-how) for the other company (and any other Jackson Group Company or any other Prudential Group Company as the case may be).

9.6

For the avoidance of doubt, clause 9.2 to clause 9.5 (inclusive) shall not apply to matters in connection with clause 8 (Guarantees and Undertakings), which shall be dealt with in accordance with Schedule 3 (Provisions on Claims under the Mutual Indemnities).

9.7

Each of Prudential and Jackson shall use their reasonable endeavours in co-operation with each other to obtain all Third Party Consents on or prior to Completion and to ensure that the Costs associated with the acquisition of any such Third Party Consents (including, without limitation, any sums paid or payable to third parties in connection therewith) are minimised to the fullest extent practicable.

9.8	Each party shall bear its own internal Costs, and any Costs incurred by such party to third parties, in the performance of clause 9.

10.	ACCESS TO CORPORATE DATA OR CORPORATE PERSONAL DATA

10.1

Subject to the other provisions of this clause 10 (Access to Corporate Data or Corporate Personal Data) each party (the “Providing Party”) shall, for a period of 7 years from Completion in respect of Corporate Data, and for a period of 5 years from Completion in respect of Corporate Personal Data, provide reasonable access (or procure the provision of) to the other party (the “Requesting Party”) and, to the extent reasonably necessary, the Requesting Party’s professional advisers, auditors and bankers (provided, in each case, that they have a duty to keep such information confidential), upon reasonable request (which shall include specifying the purpose of such request):

(A)	Corporate Data or Corporate Personal Data; or

(B)

reasonable access during the normal business hours in the time zone of the Providing Party (unless otherwise agreed) to, and the right to copy, Corporate Data or Corporate Personal Data and the right to make reasonable enquiries of employees of the Providing Party in relation to such Corporate Data or Corporate Personal Data.

10.2

A Providing Party shall only be required to comply with a request for Corporate Data or Corporate Personal Data pursuant to clause 10.1, if such Corporate Data or Corporate Personal Data is being requested:

(A)

for the purpose of complying with statutory obligations, an order of any court of competent jurisdiction binding on the Requesting Party or a member of its Group or any requirement or request of a regulator to which a member of its group is subject;

(B)

for the purpose of defending legal proceedings brought against any member of the Requesting Party’s Group, except for legal proceedings brought by Prudential, Jackson or a member of its Group, on one hand, against Jackson, Prudential or a member of its Group, on the other, in which case any data shall be requested through that legal proceeding;

(C)	for the purpose of responding to any request from any insurance regulatory authority;

(D)	for the purpose of preparing the Requesting Party’s financial reports and accounts or its management or regulatory accounts;

(E)	for the purpose of preparing the Requesting Party’s non-financial reporting disclosures and reports, including, without limitation, the environment, social and governance report;

(F)

for the purpose of preparing any information or documentation reasonably required pursuant to applicable law and regulation in connection with or otherwise reasonably necessary or desirable for the purposes of a proposed corporate action, or equity or debt transaction of the Requesting Party or its respective Group;

(G)	for the purpose of making any insurance claims under any insurance arrangements in place before Completion;

(H)	for the purpose of preparing the Group RemCo Deliverables;

(I)	for the purpose of complying with any Tax related obligations; or

(J)

for any other purpose, to the extent the Requesting Party has a reasonable requirement for such access or questioning and the Providing Party gives its consent to such access or questioning (such consent not to be unreasonably withheld or delayed), except to the extent such access or questioning:

(K)

is restricted by any applicable law (including for the avoidance of doubt any DP Laws as defined in Schedule 4) or the terms of any agreement or subject to a claim for legal privilege pursuant to the governing law of the applicable jurisdiction; and in all events, the production of Corporate Data and Corporate Personal Data under this clause 10 shall not be deemed a waiver of any attorney-client privilege or other legal protections that may exist with respect to the information and documents and Providing Party retains ownership of and the sole right and discretion to waive such privilege or protection. Further, to the extent privileged or protected Corporate Data or Corporate Personal Data of Jackson, Prudential or their respective Group Companies exists in the Other Group’s possession post Completion, each Party agrees that such information shall be afforded the highest level of confidentiality to preserve the privilege, including without limitation, information maintained from the Legal Tracker and Navex reporting systems; or

(L)	is in respect of information which relates to the period after Completion (save to the extent that the information directly relates to the Prudential Group’s retained shareholding in Jackson).

10.3

The Providing Party shall provide any such Corporate Data or Corporate Personal Data to the Requesting Party pursuant to a request under clause 10.1 in a manner consistent with, and to a standard, scope and timescale which are in all material respects equivalent to, those which the Providing Party would apply to an equivalent request from its own Group.

10.4	The Requesting Party shall reimburse to the Providing Party such reasonable Costs as the Providing Party may incur in relation to the exercise of the rights in clause 10.1 by the Requesting Party.

10.5

The Providing Party shall provide the Requesting Party with a written estimate of any such Costs where these Costs are likely to be substantial and/or the Providing Party is likely to incur substantial Costs to any third party in fulfilling the request made pursuant to clause 10.1. Notwithstanding the foregoing, at the same time as it submits a request pursuant to clause 10.1 a Requesting Party may reasonably request that the Providing Party provide it with a written estimate of any such Costs, in which case the Providing Party shall provide such estimate prior to fulfilling the request. The Requesting Party’s failure to object to such estimate within five (5) Business Days of the written estimate being sent shall constitute a waiver of any objection to such Costs.

10.6

The Requesting Party shall not use any Corporate Data or Corporate Personal Data for any purpose (including, but not limited to, any competitive or commercial purpose) other than in connection with the purpose for which it was requested pursuant to clause 10.1.

10.7

Notwithstanding clause 10.1, each party is only required to retain Corporate Data or Corporate Personal Data as required pursuant to the governing law of its applicable jurisdiction or as otherwise required under any applicable law (including for the avoidance of doubt any DP Laws as defined in Schedule 4) and in compliance with the terms of its own Group’s data retention policies, as compliant with applicable laws and regulations and as amended from time to time.

10.8

Any request made pursuant to clause 10.1 shall be submitted by the Requesting Party, and handled and processed by the Providing Party, in compliance with processes and procedures as may be agreed between the parties from time to time.

10.9

Each party acknowledges that no responsibility is accepted, and no representation, undertaking or warranty is made or given, in either case expressly or impliedly, by the other party as to the accuracy or completeness of the Corporate Data, Corporate Personal Data or any other information supplied by it or as to the reasonableness of any assumptions on which any of the same is based or the use of any of the same.

10.10

Each party shall consider in good faith any request for Corporate Data or Corporate Personal Data which would have fallen within the scope of clause 10.1 but for the fact that the request was made more than 7 years after Completion, in the case of Corporate Data, or more than 5 years after Completion, in the case of Corporate Personal Data.

11.	ACCESS TO PERSONAL DATA

11.1

Subject to the other provisions of this clause 11 (Access to Personal Data), each party (the “Personal Data Provider”) shall, for a period of 5 years from Completion, provide (or procure the provision of) to the other party (the “Personal Data Requester”), upon reasonable request (which shall include specifying the purpose of such request), reasonable access during the normal business hours in the time zone of the Personal

Data Provider (unless otherwise agreed) to, and the right to copy, such Personal Data as may reasonably be required by the Personal Data Requester, in accordance with the provisions of Schedule 4 (Access to Personal Data). A request shall be deemed to be reasonable to the extent it is made for purposes including (but not limited to) the following:

(A)

for the purpose of complying with statutory obligations, an order of any court of competent jurisdiction binding on the Personal Data Requester or a member of its Group or any requirement or request of a regulator to which a member of its Group is subject;

(B)

for the purpose of defending legal proceedings brought against any member of the Personal Data Requester’s Group, except for legal proceedings brought by Prudential, Jackson or a member of its Group, on one hand, against Jackson, Prudential or a member of its Group, on the other, in which case any data shall be requested through that legal proceeding; or

(C)	for the purpose of responding to any request from any insurance regulatory authority.

11.2

The Personal Data Provider shall provide any such Personal Data to the Personal Data Requester pursuant to a request under clause 11.1 in a manner consistent with, and to a standard, scope and timescale which are in all material respects equivalent to, those which the Personal Data Provider would apply to an equivalent request from its own Group.

11.3

The Personal Data Requester shall reimburse to the Personal Data Provider such reasonable Costs as the Personal Data Provider may incur in relation to the exercise of the rights in clause 11.1 by the Personal Data Requester.

11.4

The Personal Data Provider shall provide the Personal Data Requester with a written estimate of any such Costs where these Costs are likely to be substantial and/or the Personal Data Provider is likely to incur substantial Costs to any third party in fulfilling the request made pursuant to clause 11.1. Notwithstanding the foregoing, at the same time as it submits a request pursuant to clause 11.1 a Personal Data Requester may reasonably request that the Personal Data Provider provide it with a written estimate of any such Costs, in which case the Personal Data Provider shall provide such estimate prior to fulfilling the request. The Personal Data Requester’s failure to object to such estimate within five (5) Business Days of the written estimate being sent shall constitute a waiver of any objection to such Costs.

11.5

From Completion, each party shall, and shall procure that each Group Company shall, to the extent compliant with applicable law (including for the avoidance of doubt any DP Laws as defined in Schedule 4): (i) take reasonable steps to locate any Personal Data relating to the Other Group in its possession; and, (ii) where such Personal Data of the Other Group is in the possession of a party, (y) cease to use the Personal Data and return the Personal Data to the Other Group or (z) if a party is not able to return such Personal Data to the Other Party, delete or destroy such Personal Data, save in either case that any Personal Data held as part of routine electronic back up procedures (provided that such Personal Data is not accessible in day to day business) may be retained in accordance with clause 11.7.

11.6

The Personal Data Requester shall not retain, use, or disclose any Personal Data for any purpose (including, but not limited to, any competitive or commercial purpose) other than in connection with the purpose for which it was requested pursuant to clause 11.1.

11.7

Notwithstanding clause 11.1, each party is only required to retain Personal Data as required pursuant to the governing law of its applicable jurisdiction or as otherwise required under any applicable law (including for the avoidance of doubt any DP Laws as defined in Schedule 4) and in compliance with the terms of its own Group’s data retention policies, as compliant with applicable laws and regulations and as amended from time to time.

11.8

Any request made pursuant to clause 11.1 shall be submitted by the Personal Data Requester, and handled and processed by the Personal Data Provider, in compliance with processes and procedures as may be agreed between the parties from time to time.

12.	DELETION OF CONFIDENTIAL DATA

12.1

Subject to the other provisions of this clause 12 (Deletion of Confidential Data), for a period of two years from Completion, if a Change of Control of either party (the “CoC Party”) is announced, the other party (the “Non-CoC Party”) may request, by written notice, that:

(A)	the CoC Party delete any Confidential Data in accordance with the provisions of this clause 12 (such request not to be unreasonably denied by the CoC Party); and

(B)	the CoC Party certify the same in writing.

12.2	Any request by the Non-CoC Party pursuant to clause 12.1 shall contain specific details of the Confidential Data that the CoC Party is being requested to delete.

12.3

Subject to clause 12.1, the CoC Party shall use all reasonable endeavours to keep the Confidential Data confidential prior to deletion and to delete the Confidential Data as soon as reasonably practical, and in any event prior to the Change of Control becoming effective.

12.4

Notwithstanding clause 12.1 and other relevant clauses of the Agreement, in the event the CoC Party is not technically able to delete the Confidential Information due to system restraints for whatever reason, the CoC Party shall (i) delete as much of the Confidential Information as it is able, (ii) notify the Non-CoC party as soon as practicable that it is unable to delete all Confidential Information (including identification of what cannot be deleted), and (iii) shall continue to be bound by its obligations of confidentiality with regard to the Confidential Information it is not able to delete (including ensuring that its new controlling party is bound by such obligations of confidentiality and does not share such Confidential Information with its affiliates or otherwise in violation of such obligations of confidentiality).

12.5

Notwithstanding clause 12.1, each party is only required to retain Confidential Information as required under any law applicable to it and in compliance with the terms of its own Group’s data retention policies, as compliant with applicable laws and regulations and as amended from time to time.

12.6	The Non-CoC Party shall reimburse to the CoC Party such reasonable Costs as the CoC Party may incur in relation to the exercise of the rights in clause 12.1 by the Non-CoC Party.

12.7

The CoC Party shall provide the Non-CoC Party with a written estimate of any such Costs where these Costs are likely to be substantial and/or the Non-CoC Party is likely to incur substantial Costs in fulfilling the request made pursuant to clause 12.1. Notwithstanding the foregoing, at the same time as it submits a request pursuant to clause 12.1 a Non-CoC Party may reasonably request that the CoC Party provide it with a written estimate of any such Costs, in which case the CoC Party shall provide such estimate prior to fulfilling the request. The Non-CoC Party’s failure to object to such estimate within five (5) Business Days of the written estimate being sent shall constitute a waiver of any objection to such Costs.

12.8	Subject to clause 12.1, each party shall consider in good faith any request for the deletion of Confidential Data which falls outside the scope of clause 12.1.

13.	PRE-COMPLETION REORGANISATION

13.1	Each of Prudential and Jackson shall use reasonable endeavours to effect, or procure that members of their Group effect, the following steps prior to Completion (the “Pre-Completion Reorganisation”):

(A)

the transfer from PUSH to PCAL of the Jackson Shares, by way of a declaration by the board of directors of PUSH of an interim distribution in specie of certain Jackson Shares with a carrying value approximately equal to PUSH’s current distributable profits, and the sale of the remaining Jackson Shares currently held by PUSH from PUSH to PCAL, the consideration in respect of such sale being left outstanding as an intercompany receivable owing from PCAL to PUSH;

(B)

the transfer of the Jackson Shares referred to in step (A) above from PUSH to PCAL pursuant to a valid instrument of transfer and the entry of PCAL into Jackson’s register of stockholders as holder of those Jackson Shares which transfer shall be of Jackson Shares in uncertificated form;

(C)

to the extent required, the entry by PCAL into a joinder agreement to the Stockholders Agreement dated 17 July 2020 between PUSH and Athene (the “Stockholders Agreement”), in form and substance reasonably acceptable to Jackson, in which PCAL agrees to be subject to all covenants and agreements of PUSH under the Stockholders Agreement, and the execution of all other agreements in effect immediately prior to step (A) above which are binding on PUSH in its capacity as stockholder of Jackson;

(D)	the declaration by the board of directors of PCAL of an interim distribution in specie of 800 Jackson Shares to Prudential;

(E)

the transfer of the Jackson Shares referred to in step (D) above from PCAL to Prudential pursuant to a valid instrument of transfer and the entry of Prudential into Jackson’s register of stockholders as holder of those Jackson Shares, which transfer shall be of Jackson Shares in uncertificated form;

(F)

the entry by Prudential into a joinder agreement to the Stockholders Agreement, in form and substance reasonably acceptable to Jackson, in which Prudential agrees to be subject to all covenants and agreements of PCAL under the Stockholders Agreement, and the execution of all other agreements in effect immediately prior to step (D) above which are binding on PCAL in its capacity as stockholder of Jackson;

(G)	the obtaining of any relevant corporate authorisations in order to effect the steps completed by the Pre-Completion Reorganisation (including any required board or shareholder resolutions); and

(H)	any other steps as Prudential and Jackson agree are reasonably required to be taken.

14.	SHARE SCHEMES

The provisions of Schedule 5 (Employee Share Schemes) set out the arrangements proposed in relation to the Prudential Incentive Plans.

15.	INSURANCE

15.1

Without prejudice to any entitlement of a Jackson Group Company arising under insurance arrangements in place before Completion, each of Jackson and Prudential confirms to the other that it shall put in place or maintain (as applicable) separate arrangements for the insurance that such Group deems appropriate, with effect as of the date of Completion.

15.2	Jackson shall ensure that:

(A)

a customary directors’ and officers’ insurance policy (“D&O Policy”) is in place and shall be maintained with the effect that any directors or officers that have been at any point before Completion appointed onto the board of a Jackson Group Company by a Prudential Group Company (or who are otherwise employees of a Prudential Group Company during their time in office) (“Prudential JGC Directors”) shall be adequately covered for any liabilities incurred in their capacity as a director or officer of a Jackson Group Company (including in respect of any claims arising after they cease to be a director or officer) for a minimum of 6 years following the date of Completion; and

(B)	such D&O Policy shall, in addition, also include adequate insurance coverage for any liabilities incurred by each of the Prudential JGC Directors in relation to or arising out of the Demerger.

15.3	The provisions in Schedule 6 (Insurance) set out the arrangements in relation to insurance claims notified in respect of:

(A)	insurance policies issued to the Pre-Demerger Group up to but excluding the date of Completion; and

(B)	occurrence or discovery insurance policies issued to the benefit of Prudential or Jackson in respect of claims arising from pre-Completion events.

15.4

Promptly upon Completion, Prudential shall use all reasonable endeavours to obtain from its insurance providers an amount equal to the proportion of the annual premium paid in advance by the Jackson Group Companies for the insurance arrangements existing prior to Completion where the Jackson Group Companies will, following Completion, lose the benefit of those insurance arrangements in respect of any occurrence, claim or circumstance that arises in part or in whole after Completion. Prudential will reimburse any such amount received from its insurance providers, less any Tax thereon (or any Tax which would have been chargeable but for a Relief), to Jackson within 30 days of Prudential’s receipt thereof.

15.5

Any steps that the parties take under clause 9.4(A) shall be without prejudice to any rights arising, or which may arise under insurance arrangements with third parties in place before the date of Completion in respect of any occurrence, claim or circumstance that arises in part or in whole before the date of Completion.

16.	WRONG POCKETS

16.1

Subject to clauses 9 and 23.3 after Completion, if a party notifies the other party that any property, business or other asset (whether tangible or intangible, and including rights pursuant to any contracts, arrangements and undertakings, but excluding rights to PRUDENTIAL/PRU Names and Marks) or rights in Business Information, which were either: (i) used prior to Completion exclusively by any Jackson Group Company in the Jackson Business; or (ii) properly should be regarded as part of the Jackson Business, are owned or possessed by any Prudential Group Company, then:

(A)

Prudential or such other Prudential Group Company shall immediately procure that the relevant interest in such property, business, asset or right in Business Information is preserved and not exploited pending transfer pursuant to sub-clause (B); and

(B)

Prudential shall transfer or assign, or procure that any other Prudential Group Company shall transfer or assign, its interest in such property, business, asset or right in Business Information to Jackson, or such other Jackson Group Company as Jackson shall nominate, for no consideration.

If the relevant property, business, asset or right in Business Information was not used prior to Completion exclusively by a Jackson Group Company in the Jackson Business but was also used in part by a Prudential Group Company in the Prudential Business, then this clause 16.1 shall apply but shall be modified as appropriate so as to transfer and assign only the relevant part of the property, business, asset or right in Business Information to the relevant Jackson Group Company by severance or some other appropriate means (including, without limitation, by way of a licence).

16.2

Subject to clauses 9 and 23.3, if after Completion, a party notifies the other party that any property, business or other asset (whether tangible or intangible, and including rights pursuant to any contracts, arrangements and undertakings) or rights in Business Information, which were either: (i) used prior to Completion exclusively by any Prudential Group Company in the Prudential Business; or (ii) properly should be regarded as part of the Prudential Business (which shall include all rights to PRUDENTIAL/PRU Names and Marks), are owned or possessed by any Jackson Group Company, then:

(A)

Jackson or such other Jackson Group Company shall immediately procure that the relevant interest in such property, business, asset or right in Business Information is preserved and not exploited pending transfer pursuant to sub-clause (B); and

(B)

Jackson shall transfer or assign, or procure that any other Jackson Group Company shall transfer or assign, its interest in such property, business, asset or right in Business Information to Prudential, or such other Prudential Group Company as Prudential shall nominate, for no consideration.

Save with respect to any rights in the PRUDENTIAL/PRU Names and Marks, if the relevant property, business, asset or right in Business Information was not used prior to Completion exclusively by a Prudential Group Company in the Prudential Business but was also used in part by a Jackson Group Company in the Jackson Business, then this clause 16.2 shall apply but shall be modified as appropriate so as to transfer and assign only the relevant part of the property, business, asset or right in Business Information to the relevant Prudential Group Company by severance or some other appropriate means (including, without limitation, by way of a licence).

17.	DISPUTE RESOLUTION

17.1

When either party considers that a dispute arising in connection with this Agreement (“Dispute”) has arisen, it may give a dispute notice to the other party (a “Dispute Notice”). The Dispute Notice must be in writing and must set out reasonable particulars of the matter in Dispute, including all relief sought.

17.2	Upon a Dispute Notice being given, the Dispute shall be resolved as follows:

(A)

the other party shall within 20 days of its receipt of the Dispute Notice provide a notice in writing to the Separation Committee setting out its response to the Dispute Notice, including reasonable particulars of any objections to the Dispute Notice (the “Response Notice”). The Separation Committee shall consider the Dispute Notice and the Response Notice reasonably and in good faith in order to seek to resolve the Dispute;

(B)

if the Dispute remains unresolved within 40 days of the Response Notice having been received by the Separation Committee (or, in the event that no Response Notice is received, within 60 days of the Dispute Notice being given), or such other period as the parties may mutually agree in writing, then the parties shall refer the Dispute to the CEO of each of Prudential and Jackson, who shall each use their respective best endeavours to resolve the Dispute in accordance with the intentions behind this Agreement; and

(C)

if after the expiry of 30 days, or such other period as the parties may mutually agree in writing, from such referral under sub-clause (B) the Dispute remains unresolved, the relevant party shall then be entitled to bring legal proceedings.

18.	COSTS AND EXPENSES

18.1

Each of Prudential and Jackson agree that (i) they are responsible for their own Costs in relation to the Demerger and (ii) they are estimated to incur the Costs as set out in Schedule 1 (Costs) as a result of, or incidental to the Demerger.

18.2

In relation to any Costs not addressed by clause 18.1, except as otherwise set out in this Agreement or agreed in writing between the parties, each party shall pay its own Costs incurred in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and all other agreements forming part of the Demerger.

19.	CONFIDENTIALITY

19.1

Subject to clause 19.2, each party shall treat as confidential all information (i) shared by the Other Group prior to Completion for the purpose of providing groupwide services or aggregating groupwide information and retained after Completion, (ii) obtained as a result of entering into or performing this Agreement, or (iii) obtained pursuant to this Agreement, and which relates to:

(A)	the provisions of this Agreement, any of the other documents referred to herein as being entered into pursuant to this Agreement and the terms of the Demerger;

(B)	the negotiations relating to this Agreement, any of the other documents referred to herein as being entered into pursuant to this Agreement and the Demerger; and

(C)	the other party or members of their respective Groups and the business carried on by such parties and other member of their Groups,

in each case including for the avoidance of doubt any information that is subject to a claim for legal privilege pursuant to the governing law of the applicable jurisdiction.

19.2

Each party acknowledges that this Agreement and its terms are required to be disclosed as part of the Form 10 and the Circular, and agrees that such disclosure shall not constitute a breach of clause 19.1.

19.3

Without limiting clause 19.1, on and from Completion, Prudential shall treat as confidential all information relating to the Jackson Group and Jackson shall treat as confidential all information relating to the Prudential Group.

19.4	Each party shall:

(A)	not disclose any such confidential information to any person other than any of its directors or employees who need to know such information in order to discharge his or her duties; and

(B)	procure that any person to whom any such confidential information is disclosed by it complies with the restrictions contained in this clause 19 as if such person were a party to this Agreement.

19.5	Notwithstanding the other provisions of this clause 19 either party may disclose any such confidential information:

(A)	to the extent required by law or for the purpose of any judicial proceedings, suits or actions arising out of or in connection with this Agreement;

(B)

to the extent requested and/or required by any securities exchange or regulatory or governmental body or any Tax Authority to which that party or another member of its group is subject, wherever situated, including as required under the listing rules of any securities exchange of a jurisdiction in which either party has or will have a listing on, whether or not the requirement for information has the force of law;

(C)	to the extent required to vest the full benefit of this Agreement in that party;

(D)

to its professional advisers, auditors and bankers to the extent necessary to provide these services, and provided they have a duty to keep such information confidential (with the disclosing party being responsible for any breach of confidentiality by them);

(E)	for the purpose of complying with any Tax related obligations;

(F)	to the extent the information has come into the public domain through no fault of that party; or

(G)

to the extent the other party has given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed (for the avoidance of doubt, it being reasonable to withhold consent where the disclosure of such information would or would be reasonably likely to constitute a waiver of legal privilege in respect of such information).

The parties shall use reasonable endeavours to resist the disclosure of any information to be disclosed pursuant to sub-clauses (A) and (B). Any information to be disclosed pursuant to sub-clauses (A), (B), (C) or (E) shall be disclosed only after, to the extent permitted by law, consultation with the other party and reasonable endeavours are made to protect the confidential nature of the information upon production to the receiving party including, but not limited to, seeking a protective order that limits the use and review of the confidential information to only those who have a need to review the confidential information (e.g. in camera review or attorneys-eyes-only) or otherwise ensuring that the person to whom any such confidential information is disclosed complies with the restrictions contained in this clause 19 as if such person were a party to this Agreement.

19.6	The restrictions contained in this clause 19 shall continue to apply after Completion or the termination of this Agreement without limit in time.

20.	ANNOUNCEMENTS

20.1	Subject to clause 20.2, no announcement concerning the transaction contemplated by this Agreement or any ancillary matter shall be made by either party without the prior written approval of the other.

20.2	Either party may make an announcement concerning the transaction contemplated by this Agreement or any ancillary matter if required by:

(A)	any applicable law or regulation; or

(B)

any securities exchange or regulatory or governmental body or any Tax Authority to which that party is subject, wherever situated, including as required under the listing rules of any securities exchange of a jurisdiction in which either party has or will have a listing on, whether or not the requirement has the force of law, provided that, unless consultation is prohibited by applicable law or regulation, or is not reasonably practicable in the circumstances, it is made by the party only after consultation with the other party.

20.3	For the avoidance of doubt, neither party shall breach clause 20.2 by the disclosure of any information contained in the Circular or the Form 10.

20.4	The restrictions contained in this clause 20 shall continue to apply after Completion or the termination of this Agreement without limit in time.

21.	PAYMENTS

Payment due to be made under this Agreement shall be free and clear of all deductions, withholdings, set-offs, or counterclaims whatsoever, except as may be required by law. If any deductions or withholdings are required by law, the paying party shall be obliged to pay such sum as will, after such deductions or withholdings have been made, leave the receiving party with the same amount as it would have been entitled to receive in the absence of any such requirement to make such deductions or withholdings.

22.	TAX MATTERS

The provisions of Schedule 7 (Tax Matters) shall apply in relation to certain arrangements between the parties in respect of Tax.

23.	INTELLECTUAL PROPERTY

23.1

As between the Parties, the Prudential Group Companies shall retain ownership of and the exclusive worldwide right to the use and registration of the PRUDENTIAL/PRU Names and Marks and all rights that flow therefrom (including all associated goodwill). Subject to clause 23.2, without prejudice to or any limitation on the trade mark rights of the Prudential Group Companies, Jackson shall not (and shall procure that no Jackson Group Company shall) for:

(A)	a minimum period of five (5) years following Completion; and

(B)	thereafter for so long as any Prudential Group Company continues to retain an interest in the Prudential PRU/Names and Marks,

use or register any PRUDENTIAL/PRU Names and Marks or any confusingly similar Names or Marks in relation to the foregoing, in any territory.

23.2

To the extent relevant, Jackson shall, and shall procure that the Jackson Group Companies shall, as soon as reasonably practicable following Completion, destroy or delete from existing stocks, sales literature, stationery, buildings, signage and vehicles of Jackson, any PRUDENTIAL/PRU Names and Marks and any confusingly similar Names or Marks in relation to the foregoing.

23.3

Each of (i) Prudential and (ii) Jackson shall procure the termination (effective from Completion) of all licences of any Intellectual Property Rights or rights in Business Information between (A) any Prudential Group Company and (B) any Jackson Group Company, save as expressly permitted by the terms of this Agreement.

23.4

The Parties acknowledge that certain registered Marks consisting of or including the elements “PPM” or “PPM Worldwide” that are owned or possessed by a Prudential Group Company are used exclusively by Jackson Group Companies in the Jackson Business or should be properly regarded as part of the Jackson Business (the “PPM Marks”). Prudential shall assign, or procure that any other Prudential Group Company shall assign, all of its rights, title, property and interests in the relevant PPM Mark to Jackson, or such other Jackson Group Company as Jackson nominate, such assignment to be in a form agreed between the Parties. If, for whatever reason, a PPM Mark is not assigned to Jackson or a Jackson Group Company pursuant to this Clause 23.4, Prudential shall: (i) procure that no Prudential Group Company uses the relevant PPM Mark until expiry of the relevant registration of the PPM Mark; and (ii) shall not renew the registration of the relevant PPM Mark following its expiry.

24.	FURTHER ASSURANCE AND COOPERATION

24.1

Prudential and Jackson shall each act in good faith to procure the due performance of the obligations of the members of their respective Groups under any agreements entered into or to be entered into by them in connection with the Demerger.

24.2	From the date of this Agreement, the parties undertake to co-operate in good faith to:

(A)	ensure they and their respective Groups do such acts and things as may be required; and

(B)	take immediate or prompt steps to the extent required to prevent (so far as possible) or remedy or limit the consequences of any matter having a material and adverse effect,

for the purpose of giving to Prudential and Jackson and their respective Groups the full benefit of the provisions of, and to implement all actions required by, this Agreement and all other agreements entered into in connection with the Demerger.

24.3	From the date of this Agreement:

(A)

the parties shall use all reasonable endeavours to procure that, and to procure that the members of their respective Groups use all reasonable endeavours to procure that, any necessary third party execute such documents and do such acts and things as may be reasonably required for the purpose of giving to Prudential and Jackson the full benefit of all relevant provisions of this Agreement; and

(B)

without prejudice to any other provision of this Agreement, Prudential and Jackson undertake to use all reasonable endeavours to co-operate and to ensure their respective Groups co-operate with each other in relation to the conduct of litigation, inquiries from government or regulatory bodies (including any Tax Authority), investigations or other proceedings of a like nature (each an “Investigation”) where:

(i)	they have a mutual interest in the Investigation; and

(ii)

co-operating in such manner would not materially adversely affect any material interest of either of them (with each party bearing its own Costs in respect of such co-operation, save as otherwise agreed).

25.	NOTICES

25.1	A notice under this Agreement shall be given or made in writing in the English language. The use of e-mail is permitted.

25.2

Notices under this Agreement shall be sent to a party at its address and for the attention of the individual set out below (or to such other address or for the attention of such other individual as a party may have notified to the other party):

Prudential

Address:	1 Angel Court, London EC2R 7AG

For the attention of:	Company Secretary

Jackson

Address:	1 Corporate Way, Lansing, Michigan 48951

For the attention of:	General Counsel

25.3	Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(A)	if delivered personally, on delivery;

(B)	if sent by first class inland post, two clear Business Days after the date of posting;

(C)	if sent by airmail, six clear Business Days after the date of posting; and

(D)	if sent by e-mail, when the communication enters the relevant information system.

25.4

Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

25.5

A notice under or in connection with this Agreement shall not be invalid by reason of any mistake or typographical error or if the contents are incomplete, provided it should have been reasonably clear to the recipient what the correct or missing particulars should have been.

25.6

The provisions of this clause 25 shall not apply in relation to the service of any proceedings or other documents in any legal action nor, for the avoidance of doubt, communications relating to day-to-day business necessary between the parties in performance of their obligations under this Agreement.

26.	ENTIRE AGREEMENT

26.1

This Agreement and the other documents referred to herein as being entered into pursuant to this Agreement constitute the entire agreement and understanding between the parties relating to the subject matter of this Agreement (“Entire Agreement Documents”) and supersede any prior drafts, agreements, undertakings, representations, warranties and arrangements of any kind, whether or not in writing, regarding the same.

26.2

Each party acknowledges that in entering into the Entire Agreement Documents, it is not relying upon, and has not been induced to enter into the Entire Agreement Documents by, any pre-contractual statement other than as expressly set out in the Entire Agreement Documents.

26.3

Except in the case of fraud, no party shall have any right of action against any other party to this Agreement arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in the Entire Agreement Documents.

26.4

For the purposes of this clause, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time prior to this Agreement becoming legally binding.

26.5	This Agreement may only be varied in writing signed by each of the parties.

27.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

27.1

This Agreement confers a benefit on the Prudential Group Companies and the Jackson Group Companies (each for the purposes of this clause a “Group Third Party”) and, subject to the remaining provisions of this clause, is intended to be enforceable by each Group Third Party by virtue of the Contracts (Rights of Third Parties) Act 1999.

27.2

Save as provided in sub-clause 27.1, the parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

27.3	Notwithstanding the provisions of sub-clause 27.1, this Agreement may be varied in any way and at any time by the parties to this Agreement without the consent of any Group Third Party.

28.	MISCELLANEOUS

Assignment

28.1	No party shall assign or purport to assign all or any part of the benefit of, or its rights or benefits under, this Agreement without the prior written consent of the other party.

No waiver

28.2

No failure or delay on the part of any person in exercising any right or remedy provided by law or under this Agreement (and any other agreement referred to herein) shall operate as a waiver or variation of it, or preclude its exercise at any subsequent time.

28.3	No clause or right under the Agreement may be waived except by written instrument signed by the party against which the waiver is to be effective.

28.4

A waiver by any person of a breach of or default under this Agreement (and any other agreement referred to herein) shall not constitute a waiver of any other breach or default and shall not affect the other terms of this Agreement (and any other agreement referred to herein) or the rights of any other person thereto.

Variation

28.5	No variation of this Agreement shall be valid unless it is agreed in writing and signed by or on behalf of each of the parties.

No partnership or agency

28.6

Nothing in this Agreement (or in any other arrangements contemplated hereby) shall constitute a partnership between the parties or any of them, nor constitute any party the agent of any other party for any purpose.

Severance

28.7

If any term or provision of this Agreement is or becomes invalid, unenforceable or illegal, in whole or in part, under the laws of any jurisdiction, such term or provision shall to that extent be deemed not to form part of this Agreement, but the validity, enforceability or legality of the remaining provisions of this Agreement shall not be impaired.

Continuing effect

28.8	Each provision of this Agreement shall continue in full force and effect after Completion, unless such provision has been fully performed on or before Completion.

Rights not exclusive

28.9

The rights and remedies of each party under this Agreement are cumulative and not exclusive of any rights or remedies of that party under the general law. Each party may exercise each of its rights as often as it thinks necessary.

Termination

28.10

Notwithstanding any other provision of this Agreement, Prudential may in its absolute discretion by notice in writing to Jackson at any time prior to Completion terminate this Agreement, whereupon no party shall have any claim against any other party for compensation, Costs, damages or otherwise, except as otherwise provided for herein, and this Agreement shall be of no further force or effect.

28.11

Subject to clause 28.10, no party shall be entitled to rescind or terminate this Agreement or any part of this Agreement after Completion for any reason whatsoever, and the rights and obligations of the parties hereunder shall continue notwithstanding Completion.

Counterparts

28.12	This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

28.13	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

29.	GOVERNING LAW AND SERVICE OF PROCESS

29.1

Except as expressly set forth herein, this Agreement is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law, except as expressly set forth herein.

29.2

Without limiting clause 17 (Dispute Resolution), the courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Agreement. Any proceedings, suits or actions arising out of or in connection with this Agreement may be brought in English courts.

29.3

Jackson irrevocably appoints CT Corporation c/o TRIDENT COMPANY SERVICES (UK) LIMITED of 54 Portland Place, London, W1B 1DY to be its agent for service of process and agrees that any document may be effectively served on it in connection with proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules. A copy will be delivered to Jackson in accordance with clause 25 (Notices), provided that this requirement does not affect the validity of the appointment of Jackson’s agent for service of process or the validity of service on that agent.

29.4

If the agent at any time ceases for any reason to act as such, Jackson shall appoint a replacement agent having an address for service in England or Wales and shall notify Prudential of the name and address of the replacement agent. Failing such appointment and notification, Prudential shall be entitled by notice to Jackson to appoint a replacement agent to act on behalf of Jackson. The provisions of this clause 29 applying to service on an agent apply equally to service on a replacement agent.

SCHEDULE 1

COSTS

The parties agree that the following principles shall be adhered to in respect of payment of certain Costs.

1.

Prudential estimates that it shall incur $50 million of Costs (including VAT) as a result of, or incidental to, the Demerger. Jackson estimates that it shall incur $75 million of Costs (including VAT) as a result of, or incidental to, the Demerger.

2.

No member of the Jackson Group may seek reimbursement from Prudential (or any Prudential Group Company) in respect of any Costs attributable to work commissioned by any Jackson Group Company (or director or officer thereof) in connection with the Demerger except as agreed in writing between the parties. Any such Costs will remain the responsibility of the relevant Jackson Group Company (even if the relevant invoice is addressed to a Prudential Group Company) unless agreed in writing with Prudential prior to the date of this Agreement or agreed by the Separation Committee subsequently to the date of this Agreement.

SCHEDULE 2

MUTUAL INDEMNITIES

1.

Subject to paragraph 5, Prudential covenants to pay any Jackson Group Company on an after-Tax basis an amount equal to any losses, Costs, damages and expenses whatsoever, suffered or arising directly or indirectly from or in consequence of any of the Prudential Business Liabilities.

2.

Subject to paragraph 6, Jackson covenants to pay any Prudential Group Company on an after-Tax basis an amount equal to any losses, Costs, damages and expenses whatsoever, suffered or arising directly or indirectly from or in consequence of any of the Jackson Business Liabilities.

3.	For the purpose of this Schedule 2 (Mutual Indemnities), the following are “Prudential Business Liabilities”:

(A) any and all obligations, claims, liabilities and expenses of or incurred by any Jackson Group Company to the extent relating to the Prudential Business or a breach of clause 19 of this Agreement by a Prudential Group Company, whether or not in the ordinary course of business, matured or unmatured, liquidated or unliquidated, fixed, known or unknown, and whether arising out of circumstances existing prior to, on or subsequent to Completion, regardless of where or against whom such obligations, claims, liabilities and expenses are asserted or determined or whether asserted or determined prior to, on or subsequent to Completion (but excluding any obligation, claim, liability and expense which has been met, settled or paid on or before Completion with evidence of the same provided in writing to Jackson); and

(B) any and all obligations, claims, liabilities and expenses of or incurred by any Jackson Group Company arising:

(i)

under any agreement for the acquisition, sale or other disposal of any company, business or asset where such agreement was entered into prior to Completion and such company, business or asset related to or formed part of the Prudential Business and/or such obligation, claim, liability or expense was assumed prior to the date hereof by a Prudential Group Company; and

(ii)	under any agreements containing covenants to pay amounts in respect of Tax or Tax indemnities required to be entered into pursuant to any agreement within sub-paragraph (i),

and, for the avoidance of doubt, where such agreement or deed relates to a number of companies, businesses and/or assets some of which related to the Prudential Business and others of which related to the Jackson Business, includes only those obligations, claims, liabilities and expenses so arising which related to the Prudential Business.

4.	For the purpose of this Schedule 2 (Mutual Indemnities), the following are “Jackson Business Liabilities”:

(A)

any and all obligations, claims, liabilities and expenses of or incurred by any Prudential Group Company to the extent relating to the Jackson Business or a breach of clause 19 of this Agreement by a Jackson Group Company, whether or not in the ordinary course of business, matured or unmatured, liquidated or unliquidated, fixed, known or unknown, and whether arising out of circumstances existing prior to, on or subsequent to Completion, regardless of where or against whom such obligations, claims, liabilities and expenses are asserted or determined or whether asserted or determined prior to, on or subsequent to Completion (but excluding any obligation, claim, liability and expense which has been met, settled or paid on or before Completion with evidence of the same provided in writing to Prudential); and

(B)	any and all obligations, claims, liabilities and expenses of or incurred by any Prudential Group Company arising:

(i)

under any agreement for the acquisition, sale or other disposal of any company, business or asset where such agreement was entered into prior to Completion and such company, business or asset related to or formed part of the Jackson Business and/or such obligation, claim, liability or expense was assumed prior to the date hereof by a Jackson Group Company; and

(ii)	under any agreements containing covenants to pay amounts in respect of Tax or Tax indemnities required to be entered into pursuant to any agreement within sub-paragraph (i),

and, for the avoidance of doubt, where such agreement or deed relates to a number of companies, businesses and/or assets some of which related to the Jackson Business and others of which related to the Prudential Business, includes only those obligations, claims, liabilities and expenses so arising which related to the Jackson Business.

5.	The Prudential Business Liabilities shall not include:

(A)

such other obligations, claims, liabilities or expenses of or incurred by a Jackson Group Company as may be agreed in writing between Prudential and Jackson (each such obligation, claim, liability or expense, an “Excluded Prudential Business Liability”); or

(B)

such other obligation, claim, liability or expense of or incurred by a Jackson Group Company which is provided for under any written agreement between a Jackson Group Company and a Prudential Group Company or which otherwise arises from any such agreement.

6.	The Jackson Business Liabilities shall not include:

(A)

such other obligations, claims, liabilities or expenses of or incurred by a Prudential Group Company as may be agreed in writing between Prudential and Jackson (each such obligation, claim, liability or expense, an “Excluded Jackson Business Liability”); or

(B)

such other obligation, claim, liability or expense of or incurred by a Prudential Group Company which is provided for under any written agreement between a Jackson Group Company and a Prudential Group Company or which otherwise arises from any such agreement.

SCHEDULE 3

PROVISIONS ON CLAIMS UNDER THE MUTUAL INDEMNITIES

It is agreed between Prudential and Jackson that, if either Prudential or Jackson (or any of their respective Group Companies) (each, an “Indemnified Party”) gives notice to another such party (the “Indemnifying Party”) of any claim against the Indemnifying Party under the Mutual Indemnities or any Indemnified Party becomes aware of any claim against it or any other fact or circumstance which, if substantiated, will or might give rise to a claim against the Indemnifying Party under the Mutual Indemnities, then the following provisions of this Schedule 3 shall apply:

1.

The Indemnified Party shall as soon as reasonably practicable (and in any event within 20 Business Days of the Indemnified Party first becoming aware that a matter constitutes a claim against the Indemnifying Party) give notice and available details thereof to the Indemnifying Party and shall consult with the Indemnifying Party with respect thereto. If any Indemnified Party fails to give notice promptly as required, any claim by the Indemnified Party hereunder shall be reduced to the extent that such failure can be shown to have increased the liability of the Indemnifying Party to the Indemnified Party or to any other person.

2.	Any notice given by an Indemnified Party pursuant to paragraph 1 shall be in writing and shall specify in reasonable detail:

(A)	the basis upon which it is considered there is an entitlement to indemnification;

(B)	the members of the Indemnified Party’s Group considered to have suffered or incurred losses;

(C)	the identity of any third parties involved; and

(D)

insofar as it is reasonably practicable to determine the same (but without prejudice to the final determination of the amount to be indemnified in respect thereof), an estimate of the monetary amount of the losses which the Indemnified Party reasonably expects to be suffered or incurred by such Indemnified Party or any member of its Group and in respect of which it is considered such Indemnified Party is or will be entitled to indemnification.

3.	Prudential and Jackson shall endeavour to agree within 60 days of receipt of a notice pursuant to paragraph 1:

(A)	the basis upon which there is or may be an entitlement to indemnification; and

(B)	to the extent practicable the quantification or the basis of quantification of the indemnification in respect of losses identified in the notice referred to in paragraphs 1 and 2;

and if they cannot so agree any entitlement to indemnification shall be determined pursuant to clause 17 (Dispute Resolution).

4.

Notwithstanding the provisions of this Schedule 3, the Indemnified Party shall provide and shall procure that each of its subsidiary undertakings shall provide to the Indemnifying Party and its professional advisers and agents reasonable access to premises and personnel and to any relevant documents and records within its possession or control (with the right to copy the same at the Indemnifying Party’s own expense) save for any documents or records which are the subject of legal or professional privilege, for the purpose of investigating such claim or potential claim or enabling the Indemnifying Party to remedy or avert such breach or matter or to avoid, dispute, resist, appeal, compromise, defend, mitigate or determine the amount of any such claim, subject to the Indemnifying Party procuring that it and its professional advisers and agents keep such information confidential and subject to applicable DP Laws (save for the purposes of, and to the extent necessary for, defending or contesting the matter which is the subject of the relevant indemnity claim).

5.

The Indemnified Party shall and shall procure that each of its subsidiary undertakings shall take such action as the Indemnifying Party may reasonably request to allow the Indemnifying Party the opportunity to remedy or avert such breach or matter or to avoid, dispute, resist, appeal, compromise, defend or mitigate any claim which would or might give rise to a claim against the Indemnifying Party under the relevant Mutual Indemnities or any matter which would or might give rise to such a claim or matter and shall, in connection with any proceedings related to any such claim or matter, use professional advisers nominated by the Indemnifying Party in relation thereto or, if the Indemnifying Party so requests, allow the Indemnifying Party the exclusive conduct thereof, in each case on the basis that the Indemnified Party shall be fully indemnified by the Indemnifying Party for all liabilities, obligations and Costs reasonably incurred as a result of any such request by the Indemnifying Party and on the basis that the Indemnifying Party shall keep the Indemnified Party reasonably informed on matters relating to the proceedings.

6.

The Indemnified Party shall not, and shall procure that none of its subsidiary undertakings shall, make an admission of liability, agreement, compromise or settle any claim or matter which would or might give rise to a claim against the Indemnifying Party under the Mutual Indemnities without the prior written consent of the Indemnifying Party.

7.

Prudential and Jackson may enter into agreements or other arrangements providing for the set-off of payments due to be made by way of indemnification by both Prudential and Jackson. The obligations of either party in respect of any particular losses indemnified under the Mutual Indemnities shall be deemed to have been fully discharged where the amount agreed by the parties to be payable in respect of such loss is paid or taken into account in arriving at any net amount payable by or on behalf of one to the other. For the purpose of this paragraph 7, the amount payable in respect of a loss under the Mutual Indemnities shall be taken to be agreed if it has been determined in accordance with the provisions of clause 17 (Dispute Resolution).

8.

Without prejudice to the provisions of any applicable insurance policies, Prudential and Jackson shall each take all reasonable steps to mitigate any losses of any of the members of their respective Group which might give rise to a claim to be entitled to indemnification under the Mutual Indemnities.

9.

Without prejudice to any recourse which either party may have against any member of the Other Group (including without limitation any entitlement it may have to be indemnified under the Mutual Indemnities), each of the parties hereby waives any claim (arising before Completion) which it may have against any employee or former employee who is or was employed by any company in the Other Group or who is or was employed by a body corporate which is not a member of the Other Group but who is or was employed in the conduct of the Prudential Business or the Jackson Business (as applicable) arising out of their employment save insofar as such claim relates to allegations of fraud on the part of such employee or former employee and save in the context of a claim by or on behalf of that employee against that party (or a member of that party’s Group) or the trustees or managers of a retirement benefits scheme of that party (or of a member of that party’s Group).

10.	Limitations on liability

10.1	Time limits

No liability shall arise in respect of any claim or claims under this Schedule 3 unless the Indemnified Party has notified the Indemnifying Party of the relevant claim, stating in reasonable detail the nature of the claim and, so far as reasonably practicable, an estimate of the amount claimed:

(A)	in respect of any claim or claims related to Tax, on or before the date falling 7 years after the date of Completion; and

(B)	in respect of any other claim or claims, on or before the date falling 6 years after the date of Completion.

(C)	Monetary limits

(D)	No liability shall arise in respect of any claim or claims under this Schedule 3:

(i)	in respect of any individual claim (or series of related claims with respect to related facts or circumstances) for less than $100,000; and

(ii)

unless and until the aggregate of all claims (disregarding any claims excluded by paragraph 10.1(D)(i) above) for which the Indemnifying Party is liable under this Schedule 3 exceed $1,000,000, but once the aggregate amount of all such claims has exceeded such sum, the Indemnifying Party shall be liable in respect of the full amount of such claims and not the amount by which such sum is exceeded.

(E)

Any amounts for which a party is liable to the other party under this Schedule 3 shall be recorded under the name of the claiming party on a list agreed between Prudential and Jackson. At the end of each six month period, the aggregate amounts for which the respective parties are liable shall be set off against each other and an adjusting payment shall be made to the party who retains a positive balance of losses. Each of Prudential and Jackson shall then begin the next six month period with a zero balance of losses for the purposes of the above procedure.

10.2	Insured claims

(A)

Notwithstanding any other provisions of this Agreement (but subject to sub-paragraph (B) below), where any Indemnified Party or any member of such Indemnified Party’s Group has insurance cover in respect of any losses it may suffer or incur, the Mutual Indemnities shall apply only to the extent that the losses so suffered or incurred exceed, and shall not include, the amount which the relevant Indemnified Party or any member of such Indemnified Party’s Group is entitled to recover from the relevant insurer or insurers. However, notwithstanding the foregoing provisions of this sub-paragraph (A), any losses recovered or recoverable from the relevant insurer or insurers shall count towards the calculation of the amounts referred to in sub-paragraph (B).

(B)

Notwithstanding sub-paragraph (A), if the relevant Indemnified Party or any member of such Indemnified Party’s Group has not actually received from the relevant insurer or insurers the full amount of its losses, or such part thereof as is within the limits of the relevant insurances, within 12 months of the Insurance Date, the Mutual Indemnities will extend to cover indemnification in respect of the losses in question or such part thereof as is within the limits of the relevant insurances. Such extension of the Mutual Indemnities is conditional on that Indemnified Party, at the option of the Indemnifying Party, either (a) diligently undertaking and pursuing proceedings against the relevant insurer or insurers at the reasonable direction and expense of the Indemnifying Party and accounting to the Indemnifying Party for the net amount recovered, after deducting reasonable Costs of recovery, or (b) assigning or causing there to be assigned to the Indemnifying Party all the rights and claims against the relevant insurer or insurers of the Indemnified Party and the members of its Group.

In this sub-paragraph (B), “Insurance Date” means the later of (i) the giving of a claims notice relating to the relevant losses, (ii) the final calculation of the amount of the relevant losses or part thereof, and (iii) the date of payment to a third party by an Indemnified Party.

11.	Recovery from third parties

(A)

Without prejudice to the provisions of sub-paragraphs (B) and (C), but subject to sub-paragraphs (D) and (E) of this paragraph 11, where an Indemnified Party has, or in the reasonable opinion of the Indemnifying Party may have, any claim against any third party in relation to any matter in respect of which it is or may be entitled to indemnification under the Mutual Indemnities, such Indemnified Party agrees, at the option of the Indemnifying Party, either:

(i)	to assign to the Indemnifying Party the conduct of such claim; or

(ii)	to:

(a)	take all reasonable steps to enforce such claim against such third party; and

(b)

reimburse to the Indemnifying Party the net amount, after deducting Costs of recovery and any Tax thereon (or any Tax which would have been chargeable thereon but for a Relief), recovered from such third party in respect of such claim to the extent that such Indemnifying Party has paid an amount in relation to such indemnity to such Indemnified Party in respect of the matters the subject of such claim.

(B)	The Costs of the Indemnified Party incurred in enforcing any claim against any third party as is referred to in sub-paragraph (A) shall form a part of the entitlement to be indemnified.

(C)

In any event, the Indemnifying Party shall be entitled at any stage and at its sole discretion to settle any such third party assessment or claim. The Parties agree to take into consideration the terms and conditions of any relevant insurance policy.

(D)

The provisions of this paragraph 11 shall only apply in respect of a claim or series of connected claims if the aggregate amount claimed by the Indemnified Party in respect of such claim or series of connected claims is greater than $1,000,000.

(E)

Neither Prudential nor Jackson shall be required under this paragraph 11 to take any steps in relation to any claim or possible claim against any third party if it reasonably considers that the taking of such steps would or would be reasonably likely to cause material damage to any business relationship it has with that third party or with any other person.

12.	Effect of waiver, release, etc.

Any obligation or liability of an Indemnifying Party in respect of any claim of an Indemnified Party to be entitled to indemnification under this Agreement may in whole or in part be released, compounded or compromised, by time or indulgence given by an Indemnified Party in its absolute discretion without in any way prejudicing or affecting its rights under this Agreement in relation to any other claim or matter or any other rights it may have.

13.	No liability if loss is otherwise compensated for

(A)

The Indemnified Party and those deriving title from the Indemnified Party on or after Completion shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once between them in respect of any individual claim under the Mutual Indemnities.

(B)

The Indemnifying Party shall not be liable for any claim under the Mutual Indemnities to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Indemnified Party.

14.	Acts of the Indemnified Party

(A)	No claim shall lie against the Indemnifying Party under the Mutual Indemnities to the extent that such claim is wholly or partly attributable to:

(i)	any voluntary act, omission, transaction or arrangement carried out by the Indemnified Party or on its behalf or by persons deriving title from the Indemnified Party on or after Completion; or

(ii)	any admission of liability made after the date hereof by the Indemnified Party or on its behalf or by persons deriving title from the Indemnified party on or after Completion.

(B)

The Indemnifying Party shall not be liable for any claims under the Mutual Indemnities which would not have arisen but for any reorganisation or change in ownership of the Indemnified Party’s Group after Completion or any changes in the accounting basis on which any of the companies in the Indemnified Party’s Group values its assets or any other change in accounting policy or practice of any member of the Indemnified Party’s Group after Completion.

15.	Allowance, provision or reserve in the accounts

No matter shall be the subject of a claim under the Mutual Indemnities by Prudential or Jackson (as the case may be) to the extent that allowance, provision or reserve in respect of such matter shall have been made in the accounts of a company within the Group of the claiming party as at the date of this Agreement or has been included in calculating creditors or deducted in calculating debtors in the accounts of a company within the Group of the claiming party and (in the case of creditors or debtors) is identified in the records of the relevant Group or shall have been otherwise taken account of or reflected in the financial information contained in the Form 10 or the Circular, as the case may be.

16.	Future legislation

Save in the case of any legislation having retrospective effect to a date prior to the date of this Agreement, no liability shall arise in respect of any claim under the Mutual Indemnities if and to the extent that liability occurs or is increased wholly or partly as a result of any legislation not in force at the date of this Agreement.

17.	Loss of goodwill or business

No claim shall lie against the Indemnified Party under the Mutual Indemnities to the extent that the subject of the claim relates to the fact that the relevant Group has lost goodwill or possible business.

18.	Fraud

No liability shall attach to the Indemnifying Party in respect of claims under the Mutual Indemnities in the case of any fraud or dishonesty on the part of the Indemnified Party.

SCHEDULE 4

ACCESS TO PERSONAL DATA

1.	Definitions

“Adequacy Decision”	means an adequacy decision (in whatever form that may take, including the statement regarding transfers to the EEA in the “Using Personal Data After Brexit” guidance issued by the UK Government on 6 February 2019 and the “Guidance on Amendments to UK Data Protection Law in the Event the UK Leaves the EU Without a Deal”, as updated by the UK Government on 23 April 2019) covering an International Transfer issued by the UK government in relation to the data protection regime of one or more specified non-UK countries or territories;

“Applicable Law”

means any and all:

(i) legislation (including statutes, statutory instruments, treaties, regulations, orders, directives, by-laws, and decrees); and

(ii)  judgments, resolutions, decisions, orders, notices or demands of a competent court, tribunal, regulatory body or governmental authority in each case having the force of binding law or by which either party is bound, in each case in any jurisdiction relevant to either party;

“Binding Corporate Rules”	means personal data protection policies adhered to by a Controller or Processor for transfers or a set of transfers of personal data to a controller or processor as approved by the relevant data protection authority in accordance with DP Law;

“Controller”	means Jackson or Prudential acting as an independent controller (the term “controller” being as defined under the GDPR);

“Data Breach”	means any accidental or unlawful destruction, loss (including any temporary or permanent loss of access), alteration, unauthorised disclosure of, or access to the Personal Data or any unauthorised or unlawful processing of the Personal Data;

“DP Law”

means all Applicable Law from time to time relating to the processing of Personal Data and privacy including (where applicable) including:

(i) the GDPR;

(ii)  any other data protection and privacy laws, regulations and other similar instruments in any other jurisdiction to which it is subject; and

(iii)  any judicial or administrative interpretation of any of the above, and any mandatory guidance, guidelines, codes of practice, approved codes of conduct or approved certification mechanisms issued by any relevant data protection supervisory authority;

“Data Subject”	has the meaning given in the GDPR;

“EEA”	means the European Economic Area;

“International Transfer”	means (i) a transfer of, or access to, Personal Data from one party in the UK to or by the other party in any country or territory outside the UK; and (ii) any onward transfer from, or access to, a country or territory outside the UK;

“Notify”	means sending a notice, notification or other written communication via email (a “Notice” or “Notification”) in accordance with paragraph 3.11 and/or paragraph 3.12 to SIRT@jackson.com for Notices sent to Jackson acting as Controller and to GHO.dataprotection@prudentialplc.com for Notices sent to Prudential acting as Controller;

“Objection Notice”	has the meaning given to that term in paragraph 3.6;

“Personnel”

means all or any of:

(i) directors, officers, employees and/or agents of a party;

(ii)  the directors, officers, employees and/or agents of any sub-contractors; and

(iii)  any other individuals engaged by or on behalf of a party or any sub-contractor in the performance of any part of the party’s obligations under this Agreement;

“processing”	has the meaning given to that term in the GDPR, and “process” and “processed” shall have a corresponding meaning;

“Processor”	means Prudential or Jackson acting as a separate processor (as defined under the GDPR);

“Regulator”	means any regulatory, administrative, supervisory or governmental agency, body or authority (whether regional, national or supranational) to whose rules, regulations or guidance any party (or any assets, resources or business of such party) is, from time to time, subject or submits, or which otherwise relate to the processing under this Agreement;

“Standard Contractual Controller Clauses” or “SCCCs”	means the standard contractual clauses for the transfer of such Personal Data from a controller in the UK to a controller outside of the UK as approved by the UK government and/or the UK Regulator for data protection (or such other relevant authority of the UK);

“Standard Contractual Processor Clauses” or “SCPCs”	means the standard contractual clauses for the transfer of such Personal Data from a controller in the UK to a processor outside of the UK as approved by the UK government and/or the UK Regulator for data protection (or such other relevant authority of the UK); and

“Sub-Processor”	has the meaning given to that term in paragraph 3.5

2.	Interpretation

2.1

Terms and expressions used in the Agreement shall have the same meaning in this Schedule 4, unless otherwise defined herein, and terms and expressions used in this Schedule 4 and not defined in the Agreement and this Schedule 4 shall have the meaning assigned to them in DP Law.

3.	Controller to Processor Provisions

3.1	The parties acknowledge and agree that in respect of the processing described in:

(A)

Appendix 1 and in accordance with clause 11 of the Agreement, Prudential appoints Jackson as Processor and Jackson shall process the Personal Data described in Appendix 1 on behalf of Prudential only for the purposes of performing its obligations under the Agreement (which includes the purposes described in Appendix 1); and

(B)

Appendix 2 and in accordance with clause 11 of the Agreement, Jackson appoints Prudential as Processor and Prudential shall process the Personal Data described in Appendix 2 on behalf of Jackson only for the purposes of performing its obligations under the Agreement (which includes the purposes described in Appendix 2).

3.2	Jackson and Prudential each shall, when acting as a Processor, comply with the terms of this paragraph 3.

3.3

A description of the duration, nature and purpose of the processing carried out by each Processor under this Schedule, and the type of Personal Data and categories of Data Subjects contained in the Personal Data is set out in Appendix 1 and Appendix 2. The parties shall keep this information up-to-date during the term of the Agreement and shall agree any necessary variations in accordance with clause 28.5 of the Agreement.

General obligations of a Processor

3.4	A Processor shall:

(A)	comply with its obligations under DP Law;

(B)

process the Personal Data only on documented instructions from a Controller, unless the Processor is legally required to process the Personal Data for another purpose by UK law to which the Processor is subject and provided it informs the Controller of that legal requirement and the proposed processing before such processing takes place (unless that law prohibits such information being disclosed on important grounds of public interest);

(C)

ensure that the Personal Data shall only be accessible by its Personnel to the extent necessary to properly perform their duties in relation to this Agreement, who are informed of its confidential nature and the security procedures relating to it, and who are contractually bound to maintain its confidentiality; and

(D)

take all measures required by DP Law, including implementing appropriate technical and organisational measures to ensure a level of security appropriate to the risk (taking into account the state of the art, the costs of implementation and the nature, scope, context and purposes of processing as well as the risks for the rights and freedoms of natural persons) presented by processing, in particular from accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to Personal Data transmitted, stored or otherwise processed. Such measures shall include (as appropriate):

(i)	pseudonymising and encrypting Personal Data;

(ii)	ensuring the ongoing confidentiality, integrity, availability and resilience of processing systems and services;

(iii)	restoring the availability and access to Personal Data in a timely manner in the event of a physical or technical incident;

(iv)	regularly testing, assessing and evaluating the effectiveness of technical and organisational measures for ensuring the security of the processing (and having suitable process to do so);

(v)	complying with any security provisions in this Schedule; and

(vi)	putting in place processes to be able to:

(a)	detect and promptly contain a Data Breach; and

(b)	reasonably assist the Controller (following a Data Breach) to assess the risk to individuals and determine whether Data Breach notifications and/or breach communications are required.

Sub-Processing

3.5	Subject to paragraph 3.7, a Processor shall have general authorisation to engage another data processor to process Personal Data (a “Sub-Processor”) provided that it:

(A)

notifies the Controller 30 Business Days in advance of any new or replacement Sub-Processor it wishes to engage and such Notice shall include documentation that will allow the Controller to understand the security profile of the proposed Sub-Processor, including the results of any due diligence that the Processor has undertaken in relation to the proposed Sub-Processor’s procedures and mechanisms in accordance with Article 32 of the GDPR (or the equivalent provision of any other piece of Applicable Law); and

(B)	complies with its obligations in paragraph 3.6, paragraph 3.7 and paragraphs 3.10 to 3.18.

3.6

Within 10 Business Days of having been Notified of the addition or replacement of any Sub-Processor, the Controller shall Notify the Processor either: (i) of its acceptance of the addition or replacement; or (ii) of its objections to the addition or replacement (an “Objection Notice”) and such Objection Notice shall contain clear supporting reasons and/or supporting evidence explaining why the appointment has been objected to. The parties agree they shall have discussions in good faith to try to resolve the issue or concerns identified by the Controller in its Objection Notice. If the objections are not withdrawn or if no agreement is reached on this within 10 Business Days, either Party shall have the right to terminate the provisions of this Schedule 4 (to the extent that those provisions relate to Personal Data that is the subject of an objection) before the Personal Data is communicated to the new Sub-Processor.

3.7	Notwithstanding paragraphs 3.5 and 3.6 above, a Processor shall hereby have general authorisation to appoint any member of its Group as Sub-Processor.

3.8

If, at any time, a Sub-Processor is engaged, the Processor shall ensure that such Sub-Processor is bound by the terms of a contract which imposes on such Sub-Processor data protection obligations that are similar and no less onerous that those set out in this Schedule 4 and, in particular, the Processor shall obtain sufficient guarantees from the Sub-Processor that it shall implement appropriate technical and organisational measures in such a manner that the processing shall meet the requirements of DP Law.

3.9

A Processor shall not be relieved of any of its obligations under this Schedule 4, and shall remain fully liable to the Controller for the performance of the Sub-Processor’s obligations and for its acts and omissions.

Assistance by the Processor

3.10	A Processor shall:

(A)

taking into account the nature of the processing assist (at the Controller’s cost) the Controller by appropriate technical and organisational measures as far as this is reasonably possible for the fulfilment of the Controller’s obligation to respond to requests for exercising the Data Subject’s rights under DP Law;

(B)

promptly provide to the Controller (at the Controller’s cost) such assistance as the Controller may from time to time reasonably require to enable it to comply with its security, data breach notification, impact assessment, prior consultation, record keeping and audit responsibilities under DP Law, and each party shall be permitted, for the purposes of this paragraph 3.10, to act in accordance with its own relevant internal policies, which shall include for the avoidance of doubt any “data request process document” (however so called) drafted jointly by the parties to govern the sharing of Personal Data pursuant to this Agreement, in each case as amended from time-to-time and solely to the extent that any such policies are compliant with DP Law.

Processor Data Breaches and interactions with Regulators

3.11	In the event of a Data Breach, a Processor shall Notify the Controller promptly (and in any event within 36 hours) of identifying such Data Breach, and together with such notice, provide:

(A)	a point of contact within the Processor who shall liaise with and, as soon as it becomes available, provide further information to, the Controller;

(B)	a written description of the nature of, and facts known relating to, the Data Breach, including details of the:

(i)	categories and approximate numbers of the Data Subjects (and identities of Data Subjects if known), categories of Personal Data and Personal Data records concerned;

(ii)	likely causes, effects and consequences of the Data Breach and details of whether any Personal Data was encrypted; and

(iii)	measures taken or proposed to be taken to address the Data Breach including any measures to mitigate any possible adverse effects;

and where, but only in so far as, it is not possible to provide the information referred to in this sub-paragraph (B) at the same time as the Notification, such information shall be provided as soon as that information becomes available (and in such a manner as to enable the Controller to make any Data Breach notification and to meet its documentation obligations).

3.12	Following the Processor becoming aware of any Data Breach it shall:

(A)

take such steps, on an ongoing basis, as are reasonably necessary to provide the Controller with the information necessary for it to comply with its Data Breach notification, data communication and documentation obligations;

(B)	not disclose any information about the Data Breach (including to any Regulator or to any of the Controller’s affected Data Subjects) without the Controller’s prior written consent, except:

(i)

where it is required to do so by Applicable Law but always subject to Notifying the Controller in advance and taking on board reasonable requests from the Controller, unless that Applicable Law prohibits such notification on important grounds of public interest); or

(ii)	to its own customers to the extent the Data Breach affects them.

(C)

provide reasonable assistance to the Controller with the implementation of its contingency plans and other mitigation activities relating to such Data Breach and (unless otherwise agreed with Controller) take prompt action to stop the Data Breach, recover any Personal Data or other information and fix any vulnerabilities to prevent further Data Breaches.

3.13	The Processor shall provide reasonable assistance to the Controller with making any mandatory notifications to Regulators and/or affected Data Subjects in the event of a Data Breach.

Data retention, compliance and audits of a Processor

3.14	A Processor shall:

(A)

following the termination or expiry of the Agreement (or relevant part thereof), at the Controller’s discretion, either promptly return to the Controller all of the Personal Data (or relevant part thereof, including all existing copies), delete all of the Personal Data (or relevant part thereof, including all existing copies), or put beyond use all of the Personal Data (or relevant part thereof, including all existing copies) and certify the same in writing, unless such Personal Data is required to be retained by the Processor under any applicable law or in compliance with the terms of the Processor’s own data retention policies;

(B)	make available to the Controller all reasonable information necessary to demonstrate compliance with this paragraph 3;

(C)

subject to paragraph 3.15, allow for and contribute to audits and inspections conducted by the Controller, its representatives or other auditors mandated by the Controller, during Working Hours in the place of the Processor and no more than once per calendar year, and subject to compliance with all the Processor’s reasonable requests in relation to security and confidentiality, with any such audit or inspection being carried out at the sole expense of the Controller and conducted remotely unless absolutely necessary, and only on providing four weeks’ prior Notice to the Processor; and

(D)	with regard to sub-paragraph (B) and (C), promptly inform the Controller if, in its opinion, an instruction from the Controller infringes DP Law.

3.15	The Processor shall allow for and contribute to audits and inspections more frequently than once per calendar year if requested by the Controller in connection with a:

(A)	Data Breach affecting Personal Data held by the Processor;

(B)	breach of this Schedule 4 by the Processor;

(C)	requirement from a Regulator; or

(D)	requirement under the terms of any other Applicable Law,

and, in any such circumstance, the audit shall be carried out at the sole expense of the Processor for an audit under paragraph 3.15(A) (which the Data Breach is attributable to the Processor) or 3.15(B), and at the sole expense of the Controller for an audit under paragraph 3.15(A) (where the Data Breach is attributable to the Controller), 3.15(C) or 3.15(D).

International transfers by a Processor

3.16	A Processor shall only make an onward International Transfer in compliance with:

(A)

the Controller’s documented instructions, unless the transfer is required by UK law to which the Processor is subject and provided it Notifies the Controller of that legal requirement and the proposed transfer before such transfer takes place (unless that law prohibits such information being disclosed on important grounds of public interest);

(B)	the provisions of this Schedule, including in relation to sub-processing; and

(C)	DP Law.

3.17

Prior to an International Transfer, unless a relevant Adequacy Decision or Binding Corporate Rules are in place, the relevant party agrees to enter into appropriate SCPCs to ensure the relevant International Transfer is permitted under the GDPR, and that party will review the contents of the Annex to all relevant SCPCs to ensure that they remain correct (and otherwise update the Annex to those SCPCs in accordance with clause 28.5 of the Agreement).

3.18

The parties agree to annually review the Annex of the relevant SCPCs to ensure their contents remain correct and otherwise ensure the Annexes are kept up to date in accordance with clause 28.5 of the Agreement.

3.19	To the extent there is a conflict between the terms of the relevant SCPCs and any other terms of this Agreement, the terms of the relevant SCPCs shall prevail.

4.	Controller to Controller Provisions

4.1	The parties agree that the terms of this paragraph 4 shall apply to any processing undertaken by either party as described in sub-paragraph 4.2, below.

4.2

Each party acknowledges and agrees that any Personal Data it holds which relates to the other party, which is required by that other party (the “Receiving Controller”) for the purposes of its legal or regulatory obligations, shall be provided by the party holding the Personal Data (the “Providing Controller”) on the basis of a controller to controller transfer, and each party shall act as an independent Controller of the relevant Personal Data.

4.3	A Receiving Controller shall:

(A)	comply with its obligations under DP Law;

(B)

ensure that Personal Data it receives shall only be accessible by its Personnel to the extent necessary to properly perform their duties in relation to this Agreement, who are informed of its confidential nature and the security procedures relating to it, and who are contractually bound to maintain its confidentiality; and

(C)

take all measures required by DP Law, including implementing appropriate technical and organisational measures to ensure a level of security appropriate to the risk (taking into account the state of the art, the costs of implementation and the nature, scope, context and purposes of processing as well as the risks for the rights and freedoms of natural persons) presented by processing, in particular from accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to Personal Data transmitted, stored or otherwise processed. Such measures shall include (as appropriate):

(i)	pseudonymising and encrypting Personal Data;

(ii)	ensuring the ongoing confidentiality, integrity, availability and resilience of processing systems and services;

(iii)	restoring the availability and access to Personal Data in a timely manner in the event of a physical or technical incident;

(iv)	regularly testing, assessing and evaluating the effectiveness of technical and organisational measures for ensuring the security of the processing (and having suitable process to do so);

(v)	complying with any security provisions in this Schedule; and

(vi)	putting in place processes to be able to:

(a)	detect and promptly contain a Data Breach; and

(b)	reasonably assist the other Controller (following a Data Breach) to assess the risk to individuals and determine whether Data Breach notifications and/or breach communications are required.

Assistance and data access rights

4.4

If either party receives a request from an individual regarding the Personal Data it holds about that individual in connection with the Agreement or to otherwise exercise their Data Subject rights under DP Law, it shall promptly provide to the other party (at that party’s cost) such assistance as that party may from time to time reasonably require to enable it to comply with its obligations and responsibilities under DP Law.

Data Breaches and interactions with Regulators

4.5

The Receiving Controller will notify the other party, without undue delay (and in any event within 36 hours), if it becomes aware of any unauthorised or unlawful processing, loss, corruption or destruction of, or damage to, a material amount of the Personal Data it processes in connection with the Agreement that, in its view, may result in a risk to the rights and freedoms of individuals.

4.6

If either party receives any complaint, notice or communication from a Regulator which relates directly or indirectly to the other party’s: (i) processing of Personal Data; or (ii) a potential failure to comply with DP Law, the recipient of such complaint, notice or communication shall, to the extent permitted by law, promptly forward the complaint, notice or communication to the other party and provide the other party with reasonable co-operation and assistance in relation to the same.

Data retention and audits

4.7

The Receiving Controller shall retain Personal Data received from the Providing Controller for a period which is no longer than it is reasonably required to hold such data, having regard to the purposes for which such data is processed or to be processed.

4.8

Subject to sub-paragraph 4.9, the Receiving Controller shall allow for and contribute to audits and inspections conducted by the Providing Controller, its representatives or other auditors mandated by the Providing Controller, during Working Hours in the place of the Receiving Controller and no more than once per calendar year, and subject to compliance with all the Receiving Controller’s reasonable requests in relation to security and confidentiality, with any such audit or inspection being carried out at the sole expense of the Providing Controller and conducted remotely unless absolutely necessary, and only on providing four weeks’ prior Notice to the Receiving Controller.

4.9	The Receiving Controller shall allow for and contribute to audits and inspections more frequently than once per calendar year if requested by the Providing Controller in connection with a:

(A)	Data Breach affecting Personal Data held by the Receiving Controller;

(B)	breach of this Schedule 4 by the Receiving Controller;

(C)	requirement from a Regulator; or

(D)	requirement under the terms of any other Applicable Law,

and, in any such circumstance, the audit shall be carried out at the sole expense of the Receiving Controller for an audit under paragraph 4.9(A) (where the Data Breach is attributable to the Receiving Controller) or 4.9(B), and at the sole expense of the Providing Controller for an audit under paragraph 4.9(A) (where the Data Breach is attributable to the Providing Controller), 4.9(C) or 4.9(D)

International transfers by a Controller

4.10

Prior to an International Transfer, unless a relevant Adequacy Decision exists or Binding Corporate Rules are in place, the transferring Controller agrees to enter into appropriate SCCCs or SCPCs (as applicable) to ensure that the International Transfer is permitted under DP Law, and that party will review the contents of the Annex to all relevant SCCCs or SCPCs (as applicable) to ensure that they remain correct (and otherwise update the Annex to those SCCCs or SCPCs in accordance with clause 28.5 of the Agreement).

4.11

The parties agree to annually review the Annex of the relevant SCCCs or SCPCs (as applicable) to ensure that their contents remain correct and otherwise ensure the Annexes are kept up to date in accordance with clause 28.4 of the Agreement.

4.12	To the extent there is a conflict between the terms of the relevant SCCCs or SCPCs (as applicable) and any other terms of the Agreement, the terms of the relevant SCCCs or SCPCs shall prevail.

Appendix 1

Types of Personal Data to be processed	Nature and purpose of processing	Categories of data subjects	Subject matter of processing	Duration of processing

The Personal Data processed comprises the following categories of data:

•  Names

•  Title (including job title)

•  Contact details (telephone numbers and email addresses)

•  Location

•  Addresses

•  Date of Birth

•  ID documentation

•  Details of Shares or Units held

•  Banking information

•  IP addresses

•  Family and dependant information

•  Employment records

•  Health and bio-metric information

•  Photographs and image data

•  KYC and due diligence related information

In order to give effect to the agreed data-sharing arrangements, Jackson may act in the capacity of data processor for Prudential.

The parties may in addition, from time to time, also act in the capacity of as data controllers.

The Personal Data processed relates to the following categories of Data Subjects:

•  Directors, agents, contractors, employees and prospective employees of the parties;

•  Customers, clients and third-party contacts of the parties (including investors); and

•  Prospective customers, clients and third-party contacts of the parties (including investors)

Pursuant to clause 11 of the Agreement, Jackson will continue to hold co-mingled Personal Data. relating to both parties. Personal Data processing arrangements to allow, amongst other things, access to the co-mingled Personal Data, of the parties are required.

Jackson will retain and allow access to Personal Data residing within certain electronic, hard copy, archive, file stores and applications.

The parties will continue to process the Personal Data for as long as the agreed data-sharing arrangement is required or until deletion of Personal Data is possible in accordance with the relevant data retention policies.

Appendix 2

Types of Personal Data to be processed	Nature and purpose of processing	Categories of data subjects	Subject matter of processing	Duration of processing

The Personal Data processed comprises the following categories of data:

•  Names

•  Title (including job title)

•  Contact details (telephone numbers and email addresses)

•  Location

•  Addresses

•  Date of Birth

•  ID documentation

•  National Insurance details

•  Details of Shares or Units held

•  Banking information

•  IP addresses

•  Family and dependant information

•  Employment records

•  Health and bio-metric information

•  Photographs and image data

•  KYC and due diligence related information

In order to give effect to the agreed data-sharing arrangements, Prudential may act in the capacity of data processor for Jackson.

The parties may in addition, from time to time, also act in the capacity of data controllers.

The Personal Data processed relates to the following categories of Data Subjects:

•  Directors, agents, contractors, employees and prospective employees of the parties;

•  Customers, clients and third-party contacts of the parties (including investors); and

•  Prospective customers, clients and third-party contacts of the parties (including investors)

Pursuant to clause 11 of the Agreement, Prudential will continue to hold co-mingled Personal Data relating to both parties.

Personal Data processing arrangements to allow, amongst other things, access to the co-mingled Personal Data, of the parties are required.

Prudential will retain and allow access to Personal Data residing within certain electronic, hard copy, archive, file stores and applications.

The parties will continue to process the Personal Data for as long as the agreed data-sharing arrangement is required or until deletion of Personal Data is possible in accordance with the relevant data retention policies.

SCHEDULE 5

EMPLOYEE SHARE SCHEMES

Prudential and Jackson agree that, as a consequence of the Demerger, participants in the Prudential Incentive Plans who are employed by the Jackson Group as at Completion (or previous employees of the Jackson Group who retain rights under the Prudential Incentive Plans at this date) will, with effect from and conditional upon completion of the Demerger, be entitled to receive the rights granted under the relevant Prudential Incentive Plan in accordance with the rules of the relevant Prudential Incentive Plan. These rights can be summarised as follows:

1.	General

For the purposes of this Schedule 5:

“ADR” means an American depositary share representing two Prudential Shares, evidenced by an American depositary receipt; and

“NYSE” means the New York Stock Exchange.

2.	Prudential Incentive Plans

Awards held by any current or past employees of the Jackson Group under the following Prudential Incentive Plans will not vest on the Demerger but will be automatically exchanged for an equivalent award granted by Jackson:

(A)	Prudential Long Term Incentive Plan 2013 (the “PLTIP”)

(B)	Prudential Group Deferred Bonus Plan 2010 (the “GDBP”)

(C)	Prudential Deferred Annual Incentive Plan 2013 (the “DAIP”) and

(D)	Prudential Restricted Stock Plan 2015 (the “RSP”).

Jackson Group employees participating in the Prudential Group Share Incentive Plan (the “Group SIP”) will be treated as good leavers under the Group SIP rules and their Prudential Shares will be transferred to them following Demerger. Jackson Group employees will not be able to acquire any further Prudential Shares under the Group SIP following Demerger.

Jackson employees participating in the Prudential Savings-Related Share Option Scheme (the “SAYE”) will be treated as good leavers and may exercise their option(s) until the end of their original exercise period. To the extent not exercised at the end of that period, options will lapse.

Where any current or former employee of the Jackson Group is or becomes entitled to receive a cash amount on a deferred basis (whether from a member of the Prudential Group or from a member of the Jackson Group) (a “Deferred Cash Award”) which is outstanding on, or relates to service before, the Demerger, that Deferred Cash Award will continue to subsist on its original terms and will be settled by Jackson on the original payment timetable. Where an award was originally granted subject to malus and clawback provisions, it will continue to be subject to those malus and clawback provisions, except that any post-demerger exercise of those malus and clawback provisions will fall exclusively in the authority of the Compensation Committee of Jackson.

3.	Exchange ratios

Where in this Schedule 5 reference is made to a current or past employee of the Jackson Group (a “Jackson Participant”) being granted an equivalent award over Jackson Shares (the “New Award”) in exchange for an existing award over Prudential Shares or ADRs (the “Old Award”):

(A) the number of Jackson Shares over which a New Award is granted in respect of any Old Award granted under the PLTIP will be calculated by reference to the average mid-market closing prices over:

(i)	in relation to a Prudential ADR, the last ten dealing days when the Prudential ADR retained the right to receive the Demerger Dividend; and

(ii)	in relation to a Jackson Share, the first ten dealing days following the start of regular trading of the Jackson Shares on the NYSE,

or on such other basis as is permitted by the PLTIP rules;

(B)

any New Award calculated in accordance with (A) will be granted subject to the terms of the PLTIP rules, except that references in those terms to the “Company” will be to Jackson and references to “Shares” will be to Jackson Shares (meaning that, following the Demerger, references to the “Committee” and the “Share Plan Committee” will be construed as references to the Compensation Committee of Jackson);

(C)	the number of Jackson Shares over which a New Award is granted in respect of any Old Award granted under the GDBP, DAIP or RSP will be calculated as the sum of:

(i)

the number of Jackson Shares which the Jackson Participant would have received if the Jackson Participant had been the beneficial owner of the Prudential ADRs subject to the Jackson Participant’s Old Award at the Demerger Record Time; and

(ii)

an additional number of Jackson Shares calculated by dividing (a) the total value of the Prudential ADRs subject to the Old Award (measured as the number of such ADRs multiplied by the mean of the mid-market closing values of a Prudential ADR for the first 10 dealing days following the start of regular trading of the Jackson Shares on the NYSE), divided by (b) the mean mid-market closing value of a Jackson Share for the same period or on such other basis as is permitted by the rules of the relevant plan(s);

(D)	Jackson will take appropriate steps to give legal effect to the New Awards as soon as reasonably practicable following the Demerger;

(E)

New Awards will, so far as practicable, be granted on the same terms as, (in the case of Old Awards granted under the PLTIP) and on broadly equivalent terms to, (in the case of Old Awards granted under the GDBP, DAIP or RSP) the Old Award, including the terms relating to vesting and holding periods and the application of malus and/or clawback.

(F)

Where performance conditions apply to the Old Award, the performance conditions applied to the New Award will be such as to be, in the reasonable opinion of the Compensation Committee of Jackson, no more and no less difficult to achieve than those applicable to the Old Award would have been, had the Demerger not taken place.

4.	Jackson Share Scheme

Jackson Group employees will not be eligible to be granted any further share options or awards under the Prudential Incentive Plans. The Compensation Committee of Jackson may determine future eligibility for Jackson Group employees under any Jackson incentive plans including share schemes and may delegate authority to others for these purposes.

Awards granted under the PPM America, Inc. Performance Incentive Award Plan (the “PIAP”) will not vest on the Demerger, will not be exchanged and will continue on their original terms including the terms relating to performance conditions, vesting and holding periods and the application of malus and/or clawback.

5.	Conduct issues

In the event that a party to this Agreement becomes aware after the Demerger but before the fifth anniversary of the grant date of an Old Award by reference to which a New Award was granted of:

(i)	a significant conduct/culture/governance issue that results in a significant capital add-on or material fine or similar sanction; or

(ii)	any circumstances which the board of directors of that party reasonably believes might give rise to the malus or clawback provisions of any outstanding New Award being invoked;

which occurred before the Demerger (a “Conduct Issue”), then:

(A)	that party will, within 14 days of becoming aware of the Conduct Issue, notify the other party to this Agreement of the nature of the Conduct Issue;

(B)

The Remuneration Committee of Prudential and the Compensation Committee of Jackson will share such information in a timely fashion in good faith as might be required by the other to make decisions about the implications of the Conduct Issue for the relevant award(s) held by the employees of the Prudential Group and the employees of the Jackson Group respectively. Specifically, this flow of information will facilitate decisions in relation to:

(i)	the assessment of conduct performance targets attached to the Old Award and the New Award made in place of the Old Award;

(ii)	the operation of malus and clawback powers; and

(iii)	any other use of discretion which either Committee deems appropriate.

Notwithstanding any provision to the contrary, any post-demerger exercise of malus and/or clawback powers or any other use of discretion that may impact the outstanding New Awards and entitlements of employees of the Jackson Group will fall exclusively in the authority of the Compensation Committee of Jackson.

6.	Dividend equivalent payment

Awards held by any current or former employees of the Jackson Group under the Prudential Incentive Plans which are released before Completion may attract a dividend equivalent payment payable after Completion. In this circumstance:

(i)	the trustee (Sanne Group) will receive the dividend equivalent payment on behalf of current or former employees of the Jackson Group, in the normal way;

(ii)	the trustee will remit these funds in US dollars to the Jackson Group within three days of receipt;

(iii)	the trustee will provide the Jackson Group with details of the amounts payable to each current or former employee of the Jackson Group; and

(iv)	the Jackson Group will transfer the funds to current or former employee of the Jackson Group within 30 days of receipt, in line with the information provided by the trustee.

7.	Tax

The Prudential Group and the Jackson Group will respond in good faith and share information as might be required by the other in order to comply with specific requests or enquiries made by relevant Tax Authorities in relation to awards or compensation delivered via any Prudential Incentive Plan or Jackson Share Scheme and received by Jackson Group employees or current or former Prudential employees within the scope of U.S. income tax and/or social security regulations.

SCHEDULE 6

INSURANCE

1.	Each party shall provide to the other party, upon reasonable request, access to all insurance policies that have:

(A)	been issued to the Pre-Demerger Group, up to but excluding the date of Completion; and

(B)	been issued on an occurrence or discovery basis to the benefit of Prudential and Jackson in respect of claims arising from pre-Completion events.

2.

Subject to paragraph 3, Prudential and Jackson shall, from Completion, provide such reasonable assistance for the purpose of making and pursuing claims under any such policies as any member of the Other Group may reasonably request (the “Insurance Administration Services”) in respect of any occurrence, claim or circumstance that:

(A)	arises in part or in whole prior to the date of Completion; and/or

(B)	falls within the scope of cover of any relevant policy in place in respect of such period; and

(i)

in relation to occurrence-based policies, was notified prior to the date of Completion (under any relevant policy) or was incurred, in part or in whole, prior to the date of Completion but not reported prior to the date of Completion; or

(ii)

in relation to claims-made policies, was notified, or any circumstances which, in the liable party’s reasonable discretion, may lead to a claim, were notified, prior to the date of Completion or, where relevant, within any discovery period applicable to such claims-made policies, provided whichever party is making the claim shall have responsibility for pursuing any such claim.

3.

Prudential and Jackson shall only provide assistance to any Other Group company in respect of making any claim referred in paragraph 2 to the extent that such assistance from such party would not, in the reasonable opinion of such party, constitute a regulated activity for the purposes of FSMA and any related legislation or would otherwise constitute a regulated or unlawful activity under applicable law.

4.

Prudential shall bear or shall procure that the relevant Prudential Group Company shall bear the excess of the amount insured in respect of any such claim of a Prudential Group Company as referred to in paragraph 2, and Jackson shall bear or shall procure that the relevant Jackson Group Company shall bear the excess of the amount insured in respect of any such claim of a Jackson Group Company as referred to in paragraph 2.

5.

Prudential and Jackson shall from Completion cooperate and use reasonable endeavours to procure that the proceeds payable with respect to a claim covered by this Schedule 6 be paid directly to the relevant Group Company that incurred the loss or liability, unless doing so would adversely affect any Prudential Group Company or Jackson Group Company. In the event such direct payment cannot be made, (i) Prudential shall procure that the proceeds which it receives (less an amount equal to any Tax thereon (or any Tax which would have been chargeable thereon but for a Relief)) in connection with a claim covered by this Schedule 6 brought by or relating to any Jackson Group Company shall be paid promptly to the relevant Jackson Group Company that suffered the loss or liability underlying such proceeds and, pending such payment, such proceeds shall be held on trust for the relevant Jackson Group Company and (ii) Jackson shall procure that the proceeds which it receives (less an amount equal to any Tax thereon (or any Tax which would have been chargeable thereon but for a Relief)) in connection with a claim covered by this Schedule 6 brought by or relating to any Prudential Group Company shall be paid promptly to the relevant Prudential Group Company that suffered the loss or liability underlying such proceeds and, pending such payment, such proceeds shall be held on trust for the relevant Prudential Group Company.

6.	Prudential and Jackson will consult each other where access to the other party’s knowledge and resource is reasonably necessary for the proper operation of the Insurance Administration Services.

7.

Where a director or officer of the Prudential Group or the Jackson Group has a deed poll of indemnity, Prudential agrees that it will comply with its obligations to indemnify those persons who were directors and officers of the Jackson Group Companies immediately prior to Completion in accordance with the terms of any such deed poll of indemnity.

8.

Prudential and Jackson shall procure that all claims and known incidents occurring prior to the date of Completion which could result in a claim after Completion have been or will be notified to the relevant insurers prior to the date of Completion, pursuant to the notice requirements of the applicable insurance policies, and each party shall promptly notify the other party of any claim so notified, in the case of a notification made to Jackson, to the attention of Corporate Insurance and, in the case of a notification made to Prudential, in accordance with clause 25 (Notices) of the Agreement.

9.

Where an insurance policy is insufficient to pay all covered liabilities of the Jackson Group and the Prudential Group, the provisions of the relevant insurance policies control. Both Jackson and Prudential undertake not to take any act or make any omission with the intention of altering the order and amounts in which insurers make pay-outs which would unfairly prejudice the ability of the other party to receive payments under the relevant policies.

10.

Without prejudice to paragraph 8 above, each party agrees that following Completion it will notify the other party of any claims made by any Group Company under policies that, prior to Completion, covered both Prudential and Jackson and their respective Group Companies. Such notifications shall be made within a reasonable time period of that party making the claim with the relevant insurer and in any event within 40 Business Days. Each party further agrees that following a claim, it shall: (i) keep the other party promptly informed of any material changes in relation to that claim; and (ii) update the other party as to the progress of any such claim(s) when requested, on at least a bi-annual basis. Responses to requests for information will be sent within 30 Business Days from the initial request. Notifications and requests for information under this paragraph 10 shall be sent, in the case of notifications sent to Jackson, to the attention of Corporate Insurance and, in the case of notifications sent to Prudential, in accordance with clause 25 (Notices) of the Agreement.

SCHEDULE 7

TAX MATTERS

1.	INTERPRETATION

In this Schedule:

1.1	the following expressions shall have the following meanings:

“Joint Issue”	means any matter or issue which is likely to affect the Tax position of both a Jackson Demerging Company and a Prudential Demerging Company;

“Jackson Demerging Companies”	means Jackson and its subsidiary undertakings immediately after Completion and “Jackson Demerging Company” means any of them;

“Prudential Demerging Companies”	means Prudential and its subsidiary undertakings immediately after Completion and “Prudential Demerging Company” means any of them;

“Tax”	means all taxes, levies, duties and imposts and any charges, deductions or withholdings in the nature of tax, including taxes on gross or net income, profits or gains and taxes on receipts, sales, use, occupation, development, franchise, employment, value added and personal property, whether of the United Kingdom, the United States or elsewhere, together with all penalties, charges and interest relating to any of them or to any failure to file any return required for the purposes of any of them;

“Tax Authority”	means any authority responsible for the collection or management of any Tax;

“Tax Counsel”	means a senior Tax barrister of at least fifteen years’ standing with the relevant expertise to advise or make a determination (as applicable) on the relevant matter; and

“Tax Period”	means an accounting period or any other period in respect of which a Tax return is required to be submitted to any Tax Authority; and

1.2	unless otherwise specified, references to “period” are to a period of time and not to an accounting period unless the phrase “accounting period” is used.

2.	TAX RETURNS, TAX DISPUTES AND JOINT ISSUES

2.1	Prudential shall prepare the Tax returns of the Prudential Demerging Companies for all Tax Periods.

2.2	Jackson shall prepare the Tax returns of the Jackson Demerging Companies for all Tax Periods.

2.3

Prudential shall procure that the Prudential Demerging Companies shall afford such access to their books, accounts and records as is necessary and reasonable to enable Jackson to exercise its rights and obligations under this paragraph 2.

2.4

Jackson shall procure that the Jackson Demerging Companies shall afford such access to their books, accounts and records as is necessary and reasonable to enable Prudential to exercise its rights and obligations under this paragraph 2.

2.5

Prudential shall, in addition to complying with its obligations pursuant to sub-paragraph 2.3, at the request of Jackson, co-operate with Jackson in the preparation of Tax returns in respect of any Tax Period beginning on or before Completion (and, in particular, provide any information reasonably requested by Jackson in respect of the preparation of Tax returns that must be filed on an annual basis at least 30 Business Days before the relevant filing date for such returns) except (where the matter in question is not a Joint Issue) to the extent that such co-operation might prejudice the interests of a Prudential Demerging Company or would otherwise be onerous or unreasonable.

2.6

Jackson shall, in addition to complying with its obligations pursuant to sub-paragraph 2.4 at the request of Prudential, co-operate with Prudential in the preparation of Tax returns in respect of any Tax Period beginning on or before Completion (and, in particular, provide any information reasonably requested by Prudential in respect of the preparation of Tax returns that must be filed on an annual basis at least 30 Business Days before the relevant filing date for such returns) except (where the matter in question is not a Joint Issue) to the extent that such co-operation might prejudice the interests of a Jackson Demerging Company or would otherwise be onerous or unreasonable.

2.7

To the extent that a Prudential Demerging Company comes into possession of any notice, letter or other document (by or on behalf of any Tax Authority or otherwise) which is addressed to, or otherwise solely relates to the Tax affairs of a Jackson Demerging Company, Prudential shall, or shall procure, that such notice, letter or document is sent as soon as practicably possible to the relevant Jackson Demerging Company.

2.8

To the extent that a Jackson Demerging Company comes into possession of any notice, letter or other document (by or on behalf of any Tax Authority or otherwise) which is addressed to, or otherwise solely relates to the Tax affairs of a Prudential Demerging Company, Jackson shall, or shall procure, that such notice, letter or document is sent as soon as practicably possible to the relevant Prudential Demerging Company.

2.9

Prudential shall, at the request of Jackson, co-operate with Jackson in connection with the determination of any liability to Tax or other matter relating to a Jackson Demerging Company which is disputed by any Tax Authority where the liability to Tax or other matter relates to a period before Completion or to assets which were owned by a Jackson Demerging Company at Completion except (where the matter in question is not a Joint Issue) to the extent that such co-operation might prejudice the interests of a Prudential Demerging Company or would otherwise be onerous or unreasonable.

2.10

Jackson shall, at the request of Prudential, co-operate with Prudential in connection with the determination of any liability to Tax or other matter relating to a Prudential Demerging Company which is disputed by any Tax Authority where the liability to Tax or other matter relates to a period before Completion or to assets which were owned by an Prudential Demerging Company at Completion except (where the matter in question is not a Joint Issue) to the extent that such co-operation might prejudice the interests of a Jackson Demerging Company or would otherwise be onerous or unreasonable.

2.11

Where the matter referred to at 2.5, 2.6, 2.9 or 2.10 above is a Joint Issue, each party shall keep the other party fully informed and the party shall co-operate (including as to how any associated costs should be borne by the parties) with the aim of ensuring that a coherent approach is taken by them in respect of the Joint Issue and it is resolved in a manner which strikes a fair and reasonable balance between the legitimate interests of the two parties.

3.	TRANSFER PRICING INCLUDING TRANSFER PRICING DOCUMENTATION

Prudential plc Group Master File for 2021 Accounting Period

3.1	The parties agree and acknowledge that:

(A)	a transfer pricing master file in respect of the Prudential group for the accounting period year ended 31 December 2021 (the “Master File”) needs to be completed by 31 March 2022; and

(B)	Prudential shall be responsible for preparing the Master File but Jackson shall be responsible for preparing any country appendices to the extent that they relate to any Jackson Business.

3.2

Jackson shall co-operate with Prudential in the preparation of the Master File and, in particular, promptly provide any information reasonably requested by Prudential (including the country appendices to the extent that they relate to any Jackson Business as referred to in sub-paragraph 3.1(B)) in sufficient time to enable the Master File to be completed before the relevant deadline.

3.3	Nothing in this Schedule or in the Agreement shall be construed as preventing or otherwise restricting either party from disclosing the Master File:

(A)

to its subsidiaries, associates, and other persons with which it has a relevant connection for the purposes of applicable transfer pricing legislation where such persons are legally required to retain the Master File or information contained therein or to provide it to any Tax Authority; and

(B)

to its professional advisors provided that, prior to receipt of the Master File, such advisors have entered into a non-disclosure agreement with Prudential restricting them from disclosing the contents of the Master File to any person other than the relevant Tax Authority or otherwise as required by law.

Prudential plc CbCR for 2020 Accounting Period

3.4	The parties agree and acknowledge that:

(A)

a country-by-country report in respect of the Prudential group for the accounting period year ended 31 December 2020 (the “2020 CbCR”) is required to be submitted to HMRC on or before 31 December 2021; and

(B)	Prudential shall be responsible for preparing the 2020 CbCR.

3.5

Jackson shall co-operate with Prudential in the preparation of the 2020 CbCR and, in particular, promptly provide any information reasonably requested by Prudential in sufficient time to enable the 2020 CbCR to be filed before the relevant deadline.

Prudential plc CbCR for 2021 Accounting Period

3.6	The parties agree and acknowledge that:

(A)

a country-by-country report in respect of the Prudential group for the accounting period year ended 31 December 2021 (the “2021 CbCR”) is required to be submitted to HMRC on or before 31 December 2022; and

(B)	Prudential shall be responsible for preparing the 2021 CbCR.

3.7

Jackson shall co-operate with Prudential in the preparation of the 2021 CbCR and, in particular, promptly provide any information reasonably requested by Prudential in sufficient time to enable the 2021 CbCR to be filed before the relevant deadline.

CbCR local notifications

3.8

Subject to sub-paragraph 3.9, the parties agree and acknowledge that Prudential is responsible for preparing and filing all local notifications in respect of country-by-country-reporting for the Prudential Demerging Companies and Jackson is responsible for preparing and filing all local notifications in respect of country-by-country-reporting for the Jackson Demerging Companies.

3.9

Where a notification in respect of country-by-country-reporting is required to be filed in a jurisdiction other than the UK or the US and such notification covers both Prudential Demerging Companies and Jackson Demerging Companies (a “Single Notification”), Prudential shall be responsible for preparing and filing the Single Notification. Jackson shall provide any information reasonably requested by Prudential in respect of the preparation of the Single Notification in sufficient time to enable the Single Notification to be filed before the relevant deadline.

4.	WITHHOLDING TAX

In the event that the US Internal Revenue Service (“IRS”) asserts that US withholding tax was required to have been accounted to the IRS but was not so accounted (or that the amount accounted was incorrect) with respect to any dividends paid by a Jackson Demerging Company to the Prudential Demerging Companies (or amounts treated as dividends under US tax law) in Tax Periods preceding Completion, Prudential shall reimburse Jackson for an amount equal to the amount which the

Jackson Demerging Company was required to account to the IRS as a result of such assertion, together with any applicable interest and penalties. The parties shall discuss in good faith how to deal with the IRS’s assertion (including whether it should be appealed) and Jackson shall ensure that Prudential is promptly and fully informed of any correspondence or communication from the IRS in respect of such assertion (including by providing copies of any correspondence or communication to Prudential where relevant). The management and conduct of any proceeding in connection with the foregoing shall be controlled by Prudential.

5.	COMPETENT AUTHORITY CLAIM

5.1

The parties note that Prudential has made a request, on behalf of PUSH, for a discretionary limitation of benefits determination with respect to paragraph 3(a)(iii) of Article 10 of the UK-US Double Tax Convention (the “Competent Authority Claim”).

5.2	Notwithstanding any other provisions of this Schedule, the parties agree and acknowledge that:

(A)

the management and conduct of the Competent Authority Claim, and all matters in respect of the Competent Authority Claim, remains the sole responsibility of Prudential (including any correspondence with the IRS and HMRC in respect of the Competent Authority Claim), save that Prudential shall keep Jackson informed of any material developments in respect of the Competent Authority Claim; and

(B)	Jackson shall promptly provide such access to information and personnel and such other documents or assistance as is reasonably requested by Prudential in respect of the Competent Authority Claim.

6.	DISPUTE RESOLUTION

6.1	All claims, disputes and differences between the parties arising in connection with this Schedule shall be governed by the provisions of clause 17 of the Agreement subject as set out above.

6.2

Failing resolution of any such claims, disputes and differences between the parties arising in connection with this Schedule in accordance with clause 17.2(A) and 17.2(B) of the Agreement as an alternative to bringing legal proceedings pursuant to clause 17.2(B) of the Agreement, either party may refer the matter to an Independent Expert.

6.3

For the purposes of this paragraph 6, “Independent Expert” shall mean a Tax Counsel or any other third party as is agreed between the parties or, failing agreement within 14 days, as chosen by the President of the Chartered Institute of Taxation on the application of either party.

6.4

The Independent Expert shall be and remain independent and impartial of each party, and shall have experience relevant to the matter in dispute. The Independent Expert shall determine the resolution of any matter which the parties are unable to resolve. The parties shall co-operate in providing such information and assistance as the Independent Expert may reasonably request in order to make such determination and shall share the costs of the reference equally unless the Independent Expert directs otherwise. The Independent Expert shall be deemed to act as expert and not as arbitrator in determining the claims, disputes and differences between the parties arising in connection with this Schedule. In the absence of manifest error or bad faith, the Independent Expert’s determination shall be conclusive and binding.

7.	COMPLIANCE

Without prejudice to any other remedy available pursuant to this Schedule or otherwise, if:

(A)	there is a requirement on one party (the “first party”) under this Schedule to provide information or assistance to the other party (the “second party”); and

(B)	the first party fails to provide such information or assistance to the second party in accordance with the terms of this Schedule or provides inaccurate or false information to the second party;

the first party shall indemnify the second party on an after-Tax basis for any losses suffered by the second party (including any interest or penalties imposed by a Tax Authority) which would not have arisen but for such failure or the provision of such inaccurate or false information.

8.	NOTICES

Any communications or notices to be sent by a party pursuant to this Schedule shall only be effective if in writing (including e-mail) and shall be sent to the other party at both its physical address(es) and e-mail address(es) and for the attention of the individuals set out below:

Party	Physical Address	For the attention of	E-mail address
Prudential	Its registered office from time to time	Kieran Devlin, Group Tax	kieran.devlin@prudentialplc.com

Jackson	Its registered office from time to time	Aaron Maguire, Jackson Tax	aaron.maguire@jackson.com

provided that a party may change the above details by giving notice to the other party of the change in accordance with this paragraph 8.

SCHEDULE 8

FACE OF PRUDENCE DEVICE

IN WITNESS of which this document has been executed as a deed on the date which appears on page 1 above.

Executed as a deed by	)
PRUDENTIAL PLC acting by:	) )	Director
	) )	Director / Company Secretary

Executed as a deed by	)
JACKSON FINANCIAL INC. acting by:	) )	Authorised signatory
	) )	Authorised signatory
who, in accordance with the laws of the territory in which JACKSON FINANCIAL INC. is incorporated, are acting under the authority of JACKSON FINANCIAL INC.

EXHIBIT 3

Form of Registration Rights Agreement

[See attached]

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

dated as of

August 6, 2021

among

Jackson Financial Inc.,

Prudential plc

and

Athene Co-Invest Reinsurance Affiliate 1A Ltd.

ii

4.3	No Inconsistent Agreements	25
4.4	Amendment, Modification and Waiver	25
4.5	No Third-Party Beneficiaries	25
4.6	Entire Agreement	25
4.7	Severability	25
4.8	Counterparts	25
4.9	Specific Performance; Remedies	25
4.10	GOVERNING LAW	26
4.11	WAIVER OF JURY TRIAL	26
4.12	Jurisdiction; Venue	26
4.13	Announcements	26
4.14	Notice	26

iii

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of August 6, 2021 (this “Agreement”), is by and among Jackson Financial Inc., a Delaware corporation (the “Company”), Prudential plc, a public limited company organized under the laws of England (“Prudential”), and Athene Co-Invest Reinsurance Affiliate 1A Ltd., a Bermuda Class C insurer under the Bermuda Insurance Act 1978 (“Athene”).

WHEREAS, the Company has issued and outstanding two classes of capital stock, consisting of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”; and

WHEREAS, Prudential proposes to effect a separation of the Company from Prudential through an in-specie distribution of a portion of the Company’s Class A Common Stock, representing approximately 69.2% of the Company’s total Common Stock and approximately 70.1% of the combined voting power of the Company’s Common Stock, on a pro rata basis to shareholders of Prudential on the record date for the distribution (such separation and distribution, the “Demerger”);

WHEREAS, following the completion of the Demerger, Prudential will own outstanding shares of Class A Common Stock representing approximately 19.7% of the Company’s total Common Stock and approximately 19.9% of the combined voting power of the Company’s Common Stock and Athene will own outstanding shares of Class A Common Stock and Class B Common Stock representing approximately 11.1% of the Company’s total Common Stock and approximately 9.9% of the combined voting power of the Company’s Common Stock; and

WHEREAS, in connection with the Demerger, the Company has agreed to provide the Holders (as defined below) the rights with respect to the registration and sale of Class A Common Stock set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

In this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, that in no event shall (i) any pooled investment vehicle, fund, managed account or other client to which Apollo Global Management, Inc. or any of its respective Affiliates or Subsidiaries provides investment advice or otherwise serves in a fiduciary capacity or (ii) any portfolio company in which the entities described in clause (i) directly or indirectly hold investments be deemed an Affiliate of Athene. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the possession directly or indirectly, of the power to cause the direction of the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Athene” has the meaning set forth in the recitals.

“Athene Affiliated Group” means Athene and its Affiliates and any Kate Investment Vehicle (as defined in the Stockholders Agreement).

“Block Sale” means the sale of Registrable Securities to one or several purchasers in a registered transaction by means of (i) a bought deal, (ii) a block trade or (iii) a direct sale.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except (i) Saturday, (ii) Sunday, (iii) any day on which the principal office of the Company is not open for business and (iv) any other day on which commercial banks in New York are authorized or obligated by law or executive order to close.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Company Outside Counsel” means one counsel selected by the Company to act on its behalf.

“Covered Person” has the meaning set forth in Section 2.10(a).

“Demand Registration” has the meaning set forth in Section 2.2(a).

“Demerger” has the meaning set forth in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means any of (i) Prudential and any other member of the Prudential Affiliated Group, (ii) Athene and any other member of the Athene Affiliated Group and (iii) any Person that is not a member of the Prudential Affiliated Group or the Athene Affiliated Group that is a direct or indirect transferee (any such transferee, a “Non-Affiliated Holder”) from a Holder that is a member of the Prudential Affiliated Group or the Athene Affiliated Group, which transferee has acquired Registrable Securities constituting not less than 5% of the outstanding shares of Class A Common Stock of the Company from such Holder and has entered into a Joinder Agreement substantially in the form of Exhibit A hereto at the time of the acquisition.

2

“Holders’ Counsel” means, (i) in the case of a Demand Registration requested by any member of the Prudential Affiliated Group, one counsel selected by Prudential for the Holders participating in such offering, (ii) in the case of a Demand Registration requested by any member of the Athene Affiliated Group, one counsel selected by Athene for the Holders participating in such offering, or (iii) otherwise, one counsel selected by the Holders of a majority of the Registrable Securities included in such offering.

“Letter Agreement” means the letter agreement, dated as of August 6, 2021, by and among the Company, Prudential and Athene.

“Lock-Up Period” means the period from the date hereof through and including the earlier of (x) the first anniversary of the completion date of the Demerger and (y) the 90th day following the completion date of the first SEC-registered secondary offering by any member of the Prudential Affiliated Group.

“Loss” or “Losses” each has the meaning set forth in Section 2.10(a).

“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the Board of Directors reasonably determines in good faith, after consultation with Company Outside Counsel, (i) would require disclosure of material, non-public information relating to such event in any Registration Statement under which Registrable Securities may be offered and sold (including documents incorporated by reference therein) in order that such Registration Statement would not be materially misleading and (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the submission or filing of such Registration Statement.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any department, agency or political subdivision thereof.

“Piggyback Registration” means any registration of Registrable Securities under the Securities Act requested by a Holder in accordance with Section 2.4(a).

“Prudential Affiliated Group” means Prudential and its Affiliates (excluding the Company and its subsidiaries).

“register,” “registered” and “registration” refers to a registration made effective by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

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“Registrable Securities” means (i) all shares of Class A Common Stock held by a Holder (including shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held by any member of the Athene Affiliated Group in connection with the transfer thereof in accordance with the terms of the Company’s Second Amended and Restated Certificate of Incorporation) and (ii) any equity securities issued or issuable, directly or indirectly, with respect to any such securities referred to in (i) above by way of conversion or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that any securities constituting Registrable Securities will cease to be Registrable Securities when (a) such securities are sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, (b) such securities are sold pursuant to an effective Registration Statement, (c) such securities are sold pursuant to Rule 144 or (d) such securities shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 2.7.

“Registration Statement” means any registration statement of the Company under the Securities Act that permits the public offering of any Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, all material incorporated by reference or deemed to be incorporated by reference in such registration statements and all other documents filed with the SEC to effect a registration under the Securities Act.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act.

“Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.

“Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

“Selling Holder” means a Holder that holds Registrable Securities registered (or to be registered) on a Registration Statement.

“Selling Holder Information” means information furnished to the Company in writing by a Selling Holder expressly for use in any Registration Statement, which information is limited to the name of such Selling Holder, the number of offered shares of Class A Common Stock and the address and other information with respect to such Selling Holder included in the “Principal and Selling Stockholders” (or similarly titled) section of the Registration Statement.

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“Shelf Registration Statement” means a Registration Statement that contemplates offers and sales of securities pursuant to Rule 415.

“Short-Form Registration Statement” means Form S-3 or any successor or similar form of Registration Statement pursuant to which the Company may incorporate by reference its filings under the Exchange Act made after the date of effectiveness of such Registration Statement.

“Stockholders Agreement” means the Stockholders Agreement, dated as of July 17, 2020, by and among the Company, Athene and Prudential (US Holdco 1) Limited.

“Suspension” has the meaning set forth in Section 2.9.

“Take-Down Notice” has the meaning set forth in Section 2.1(e).

“Underwritten Offering” means a discrete registered offering of securities under the Securities Act in which securities of the Company are sold by one or more underwriters pursuant to the terms of an underwriting agreement.

1.2 Interpretation.

(a) The words “hereto,” “hereunder,” “herein,” “hereof” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless expressly stated otherwise herein.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(d) “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing words (including electronic media) in a visible form.

(e) All references to “$” or “dollars” mean the lawful currency of the United States of America.

(f) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and in the case of statutes, include any rules and regulations promulgated under the statute) and to any successor to such statute, rule or regulation.

(h) Except as expressly stated in this Agreement, all references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

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1.3 Beneficial Ownership. For purposes of this Agreement:

(a) Prudential shall

(i) be deemed to beneficially own any Registrable Securities that are owned by any member of the Prudential Affiliated Group; and

(ii) be deemed to be acting on behalf of any member of the Prudential Affiliated Group in its capacity as a Holder of Registrable Securities.

(b) Athene shall

(i) be deemed to beneficially own any Registrable Securities that are owned by any member of the Athene Affiliated Group; and

(ii) be deemed to be acting on behalf of any member of the Athene Affiliated Group in its capacity as a Holder of Registrable Securities.

ARTICLE II

REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) Filing. Upon the written request of any Holder, at any time after the date that is twelve calendar months following the completion of the Demerger, the Company shall promptly (but no later than 30 days after the receipt of such request) file with the SEC a Shelf Registration Statement (which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405) relating to the offer and sale by such Holder of all or part of the Registrable Securities. Promptly after its receipt of a request to file a Shelf Registration Statement (but in any event within two Business Days), the Company shall give written notice of such request to all other Holders and include all Registrable Securities that have been requested by any other Holders by written notice to the Company within two Business Days after the Company has given the Holders notice of the request to file a Shelf Registration Statement. If at any time while Registrable Securities are outstanding, the Company files any Shelf Registration Statement for its own benefit or for the benefit of holders of any of its securities other than the Holders, the Company shall include in such Shelf Registration Statement such disclosures as may be required under the Securities Act to ensure that the Holders may sell their Registrable Securities pursuant to such Shelf Registration Statement through the filing of a prospectus supplement rather than a post-effective amendment.

(b) Effectiveness. The Company shall use its reasonable best efforts to (i) cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after such Shelf Registration Statement is filed and (ii) keep such Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective and in compliance with the Securities Act and usable for the resale of Registrable Securities, until such time as there are no Registrable Securities remaining.

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(c) Sales by Holders. The plan of distribution contained in any Shelf Registration Statement referred to in this Section 2.1 (or any related prospectus supplement) shall be determined by Prudential, if such Shelf Registration Statement is requested by any member of the Prudential Affiliated Group, by Athene, if such Shelf Registration Statement is requested by any member of the Athene Affiliated Group, or otherwise by the other requesting Holder or Holders; provided that if members of both the Prudential Affiliated Group and the Athene Affiliated Group will be included in such Shelf Registration Statement, Prudential and Athene agree to cooperate in good faith on such plan of distribution. Each Holder shall be entitled to sell Registrable Securities pursuant to the Shelf Registration Statement referred to in this Section 2.1 from time to time and at such times as such Holder shall determine. Such Holder shall promptly advise the Company of its intention so to sell Registrable Securities pursuant to the Shelf Registration Statement.

(d) Underwritten Offering. If any Holder intends to sell Registrable Securities pursuant to any Shelf Registration Statement referred to in this Section 2.1 through an Underwritten Offering, the Company shall take all steps to facilitate such an offering, including the actions required pursuant to Section 2.6 and Article III, as appropriate. Any Holder shall be entitled to request an unlimited number of Underwritten Offerings under this Section 2.1, and no request pursuant to this Section 2.1 shall count as a request for a Demand Registration pursuant to Section 2.2.

(e) Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an Underwritten Offering of all or part of its Registrable Securities included by it on such Shelf Registration Statement, the Company shall amend or supplement such Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Underwritten Offering. In connection with any Underwritten Offering pursuant to this Section 2.1 by any Holder that is not a member of the Prudential Affiliated Group, the Company shall within two Business Days deliver the Take-Down Notice to any other Holder with securities included on such Shelf Registration Statement and permit such Holder to include its Registrable Securities included on the Shelf Registration Statement in such Underwritten Offering if such Holder notifies the Company within two Business Days after the Company has given Holders notice of the Take-Down Notice.

(f) No Notice in Block Sales. If any member of the Prudential Affiliated Group or any member of the Athene Affiliated Group wishes to engage in a Block Sale (including a Block Sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities of any member of the Prudential Affiliated Group or any member of the Athene Affiliated Group, respectively, under an automatic shelf registration statement for purposes of effectuating a Block Sale), then notwithstanding the foregoing or any other provisions hereunder, no other Holder shall be entitled to receive any notice of such Block Sale hereunder or have its Registrable Securities included in such Block Sale.

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2.2 Demand Registrations.

(a) Right to Request Additional Demand Registrations. Subject to Section 2.2(b), any Holder may, by providing a written request to the Company, request to sell all or part of the Registrable Securities pursuant to a Registration Statement separate from a Shelf Registration Statement (a “Demand Registration”). Each request for a Demand Registration shall specify the kind and estimated aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof (which, if not specified, shall be by way of Underwritten Offering). Subject to Section 2.3, any Holder that is a member of the Prudential Affiliated Group shall be entitled to participate in a Demand Registration initiated by any other Holder. Neither any Holder that is a member of the Athene Affiliated Group nor any Non-Affiliated Holder shall be entitled to participate in a Demand Registration initiated by any Holder that is a member of the Prudential Affiliated Group except, in the case of any Holder that is a member of the Athene Affiliated Group, as otherwise agreed by Prudential pursuant to Section 3 of the Letter Agreement. Promptly after its receipt of a request for a Demand Registration (but in any event within two Business Days) from any Holder that is not a member of the Prudential Affiliated Group, the Company shall give written notice of such request to all other Holders. Within 30 days after the date the Company has received the request for a Demand Registration, the Company shall submit or file a Registration Statement, in accordance with this Agreement, with respect to all Registrable Securities that have been requested to be registered in the request for Demand Registration and that have been requested by any other Holders by written notice to the Company within two Business Days after the Company has given the Holders notice of the request for Demand Registration.

(b) Limitations on Demand Registrations.

(i) At any time after the completion date of the Demerger, any Holder that is a member of the Prudential Affiliated Group shall be entitled to request an unlimited number of Demand Registrations.

(ii) At any time after the expiration of the Lock-Up Period, (x) any Holder that is a member of the Athene Affiliated Group, together with all other members of the Athene Affiliated Group, shall be entitled to request no more than two Demand Registrations in the aggregate; provided, however, that a request for a Demand Registration will not count for the purposes of this limitation if: (i) a member of the Athene Affiliated Group determines in good faith to withdraw (prior to the effective date of the Registration Statement relating to such request) the proposed registration due to regulatory reasons, (ii) the Registration Statement relating to such request is not declared effective within 120 days of the date that such registration statement is first filed with the SEC, (iii) prior to the sale of at least 75% of the Registrable Securities included in the registration relating to such Demand Registration request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Athene Affiliated Holder’s reasonable satisfaction within thirty days of the date of such order, (iv) more than 20% of the Registrable Securities requested by the Holders that are members of the Athene Affiliated Group to be included in the registration are not so included pursuant to Section 2.3(b), (v) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a default or breach thereunder by the Athene Affiliated Holders) or (vi) if the Company exercises a Suspension with respect to the Registration Statement relating to such request as provided in Section 2.9, and (y) Non-Affiliated Holders shall be entitled to request no more than two Demand Registrations in the aggregate.

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(iii) The Company shall not be obligated to effect more than one Demand Registration in any 90-day period. Any Demand Registration shall be in addition to any registration on a Shelf Registration Statement.

(c) Effectiveness. The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(d) Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement.

2.3 Priority. If a registration pursuant to Section 2.1 or 2.2 above is an Underwritten Offering and the managing underwriters of such proposed Underwritten Offering advise the Holders in writing that, in their good faith opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Underwritten Offering shall be reduced in the following order of priority:

(a) In the case of an Underwritten Offering requested by any member of the Prudential Affiliated Group: first, there shall be excluded from such Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders; second, there shall be excluded from such Underwritten Offering any securities to be sold for the account of the Company; third, the number of Registrable Securities of any Holders other than members of the Prudential Affiliated Group that have been requested to be included therein shall be reduced pro rata based on the number of Registrable Securities owned by each such Holder; and finally, the number of Registrable Securities of any members of the Prudential Affiliated Group that have been requested to be included therein shall be reduced pro rata based on the number of Registrable Securities owned by each such Holder; in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriters.

(b) In the case of an Underwritten Offering requested by any member of the Athene Affiliated Group: first, there shall be excluded from such Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders; second, there shall

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be excluded from such Underwritten Offering any securities to be sold for the account of the Company; third, the number of Registrable Securities of any Holders other than members of the Athene Affiliated Group that have been requested to be included therein shall be reduced pro rata based on the number of Registrable Securities owned by each such Holder; and finally, the number of Registrable Securities of any members of the Athene Affiliated Group that have been requested to be included therein shall be reduced pro rata based on the number of Registrable Securities owned by each such Holder; in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriters.

(c) In the case of an Underwritten Offering requested by any Non-Affiliated Holder: first, there shall be excluded from such Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders; second, there shall be excluded from such Underwritten Offering any securities to be sold for the account of the Company; and finally, the number of Registrable Securities of any Holders that have been requested to be included therein shall be reduced pro rata based on the number of Registrable Securities owned by each such Holder; in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriters.

2.4 Piggyback Registrations.

(a) Piggyback Request. Whenever the Company proposes to register any of its securities (for its account or for the account of any selling securityholder) under the Securities Act or equivalent non-U.S. securities laws (other than (i) any registration pursuant to Section 2.1 or 2.2 hereof, (ii) pursuant to a registration statement on Form S-4 or any similar or successor form or (iii) pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), and the registration form to be submitted or filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration (but in no event less than 10 days prior to the proposed date of submission or filing of the applicable Registration Statement; provided that the Company shall not be obligated to deliver any such notice to a Holder that is a member of the Athene Affiliated Group or to a Non-Affiliated Holder during the Lock-Up Period) and, subject to Section 2.4(c), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the date the Company’s notice is given to such Holders (a “Piggyback Registration”). There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.4.

(b) Withdrawal and Termination. The Company shall be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to Section 2.4(a) until the earlier to occur of (i) 90 days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Any Holder that has made a written request for inclusion in a Piggyback Registration may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company on or before the fifth day prior to the planned effective date of such Piggyback Registration. The Company may, without prejudice to the rights of Holders to request

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a registration pursuant to Section 2.1 or 2.2 hereof, at its election, give written notice of such determination to each Holder of Registrable Securities and terminate or withdraw any registration under this Section 2.4 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and, except for the obligation to pay or reimburse Registration Expenses, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration and will have no liability to any Holder in connection with such termination or withdrawal.

(c) Priority of Piggyback Registrations. If the managing underwriters advise the Company and Holders of Registrable Securities in writing that, in their good faith opinion, the number of securities requested to be included in an Underwritten Offering to be effected pursuant to a Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced in the following order of priority:

(i) In the case of a registration initiated by the Company to register securities for its own account and not by any securityholder: first, the number of Registrable Securities requested to be included in such Underwritten Offering by the Holders, and securities requested to be included in such Underwritten Offering by securityholders other than the Holders, shall be reduced pro rata among such Holders and such other securityholders on the basis of the number of the Registrable Securities and other securities requested to be included in such registration by the Holders and such other securityholders; and second, the number of securities to be sold for the account of the Company shall be reduced; in each case to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriters.

(ii) In the case of a registration initiated by any securityholder other than the Holders for the account of such securityholder and not by the Company: first, the number of securities to be sold for the account of the Company shall be reduced; and second, the number of Registrable Securities requested to be included in such Underwritten Offering by the Holders, and securities requested to be included in such Underwritten Offering by securityholders other than the Holders, shall be reduced pro rata among such Holders and such other securityholders on the basis of the number of the Registrable Securities and other securities requested to be included in such registration by the Holders and such other securityholders; in each case to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriters.

(d) No registration of Registrable Securities effected pursuant to a request under this Section 2.4 shall be deemed to have been effected pursuant to Sections 2.1 or 2.2 or shall relieve the Company of its obligations under Sections 2.1 or 2.2.

2.5 Lock-up; Standstill.

(a) Lock-Up Agreements. Each of the Company and the Holders agrees, upon notice from the managing underwriters in connection with any registration for an Underwritten Offering of the Company’s securities (other than pursuant to a registration statement on Form S-4 or any

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similar or successor form, or pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the managing underwriters for a period of up to 90 days (or such shorter period as may be agreed to by the managing underwriter(s)); provided that such restrictions shall not apply in any circumstance to (i) distributions-in-kind to a Holder’s limited or other partners, members, shareholders or other equity holders or (ii) transfers by a member of the Prudential Affiliated Group to another member of the Prudential Affiliated Group or by a member of the Athene Affiliated Group to another member of the Athene Affiliated Group. Notwithstanding the foregoing, no holdback agreements of the type contemplated by this Section 2.5(a) shall be required of Holders unless each of the Company’s directors and executive officers agrees to be bound by a substantially identical holdback agreement for at least the same period of time.

(b) Athene Lock-Up. Athene and each member of the Athene Affiliated Group agree not to effect any public sale or distribution of any shares of Common Stock, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any shares of Common Stock, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company during the Lock-Up Period; provided that the restrictions in this Section 2.5(b) shall not apply to: (i) any transfer by a member of the Athene Affiliated Group to another member of the Athene Affiliated Group, (ii) any transfer effected pursuant to Section 1 of the Letter Agreement, (iii) any transfer effected pursuant to Section 3 of the Letter Agreement, (iv) any sale effected pursuant to Section 2.1 or (v) any sale to the Company.

(c) Standstill. For a period beginning on the date of the completion of the Demerger and ending at 5:00 p.m., New York City time, on the day that the members of the Athene Affiliated Group no longer own in the aggregate ten percent (10%) or greater of the outstanding shares of Common Stock, Athene shall not, and shall cause Athene Holding Ltd. and Athene Holding Ltd.’s controlled Affiliates not to, (a) acquire, agree to acquire, propose or offer or take any step that would be reasonably likely to result in an obligation to make an offer to acquire, by purchase or otherwise, any interest in Common Stock, (b) otherwise act, alone or in concert with others, to seek to control or influence the management or policies of the Company, (c) take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the events described in clauses (a) or (b), (d) advise or knowingly assist or knowingly encourage or enter into any discussions, negotiations, agreements or arrangements with any other Persons in connection with the foregoing, (e) form, join or in any way participate in a “group” or concert party with respect to any interest in Common Stock or any exercise of voting rights attaching to any Common Stock or otherwise in connection with the foregoing or (f) publicly disclose any intention, plan or proposal with respect to any of the foregoing. Notwithstanding the foregoing, the restrictions set forth in this Section 2.5(c) shall not apply to ordinary course investment activities by investment funds managed by Affiliates of Athene that are passive in nature without the intent or ability to exercise control.

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2.6 Registration Procedures. Subject to the proviso of Section 2.1(d), if and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and the Company shall as expeditiously as possible:

(a) prepare and submit or file with the SEC (within 30 days after the date on which the Company has given Holders notice of any request for Demand Registration) a Registration Statement with respect to such Registrable Securities, make all required submissions or filings required (including FINRA filings) in connection therewith and thereafter and (if the Registration Statement is not automatically effective upon filing) use its reasonable best efforts to cause such Registration Statement to become effective; provided that, before submitting or filing a Registration Statement or any amendments or supplements thereto (including free writing prospectuses under Rule 433), the Company will furnish to Holders’ Counsel for such registration copies of all such documents proposed to be submitted or filed (including exhibits thereto), which documents will be subject to review of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process; provided further that if the Board of Directors determines in its good faith judgment that registration at the time would require the inclusion of pro forma financial or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer the submission or filing (but not the preparation) of the Registration Statement which is required to effect the applicable registration for a reasonable period of time (but not in excess of 45 days from the date the Registration Statement otherwise would have been required to be filed pursuant to the terms hereof).

(b) (i) prepare and file with the SEC such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (A) not less than 90 days or, if such Registration Statement relates to an Underwritten Offering in the case of a Demand Registration, such longer period as in the opinion of counsel for the managing underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or the maximum period of time permitted by the Securities Act in the case of a Shelf Registration Statement, or (B) such shorter period ending when all of the Registrable Securities covered by such Registration Statement have been disposed of (but in any event not before the expiration of any longer period required under the Securities Act) and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(c) furnish to each Selling Holder, Holders’ Counsel and the underwriters such number of copies, without charge, of any Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents submitted or filed therewith and such other documents as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder; provided that, before amending or supplementing any

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Registration Statement, the Company shall furnish to the Holders a copy of each such proposed amendment or supplement and not submit or file any such proposed amendment or supplement to which any Selling Holder reasonably objects. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto;

(d) use its reasonable best efforts to register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder, and the managing underwriters, if any reasonably request, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things that may be necessary or reasonably advisable to enable such Selling Holder and each underwriter, if any, to consummate the disposition of the seller’s Registrable Securities in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any such jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any jurisdiction where it is not then so subject or (iii) consent to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(e) use its reasonable best efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(f) during any time when a prospectus is required to be delivered under the Securities Act, promptly notify each Selling Holder and Holders’ Counsel upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made and, as promptly as practicable, prepare and furnish to such Selling Holders a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) promptly notify each Selling Holder and Holders’ Counsel (i) when the Registration Statement, any prospectus supplement or any post-effective amendment to the Registration Statement has been submitted or filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement any prospectus contained therein or for additional information, (iii) of the issuance by the SEC of any stop order suspending the

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effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any of such purposes, (iv) if at the time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(j) below cease to be true and correct and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement, and, if required, obtain a CUSIP number for such Registrable Securities not later than such effective date;

(j) enter into such customary agreements (including underwriting agreements with customary provisions in such forms as may be requested by the managing underwriters) and take all such other actions as the Selling Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

(k) make available for inspection by any Selling Holder, Holders’ Counsel, any underwriter participating in any disposition pursuant to the applicable Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter all financial and other records, pertinent corporate documents and documents relating to the business of the Company reasonably requested by such Selling Holder, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, Holders’ Counsel, underwriter, attorney, accountant or agent in connection with such Registration Statement and make senior management of the Company available for customary due diligence and drafting activity; provided that any such Person gaining access to information or personnel pursuant to this Section 2.6(k) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) agree to use reasonable efforts to protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (B) the release of such information, in the opinion of such Person, is required to be released by law or applicable legal process, (C) such information is or becomes publicly known without a breach of this Agreement, (D) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (E) such information is independently developed by such Person. In the case of a proposed disclosure pursuant to (A) or (B) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure;

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(l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the applicable Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act (including, at the Company’s option, Rule 158 thereunder);

(m) in the case of an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or any Selling Holder reasonably requests to be included therein, the purchase price being paid therefor by the underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(n) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(o) make senior management of the Company available to assist to the extent reasonably requested by the managing underwriters of any Underwritten Offering to be made pursuant to such registration in the marketing of the Registrable Securities to be sold in the Underwritten Offering, including the participation of such members of the Company’s senior management in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in the Underwritten Offering, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its Class A Common Stock;

(p) use reasonable best efforts to: (a) obtain all consents of independent public accountants required to be included in the Registration Statement and (b) in connection with each offering and sale of Registrable Securities, obtain one or more comfort letters, addressed to the underwriters and to the Selling Holders, dated the date of the underwriting agreement for such offering and the date of each closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters, Prudential, if any member of the Prudential Affiliated Group is a Selling Holder in such offering, Athene, if any member of the Athene Affiliated Group is a Selling Holder in such offering, or otherwise by the Holders of a majority of the Registrable Securities being sold in such offering, as applicable, reasonably request;

(q) use reasonable best efforts to obtain: (a) all legal opinions from Company Outside Counsel (or internal counsel if acceptable to the managing underwriters) required to be included in the Registration Statement and (b) in connection with each closing of a sale of Registrable Securities, legal opinions from Company Outside Counsel (or internal counsel if acceptable to the managing underwriters), addressed to the underwriters and the Selling Holders,

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dated as of the date of such closing, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(r) upon the occurrence of any event contemplated by Section 2.6(f) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(s) reasonably cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(t) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make such prohibition inapplicable; and

(u) use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things necessary or reasonably advisable in the opinion of Holders’ Counsel to effect the registration, marketing and sale of such Registrable Securities.

The Company agrees not to submit or file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, rule or regulation, in which case the Company shall provide prompt written notice to such Holders prior to the submission or filing of such amendment to any Registration Statement or amendment of or supplement to such prospectus or any free writing prospectus.

Each Holder of Registrable Securities as to which any registration is being effected shall furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

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2.7 Registration Expenses. Whether or not any Registration Statement is submitted or filed or becomes effective, the Company shall pay directly or promptly reimburse all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, (ii) all fees and expenses associated with filings to be made with any securities exchange or with any other governmental or quasi-governmental authority; (iii) all fees and expenses of compliance with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iv) all printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriters, if any), (v) all “road show” expenses incurred in respect of any Underwritten Offering, including all costs of travel, lodging and meals, (vi) all messenger, telephone and delivery expenses, (vii) all fees and disbursements of Company Outside Counsel, (viii) all fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons, including special experts, retained by the Company in connection with such Registration Statement, (ix) all reasonable fees and disbursements of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities, (x) all fees and disbursements of Holders’ Counsel (with respect to each Holders’ Counsel, in an amount not to exceed $125,000) and, (xi) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement (all such expenses, “Registration Expenses”). Except as set forth in subclause (x) of the definition of Registration Expenses, the Selling Holders shall be responsible for the fees and expenses of Holders’ Counsel and Selling Expenses. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expenses of any liability insurance. The Company shall have no obligation to pay any Selling Expenses.

2.8 Underwritten Offering.

(a) No Holder may participate in any registration hereunder that is an Underwritten Offering unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement); provided that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of Registrable Securities to be transferred free and clear of all

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liens, claims, and encumbrances created by such Holder and (B) such Holder’s power and authority to effect such transfer; provided further that any obligation of such Holder to indemnify any Person pursuant to any underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net proceeds received by such Holder, as applicable, from the sale of Registrable Securities pursuant to such registration (which proceeds shall include the amount of cash or the fair market value of any assets in exchange for the sale or exchange of such Registrable Securities or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net proceeds.

2.9 Suspension of Registration. In the event of a Material Disclosure Event at the time of the submission or filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, the Company may, upon giving at least 10 days’ prior written notice of such action to the Holders delay the submission or filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that the Company shall not be permitted to exercise a Suspension (i) more than twice during any 12-month period, (ii) for a period exceeding 60 days on any one occasion, (iii) unless for the full period of the Suspension, the Company does not offer or sell securities for its own account, does not permit registered sales by any holder of its securities and prohibits offers and sales by its directors and officers, or (iv) at any time within seven days prior to the anticipated pricing of an Underwritten Offering pursuant to a Demand Registration or within 35 days after the pricing of such an Underwritten Offering. In the case of a Suspension, the Holders will suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. In connection with a Demand Registration, prior to the termination of any Suspension, the Holder that made the request for Demand Registration will be entitled to withdraw its Demand Notice. Upon receipt of notices from all Holders of Registrable Securities included in such Registration Statement to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. The Company shall immediately notify the Holders upon the termination of any Suspension.

2.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless to the fullest extent permitted by law, each Holder, any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, agents, Affiliates and shareholders, and each other Person, if any, who controls any such Holder or controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any such Person’s direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, agent, Affiliates and shareholders (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for any losses, claims, damages, liabilities, joint or several, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such Covered Person in connections with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in

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settlement (collectively, “Losses” and, individually, each a “Loss”) to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or in any application in reliance upon, and in conformity with, the Selling Holder Information. In connection with an Underwritten Offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons and in such other manner as the underwriters may request in accordance with their standard practice.

(b) In connection with any Registration Statement in which a Holder is participating, each such Holder will indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any Losses to which the Company or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with the Selling Holder Information furnished by such Holder (and except insofar as such Losses arise out of or are based upon any

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such untrue statement or omission or alleged untrue statement or omission based upon information relating to any underwriter furnished to the Company in writing by such underwriter expressly for use in such Registration Statement), and such Holder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that the obligation to indemnify and hold harmless shall be individual and several to each Holder and shall be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim or the commencement of any proceeding with respect to which it seeks indemnification pursuant hereto; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably acceptable to such indemnified party; provided that (i) any indemnified party shall have the right to select and employ separate counsel and to participate in the defense of any such claim or proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees or expenses or (B) the indemnifying party shall have failed to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding within a reasonable time after receipt of notice of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or to pursue the defense of such claim in a reasonably vigorous manner or (C) the named parties to any proceeding (including impleaded parties) include both such indemnified and the indemnifying party, and such indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (i)(C) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled

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to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the indemnified party or adversely affects such indemnified party other than as a result of financial obligations for which such indemnified party would be entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses (other than in accordance with its terms), then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.10(d) will be limited to an amount equal to the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.10 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(f) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

2.11 Conversion of Other Securities. If any Holder offers any options, rights, warrants or other securities issued by it that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to this Agreement.

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2.12 Rule 144; Rule 144A. The Company shall use its reasonable best efforts to file in a timely fashion all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required by the SEC as a condition to the availability of Rule 144, Rule 144A or any similar rule or regulation hereafter adopted by the SEC under the Securities Act.

2.13 Transfer of Registration Rights. Any Holder that is a member of the Prudential Affiliated Group or the Athene Affiliated Group may transfer all or any portion of its rights under this Agreement to any transferee of Registrable Securities constituting not less than 5% of the outstanding shares of Class A Common Stock of the Company. Any transfer of registration rights pursuant to this Section 2.13 from any member of the Prudential Affiliated Group or the Athene Affiliated Group to any Person that is a Non-Affiliated Holder shall be effective upon receipt by the Company of (a) written notice from the transferor stating the name and address of the transferee and identifying the amount of Registrable Securities with respect to which rights under this Agreement are being transferred and (b) an executed joinder agreement from the transferee in the form attached as Exhibit A hereto whereby the transferee agrees to be bound by, and be party to, this Agreement.

2.14 Termination of Athene Registration Rights Agreement. Upon the execution and delivery of this Agreement by each party hereto, the Company and Athene agree that the Registration Rights Agreement, dated July 17, 2020, between the Company and Athene shall automatically terminate in all respects and be of no further force or effect, without any further right, liability or obligation of any party thereunder.

ARTICLE III

PROVISIONS APPLICABLE TO ALL DISPOSITIONS OF REGISTRABLE SECURITIES BY PRUDENTIAL OR ATHENE

3.1 Underwriter Selection. In any public or private offering of Registrable Securities in which a member of the Prudential Affiliated Group is a Selling Holder, other than pursuant to a Piggyback Registration or a Demand Registration requested by a Holder that is a member of the Athene Affiliated Group, Prudential shall have the sole right to select the managing underwriters to arrange such Underwritten Offering, which may include any Affiliate of Prudential and which shall be investment banking institutions of international standing.

3.2 Cooperation with Sales. In addition to the provisions of Section 2.6 hereof, applicable to sales of Registrable Securities pursuant to a registration, in connection with any sale or disposition of Registrable Securities by Prudential or any other member of the Prudential Affiliated Group, or by Athene or any other member of the Athene Affiliated Group, the Company shall provide full cooperation, including:

(a) providing access to employees, management and company records to any purchaser or potential purchaser, and to any underwriters, initial purchasers, brokers, dealers or agents involved in any sale or disposition, subject to entry into customary confidentiality arrangements;

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(b) participation in road shows, investor and analyst meetings, conference calls and similar activities;

(c) using reasonable best efforts to obtain customary auditor comfort letters and legal opinions;

(d) entering into customary underwriting and other agreements;

(e) using reasonable best efforts to obtain any regulatory approval or relief necessary for any proposed sale or disposition; and

(f) submitting or filing of registration statements with the SEC or with other authorities or making other regulatory or similar filings necessary or advisable in order to facilitate any sale or disposition.

3.3 Expenses of Offerings. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for any expenses associated with any sale of Registrable Securities by any member of the Prudential Affiliated Group or any member of the Athene Affiliated Group, except for the fees and expenses of Holders’ Counsel (except as set forth in subclause (x) of the definition of Registration Expenses) and Selling Expenses.

3.4 Further Assurances. The Company shall use its reasonable best efforts to cooperate with and facilitate, and shall not interfere with, the disposition by any member of the Prudential Affiliated Group or the Athene Affiliated Group of its holdings of Registrable Securities.

ARTICLE IV

MISCELLANEOUS

4.1 Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the mutual consent of all parties hereto or their respective successors in interest, (b) with respect to any Holder, the date on which all securities held by such Holder cease to be Registrable Securities, (c) the date on which no Registrable Securities remain outstanding and (d) the dissolution, liquidation or winding up of the Company; provided that the provisions of Sections 2.7, 2.10 and 3.3 and this Article IV shall survive any such termination.

4.2 Other Holder Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

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4.3 No Inconsistent Agreements. The Company represents and warrants that it has not entered into and covenants and agrees that it will not enter into, any agreement with respect to its securities which is inconsistent with, more favorable than or violates the rights granted to the Holders of Registrable Securities in this Agreement.

4.4 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties. Any failure of any party to comply with any term or provision of this Agreement may be waived by the other party, by an instrument in writing signed by such party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

4.5 No Third-Party Beneficiaries. Other than as set forth in Section 2.10 with respect to the indemnified parties and as expressly set forth elsewhere in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Only the parties that are signatories to this Agreement and any Joinder Agreement substantially in the form of Exhibit A hereto (and their respective permitted successors and assigns) shall have any obligation or liability under, in connection with, arising out of, resulting from or in any way related to this Agreement or any other matter contemplated hereby, or the process leading up to the execution and delivery of this Agreement and the transactions contemplated hereby, subject to the provisions of this Agreement.

4.6 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, between, among or on behalf of Prudential or its Affiliates, and Athene or its Affiliates, and the Company or its Affiliates, with respect to the subject matter of this Agreement.

4.7 Severability. In the event that any provision of this Agreement is declared invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted in a manner that accomplishes, to the extent possible, the original purpose of such provision.

4.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic imaging means (including in pdf or tif format sent by electronic mail) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform) by a party to the other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic imaging means as if the original had been received.

4.9 Specific Performance; Remedies. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and

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all such rights and remedies shall be cumulative. The other party shall not oppose the granting of such relief. The parties agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

4.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD APPLY THE LAW OF ANOTHER JURISDICTION.

4.11 WAIVER OF JURY TRIAL. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

4.12 Jurisdiction; Venue. Any suit, action or proceeding relating to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or in the courts of the State of New York, in each case located in New York County, New York. The parties hereby consent to the exclusive jurisdiction of such courts for any such suit, action or proceeding, and irrevocably waive, to the fullest extent permitted by law, any objection to such courts that they may now or hereafter have based on improper venue or forum non conveniens.

4.13 Announcements.

(a) No announcement concerning the transactions contemplated by this Agreement or any ancillary matter shall be made by any party without the prior written approval of the other applicable party or parties, except as set forth in this Section 4.13; and

(b) Any party may make an announcement concerning the transactions contemplated by this Agreement or any ancillary matters if required by (1) any applicable law or regulation, or (2) any securities exchange or regulatory or governmental body or any tax authority to which that party is subject, wherever situated, including as required under the listing rules of any securities exchange of a jurisdiction in which that party has or will have a listing on, whether or not the requirement has the force of law, provided that, unless consultation is prohibited by applicable law or regulation, or is not reasonably practicable in the circumstances, such announcement is made by the party only after consultation with the other applicable party or parties.

4.14 Notice. Unless otherwise specified herein, all notices required or permitted to be given under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be delivered personally or sent by a nationally recognized overnight courier service, and shall be deemed to be effective upon delivery. All such notices shall be addressed to the receiving Party at such Party’s address set forth below, or at such other address as the receiving Party may from time to time furnish by notice as set forth in this Section 4.14:

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If to any member of the Prudential Affiliated Group, to:

Prudential plc

1 Angel Court

London EC2R 7AG, England

Attention: Director of Group Legal

Telephone: +44 20 3977 9556

Email: simon.ramage@prudentialplc.com

If to any member of the Athene Affiliated Group, to:

Athene Co-Invest Reinsurance Affiliate 1A Ltd.

Second Floor, Washington House

16 Church Street

Hamilton, HM 11, Bermuda

Email: legalbda@athene.bm

If to the Company, to:

Jackson Financial Inc.

1 Corporate Way

Lansing, Michigan 48951

Attention: General Counsel

Telephone: 517-367-4370

Email: julia.goatley@jackson.com

[Signature Page Follows]

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In witness whereof, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

JACKSON FINANCIAL INC.

By:
Name: Marcia Wadsten
Title: Executive Vice President and Chief Financial Officer

PRUDENTIAL PLC

By:
Name: Mark FitzPatrick
Title: Group CFO & COO

ATHENE CO-INVEST REINSURANCE AFFILIATE 1A LTD.

By:
Name: Bradley Molitor
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]